UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Envestnet, Inc.

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April 5, 2024
Berwyn, Pennsylvania
DEAR FELLOW SHAREHOLDER:
It is with great pleasure that we invite you to our 2024 Annual Shareholders Meeting to discuss the progress of the company during the past year and to review our plans for the future. The meeting will be held virtually on May 8, 2024 at 9:00 a.m. Eastern Time.
Over the last few years, we have worked effectively to make Envestnet even stronger—by bringing the company together to enable a highly connected, highly technology-driven, highly data-driven platform to serve the wealth management industry. Today, Envestnet is in a leadership position because of the work that we have done.
We have created scale and competitive advantage with connected technology, data and solutions in our industry leading wealth management platform and ecosystem to serve all client workflows and business models. We executed successfully as demonstrated with our asset and account growth, revenue growth, margin expansion, and improved client service scores. We are the industry leader by assets, advisors, accounts, market share across financial planning, our turnkey asset management offering and the data insights we generate. We are embedded with a great roster of clients and partners—driving an industry ecosystem that powers growth, and we have an exceptionally talented and aligned leadership team to deliver the next phase of Envestnet.
Fiscal Year 2023 Achievements:
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Revenue Consistency: Maintained at $1.2 billion, in line with the previous year.

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EBITDA Growth: Adjusted EBITDA rose 16%, highlighting our operational efficiency.

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Earnings Per Share: Adjusted Net Income per Diluted Share increased by 14%, reflecting our financial health.

Our dedication to the industry-leading wealth management platform continues, driving growth and enhancing productivity for our clients. Over the last two years, Envestnet delivered $116 billion of AUM/A net inflows, representing an average organic asset growth rate of 8%. This stands as a testament to our platform’s enduring appeal and the effectiveness of our platform enhancements.
Key Growth Milestones in 2023:
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Advisor Growth: Nearly 3% increase in the total number of advisors using the Envestnet platform to more than 108,000.

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Account Growth: Over 4% growth to more than 19.1 million accounts, indicating higher platform adoption.

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Asset Growth: Total platform assets grew 14% to $5.8 trillion, AUM/A assets grew 20% to $846.8 billion, and AUM assets grew 22%. Net flows into AUM/A totaled $58.5 billion, an organic asset growth rate of 8%, and net flows into AUM totaled $30.1 billion, an organic asset growth rate of 9%.

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Platform Scalability: A 50% increase in accounts per advisor since the start of 2020 through the end of 2023.

2024 marks the silver anniversary of Envestnet’s founding. Throughout that period, we have consistently anticipated and driven change in the wealth management industry. Today, Envestnet remains strongly positioned as an industry leader with enduring competitive advantage as evidenced by our unmatched capabilities and deep client relationships with our top 25 clients averaging a 15-year partnership with us.
Trends and Industry Leadership:
Scale and Convergence: Scale is a defining theme across the financial services landscape, including wealth management.

Personalization: Our modern UMA platform and robust year-over-year growth across several of our Solutions business lines where personalization and technology drive differentiation; including High-Net-Worth, Direct Indexing, Tax Overlay and Managed Accounts to RIA’s.
Technology Integration: Enhancements to our platform support streamlined operations from planning through execution; thus reinforcing our role at the convergence point for integrated wealth-plus-custody solutions.
Evolving Practice Management: MoneyGuide secured the top spot in financial planning software for the 17th consecutive year in the 2024 T3 Advisor Software Survey, our analytics solution leverages more than 19,000 data sources to produce 20+ million insights daily across 100+ insight types.
Our wealth management platform, leveraged by the industry’s leading banks and brokerage firms, continues to set the standard for comprehensive financial advisory services. This deep connectivity enables us to deliver solutions that enhance advisors’ day-to-day operations and long-term success.
Leadership Transition: 2024 will mark a period of transition with Chief Executive Officer and Co-Founder, William Crager, stepping into a Senior Advisor role. His visionary leadership has been instrumental in our success, and we are confident in the leadership team’s ability to continue driving our strategic vision forward.
Looking Ahead: Our ecosystem of connected technology, advanced insights, and comprehensive solutions positions us to remain at the forefront of financial advice. As we continue to empower advisors and financial service providers with innovative technology and intelligence, we are grateful for your ongoing support and confident in our future direction.
As shareholders, you will be able to attend the 2024 Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/241143720. The password for the meeting is envestnet2024 (case sensitive).
Our formal agenda for this year’s meeting includes votes to elect two directors to our Board; to approve, on an advisory basis, 2023 executive compensation; to ratify the selection of our independent registered public accounting firm for 2024; to approve the Envestnet, Inc. 2024 Long-Term Incentive Plan; and to approve an amendment to Envestnet’s certificate of incorporation to allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law.
Shareholders of record can vote their shares via the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the return envelope provided. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.
We thank you for your investment and your confidence in our business, and look forward to continuing our ongoing dialogue. We thank you in advance for your participation and look forward to seeing you at the 2024 Annual Meeting.
Sincerely,
James L. Fox
Chair and Interim Chief Executive Officer

April 5, 2024
Berwyn, Pennsylvania
TO THE SHAREHOLDERS OF ENVESTNET, INC.:
The 2024 Annual Meeting of Shareholders of Envestnet, Inc. will be held virtually on May 8, 2024, at 9:00 a.m. Eastern Time. Only shareholders of record at the close of business on March 12, 2024, are entitled to notice of, and to vote at, the 2024 Annual Meeting. You will be able to attend the 2024 Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/241143720. The password for the meeting is envestnet2024 (case sensitive).
The 2024 Annual Meeting will be held for the following purposes:
1.
To elect two (2) directors to hold office until the 2025 annual meeting and until their successor is duly elected and qualified or until their earlier resignation, removal, incapacity or death;

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To approve, on an advisory basis, 2023 executive compensation;

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To ratify the appointment of KPMG LLP as Envestnet’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

4.
To approve the Envestnet, Inc. 2024 Long-Term Incentive Plan;

5.
To approve an amendment to Envestnet’s Fifth Amended and Restated Certificate of Incorporation to allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law; and

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To transact such other business, if any, as lawfully may be brought before the meeting.

Your Board of Directors unanimously recommends that you vote “FOR” each nominee listed on the enclosed proxy card or voting instruction form and “FOR” all other Company proposals.
Whether or not you plan to attend the 2024 Annual Meeting and regardless of the number of shares you own, please vote as promptly as possible via the Internet or by telephone in accordance with the instructions in your proxy materials. For further information concerning the individuals nominated by the Board as directors, the proposals being voted upon, use of the proxy and other related matters, you are urged to read the attached proxy statement in its entirety.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2024: THIS PROXY STATEMENT, FORM OF PROXY CARD AND OUR 2023 ANNUAL REPORT ARE AVAILABLE AT WWW.ENVESTNET.COM. WE ARE SENDING THIS PROXY STATEMENT AND MAKING THIS PROXY STATEMENT FIRST AVAILABLE ON OR ABOUT APRIL 5, 2024.
Your vote is very important, and I encourage you to submit your proxy for this year’s Annual Meeting as promptly as possible.
By Order of the Board of Directors,
Shelly O’Brien
Corporate Secretary

ENVESTNET, INC.
1000 Chesterbrook Boulevard, Suite 250
Berwyn, Pennsylvania 19312
April 5, 2024
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. References to the “Company,” “Envestnet,” “we,” “us,” or “our” in this proxy statement refer to Envestnet, Inc. and its subsidiaries as a whole.
PROPOSALS AND HIGHLIGHTS
2024 Annual Meeting Proposals
		Board Recommendation	Page Reference
Proposal 1:	Election of two (2) directors to hold office until the 2025 annual meeting and until their successor is duly elected and qualified or until their earlier resignation, removal, incapacity or death;	FOR each of the director nominees set forth in this Proxy Statement	5
Proposal 2:	Approval, on an advisory basis, of 2023 executive compensation;	FOR	61
Proposal 3:	Ratification of the appointment of KPMG LLP as Envestnet’s independent registered public accounting firm for the fiscal year ending December 31, 2024;	FOR	63
Proposal 4:	Approval of the Envestnet, Inc. 2024 Long-Term Incentive Plan;	FOR	65
Proposal 5:	Approval of an amendment to Envestnet’s Fifth Amended and Restated Certificate of Incorporation to allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law; and Such other business, if any, as may lawfully be brought before the meeting.	FOR	74
Director Nominees
Our Board has nominated two (2) individuals for election as directors at the Company’s 2024 Annual Meeting. Both nominees are currently serving as members of the Board. We believe each nominee has a wide-ranging set of qualifications, skills and experiences relevant to Envestnet’s strategic evolution, including deep expertise in financial services, public company leadership and corporate governance.
Additional information concerning the composition of our Board and our director nominees can be found under Proposal 1: Election of Directors.
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PROXY STATEMENT
CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS
The following are highlights of our corporate governance practices. Please see the section below entitled “Corporate Governance and Board Matters” for more information.
All our directors are independent (other than the Interim Chief Executive Officer (“Interim CEO”))	Board oversight of environmental, social and governance matters
Commenced Board declassification, with classified Board to be phased out by 2026	Stock ownership requirements for directors and named executive officers (“NEOs”)
Ongoing Board refreshment, with two new continuing directors in 2023	Regular executive sessions of independent directors
Board diversity in terms of gender, race, ethnicity and tenure that provides a range of viewpoints, skills and experience	Continuing education program for directors
Regular Board and committee meetings	Annual review of Chief Executive Officer (“CEO”) and Board Chair succession planning
Annual Board and committee self-evaluations	Code of Business Ethics and Conduct applicable to all directors, officers and employees
Risk oversight by full Board and committees	Trading policy that prohibits short-term speculative transactions in hedging and, with limited exceptions, pledging Envestnet securities
Policy on public company board service (number of additional public company boards of directors limited to three)	Clawback Policy applicable to all directors and Section 16 officers
Majority voting and director resignation policy in uncontested director elections
ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
The following are highlights of our commitment to Environmental, Social and Governance (“ESG”) matters. Please see the section below entitled “Environmental, Social and Governance” for more information.
Envestnet is dedicated to upholding its commitment to ESG initiatives by fostering financial wellness within our communities, among our customers, partners, and employees. We aim to be a responsible citizen in our communities, mindful stewards of the resources we consume, and are committed to the growth and development of our employees. The Company has exemplified this commitment in many ways, including:

Continued our commitment to the Envestnet Institute on Campus (“EIOC”), a program for university students, designed to bridge the gap between academic knowledge and the application of this knowledge in the Wealth and Asset Management industries.

Required Diversity, Equity and Inclusion (“DEI”) training for all U.S. employees.

Established a DEI Social Learning Community in our online learning management system, curating a collection of books, articles, videos, and other resources to supplement employees’ learning on DEI topics.

Expanded our employee resource groups, adding a third official employee resource group, “Enclusion,” for Black and African American employees, in addition to “Harbor” for our female and female-identified workforce and “Bridges” for our diverse workforce.

Utilized relationships within the Envestnet Charitable Giving Program to extend outreach to marginalized communities, offering educational initiatives on financial literacy.
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PROXY STATEMENT

Continued to offer a comprehensive suite of employee benefits, including parental stipends for children under age 6, adoption and surrogacy benefits, tuition reimbursement, scholarships for employees’ children, college loan repayment support, and paid parental leave.

Published the Envestnet Human Rights Policy Statement, outlining our commitment to human rights and our approach to integrating those commitments in our business operations, community engagement, environmental stewardship, and corporate governance.

Published the Envestnet Supplier Code of Conduct, providing guidance to our suppliers and partners on Envestnet’s expectations concerning human rights, environmental practices, and business ethics.

Advanced ongoing initiatives to decrease Envestnet’s energy usage and carbon emissions by offering remote work for a significant portion of our workforce and endorsing flexible work schedules. Since January 2022, Envestnet has reduced our office space by one-third.

EXECUTIVE COMPENSATION HIGHLIGHTS
The following are highlights of our executive compensation practices. Please see the section below entitled “Executive Compensation” for more information.
Envestnet is committed to responsible executive compensation practices that reflect recognized high corporate governance standards. A summary of our notable practices is provided below.
What We Do	What We Don’t Do

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Pay-for-performance by aligning a significant portion of NEO compensation with the Company’s overall success and performance

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Allocate a significant proportion of each NEOs’ pay in equity-based compensation, with at least half of the equity value in Performance Share Units (“PSUs”)

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Enforce meaningful stock ownership requirements for executives

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Maintain and uphold a robust Clawback Policy that exceeds New York Stock Exchange (“NYSE”) requirements

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Retain the services of an independent compensation consultant to ensure objectivity and fairness

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Engage in continuous shareholder outreach to gather feedback and insights

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Conduct an annual advisory vote on executive compensation

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No single-trigger vesting of equity awards in the event of a change in control

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No excise-tax “gross-ups”

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No excessive perquisites

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No Company contributions to nonqualified or supplemental retirement plans

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No option repricing without prior shareholder approval

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No hedging activities involving Company’s securities

Highlights for 2023 included the following:
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Awarded equity in February 2023 with a lower value compared to the grants made in 2022. The grant date fair value of the awards in 2023, influenced by the prior year performance, was approximately 39% lower than 2022. This resulted in a reduction in the Summary Compensation Table (“SCT”) pay for NEOs.

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Secured high say-on-pay support and maintained dialogue with our shareholders. Over 95% of votes were cast in support of our 2023 advisory vote on executive compensation, demonstrating high levels of sustained support for our framework and outcomes.

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Reviewed target compensation levels for 2023 with reference to practices among our compensation peers. Shelly O’Brien was the only NEO receiving an increase in her target compensation following a

ENVESTNET | PROXY STATEMENT   3

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review that indicated a phased market adjustment was appropriate. For 2023 her salary increased from $375,000 to $400,000 and her target annual incentive opportunity increased from 76.8% of salary to 80% of salary.
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Implemented modest changes to incentive measures and weightings in 2023. In comparison to 2022, we increased the proportion of the annual cash incentive tied to financial performance from 75% to 80%, focusing on Adjusted Revenue (40%) and Adjusted EBITDA (40%). The remaining portion continued to be based on individual and team performance in 2023.

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Approved relative Total Shareholder Return (“TSR”) and Adjusted EBITDA Margin measures for PSUs granted in 2023. The vesting of PSUs granted in 2023 will be determined in 2026 based on two equally-weighted performance measures of relative TSR and Adjusted EBITDA Margin, aligned with our long-term strategic priorities of margin enhancement and value creation for shareholders.

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Announced transitions of key leadership roles. In September 2023, a transition was announced in relation to the role of CFO. At the request of the Board, Peter D’Arrigo agreed to step down as CFO effective November 15, 2023 and the Company agreed to pay Mr. D’Arrigo the payments he was entitled to under his employment agreement in connection with a termination without cause. Mr. D’Arrigo agreed to remain as a senior advisor through March 31, 2024 to facilitate a smooth transition and also agreed to general release terms, restrictive covenants and confidentiality obligations. Joshua Warren joined Envestnet effective October 2, 2023 as a senior advisor and was appointed to the role of CFO effective November 15, 2023. In January it was announced that Mr. Crager would step down as CEO of Envestnet and each of its subsidiaries effective March 31, 2024. Mr. Crager will not receive any severance and neither Mr. Crager nor Mr. D’Arrigo will be granted equity awards in 2024 given their planned departures.

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James L. Fox, Chair of our Board, was appointed Interim CEO effective April 1, 2024. He will receive a monthly salary, a grant of Restricted Stock Units (“RSUs”) and will be eligible to receive a discretionary cash bonus in respect of his services.

In aggregate the performance achievements detailed further in the Compensation Discussion and Analysis were reflected in our variable outcomes in respect of 2023:
Annual incentives were earned at 100% of target	PSUs that concluded their performance period on December 31, 2023 vested at 27.72% of target
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CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
At the 2024 Annual Meeting, shareholders will vote on the election of the two (2) director nominees listed on the following pages. The term of the current Class I directors expires at the 2024 Annual Meeting.
Our Board currently consists of three classes of directors serving staggered three-year terms, with the term of each class expiring in successive years. In March 2024, our Board approved and adopted Amended and Restated By-laws (“by-laws”) to, among other things, eliminate our classified structure over the course of two years. Beginning at the 2024 Annual Meeting, each director will be elected for a one-year term.
Following the recommendation of the Nominating and Governance Committee, our Board has nominated Valerie Mosley and Gregory Smith for election at the 2024 Annual Meeting. Wendy Lane will not stand for reelection following the completion of her term at the 2024 Annual Meeting. As previously announced, William Crager will step down as a member of the Board following the 2024 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF ENVESTNET.
If any director nominee is unable to serve, the individuals named as proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. Each nominee has indicated that they will serve if elected. If any director resigns, dies, or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting of shareholders.
Set forth below is information with respect to the nominees for election as directors and the other directors whose terms of office as directors will continue after the 2024 Annual Meeting. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.
ENVESTNET | PROXY STATEMENT   5

CORPORATE GOVERNANCE AND BOARD MATTERS
Nominees (Class I) for Election at the 2024 Annual Meeting
Valerie Mosley Age 64
Ms. Mosley has served as a member of our Board since October 2018. Ms. Mosley is the founder and Chief Visionary Officer of Upward Wealth, DBA BrightUp, www.getbrightup.com. BrightUp is a fintech platform that helps hardworking, under-resourced Americans know their worth and grow their wealth. She began her career at Chase Manhattan Bank, where she was a Commercial Lending Officer for financial institutions. She also worked in institutional corporate bond sales at Kidder Peabody and at P.G. Corbin Asset Management as its Chief Investment Officer before moving on to Wellington Management. Previously, from January 1992 until June 2012, Ms. Mosley served in multiple roles at Wellington Management Company, LLP (“Wellington Management”), a trillion-dollar global money management firm, including as Senior Vice President, Partner, Portfolio Manager and Investment Strategist. During her 20-year tenure at Wellington Management, she directly managed billions of dollars for clients. She sat on several of the firm’s investment committees, the risk committee and chaired the firm’s Industry Strategy Group, charged with taking a long-term perspective to identify headwinds and tailwinds impacting industries. Ms. Mosley currently also serves on the board of directors of Eaton Vance’s family of mutual funds, where she is chair of the governance committee and a member of the portfolio management committee; DraftKings, an online sports betting platform; McLean Hospital, a world leader in Mental Health, New Profit, a philanthropic venture firm and The Skoll Foundation Investment Committee. Ms. Mosley formerly served on the board of directors of Groupon, Inc. from April 2020 to August 2022, an online marketplace company, where she was a member of the nominating committee. Ms. Mosley also previously served on Caribou’s board, a fintech company that refinances automobile loans. Occasionally, Ms. Mosley advises and invests in companies that add value to investors and society through Valmo Ventures.
Ms. Mosley holds a B.A. in History from Duke University and a M.B.A. from the Wharton School of Business at the University of Pennsylvania, with a specialty in finance, and had been recognized in financial circles as one of the outstanding leaders of her time. Valerie has been recognized as The International Person of the Year by The UK’s Power List, One of the 50 Most Powerful Women in Business and one of the Top 75 African Americans on Wall Street by Black Enterprise Magazine. She was also in the spotlight in 2023, recognized by the Executive Leadership Council as one of the 10 Black Leaders in Finance.
Ms. Mosley’s qualifications to serve on the Board include her extensive experience in the wealth management business. Ms. Mosley brings to our Board expertise in investment management, the perspectives of public company investors, accounting and financial reporting and strategic planning.

Gregory Smith Age 60
Mr. Smith has served as a member of our Board since February 2015. Mr. Smith currently is an Executive in Residence and Professor of Practice at the University of Wisconsin Milwaukee’s Lubar School of Business. He was Managing Partner of Barnett Management Advisors, LLC from 2012 until 2020. Prior to joining the University of Wisconsin Milwaukee, Mr. Smith served as Senior Vice President and Chief Financial Officer of the Marshall & Ilsley Corporation and M&I Bank from 2006 until the company’s sale to BMO Harris Bank in 2011. Prior to joining Marshall & Ilsley, Mr. Smith held progressively senior roles during a 16-year Wall Street investment banking career, including six years as a Managing Director. He is currently a Director and Vice Chairman of the Church Mutual Holding Company, Inc. (f/k/a the Church Mutual Insurance Company). He also served as a Director of its subsidiary, CM Vantage Specialty Insurance Company until the formation of the holding company in 2020. He is also a board member of the Milwaukee Symphony Orchestra, and completed nine years of Board Service at the University School of Milwaukee in 2023. He served as a Trustee of the Milwaukee County Pension Fund in 2014 and 2015.
Mr. Smith is an honors graduate of both Princeton University, where he received an undergraduate degree, and The University of Chicago where he received an MBA. More recently, he has been recognized as a Board Leadership Fellow by the National Association of Corporate Directors. Mr. Smith’s qualifications to serve on our Board include his extensive experience in accounting, liquidity, budgeting and forecasting, treasury, capital management, tax matters and mergers and acquisitions, including as a Chief Financial Officer.
Mr. Smith brings to our Board expertise in finance, investment strategy and capital allocation, strategic transactions, financial reporting and accounting.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Directors whose terms expire in 2025 (Class III)
Lauren Taylor Wolfe Age 45
Ms. Taylor Wolfe has served as a member of our Board since March 2023. Ms. Taylor Wolfe is the co-founder and has served as the Managing Partner of Impactive Capital LP, an active impact investing firm, since its founding in April 2018. Prior to founding Impactive Capital LP, Ms. Taylor Wolfe served as Managing Director and Investing Partner at Blue Harbour Group, L.P., an investment management firm, from 2007 to January 2018. Earlier in her career, Ms. Taylor Wolfe served as a Portfolio Manager at SIAR Capital LLC from 2003 to 2007, and as an Associate at Diamond Technology Partners from 2000 to 2003. Ms. Taylor Wolfe previously served on the board of directors of HD Supply Holdings, Inc., an industrial distributor, from March 2017 until it was acquired by The Home Depot, Inc. in December 2020. Ms. Taylor Wolfe has served on the 30% Club Steering Committee and was an Angel member of 100 Women in Finance.
Ms. Taylor Wolfe earned a B.S. in Applied Economics and Management, magna cum laude, from Cornell University and a M.B.A. from The Wharton School at the University of Pennsylvania.
Ms. Taylor Wolfe’s qualifications to serve on our Board include her experience in the investment management industry. Ms. Taylor Wolfe brings to our Board expertise in capital allocation, finance and the perspectives of public company investors.

Barbara Turner Age 61
Ms. Turner has served as a member of our Board since March 2023. She has more than 35 years of leadership experience in the financial services industry. Most recently, Ms. Turner was President and Chief Executive Officer of Ohio National Financial Services, Inc., the first woman and person of color to hold this role. During her 26-year tenure at Ohio National, Ms. Turner served as Vice Chair, Chief Operating Officer, Chief Administrative Officer and Chief Compliance Officer for Ohio National’s parent company and President and Chief Executive Officer of its broker-dealer and investment advisory subsidiaries. Previously, she held roles at Cox Financial Corporation, Reynolds DeWitt Securities, Provident Bank, and Central Trust Bank.
Ms. Turner is the Chief Executive Officer and founder of BT RISE, an organization committed to the economic empowerment and education of women and underserved communities, the Board Chair of the United Way of Greater Cincinnati and the Board Chair of the Urban League of Greater Southwestern Ohio. She also serves on the board of The Christ Hospital Health Network. Ms. Turner previously served as Vice Chair of the Cincinnati USA Regional Chamber of Commerce, the Vice Chair of the insurance industry trade association LL Global (LIMRA) and on the Board of Directors of the American Council of Life Insurers.
Ms. Turner attended the University of Cincinnati and is a graduate of the SIFMA/Wharton Securities Industry Institute and the FINRA Institute at Wharton Certified Regulatory and Compliance Professional programs.
Ms. Turner’s qualifications to serve on our Board include her track record of exceptional leadership as a senior executive in the financial services industry. Ms. Turner brings to our Board expertise in financial services, compliance and information security, operations and leadership.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Directors whose terms expire in 2026 (Class II)
Luis Aguilar Age 70
Mr. Aguilar has served as a member of our Board since March 2016. Mr. Aguilar was a Commissioner at the SEC from July 2008 through December 2015. Prior to his appointment as an SEC Commissioner, Mr. Aguilar was a partner with the international law firm of McKenna Long & Aldridge, LLP (subsequently merged with Dentons US LLP), specializing in corporate and securities law. Mr. Aguilar’s previous experience includes serving as the General Counsel, Head of Compliance, Executive Vice President and Corporate Secretary of Invesco, Inc. with responsibility for all legal and compliance matters regarding Invesco Institutional. While at Invesco, he was also Managing Director for Latin America and president of one of Invesco’s broker-dealers. His career also includes tenure as a partner at several prominent national law firms: Alston & Bird LLP; Kilpatrick Townsend & Stockton LLP; and Powell Goldstein Frazer & Murphy LLP (subsequently merged with Bryan Cave LLP). He began his legal career as an attorney at the SEC. Mr. Aguilar represented the SEC as its liaison to both the North American Securities Administrators Association and to the Council of Securities Regulators of the Americas. He also served as the sponsor of the SEC’s first Investor Advisory Committee.
Mr. Aguilar serves as a director of Donnelley Financial Solutions, Inc. He has been a principal in Falcon Cyber Investments, a firm focused on cybersecurity since January 2016. He was a director of MiMedx Group, Inc. from March 17, 2017 through September 19, 2019.
Mr. Aguilar earned a J.D. from the University of Georgia School of Law, a Master of Laws (LLM) in Taxation from Emory University School of Law and a B.S. from Georgia Southern University. Mr. Aguilar has completed certifications from the National Association of Corporate Directors (NACD) in Directorship, Board Leadership and Cyber Risk Oversight.
Mr. Aguilar’s qualifications to serve on our Board include his experience as an SEC Commissioner and his extensive experience in corporate, securities and compliance matters, especially as they apply to investment advisors, investment companies and broker-dealers. Mr. Aguilar brings to our Board expertise in investment management, compliance, risk management, cybersecurity, corporate governance, government relations and public policy.

Gayle Crowell Age 73
Ms. Crowell has served as a member of our Board since March 2016. She served as a member of the Yodlee, Inc. (“Yodlee”) board of directors from July 2002 until November 19, 2015, when Yodlee was acquired by the Company, and as lead independent director of Yodlee between March 2014 and November 2015. Ms. Crowell served as an operational business consultant for Warburg Pincus LLC, a private equity firm, from June 2001 to January 2019. From January 2000 to June 2001, Ms. Crowell served as president of Epiphany, Inc., a developer of customer relationship management software which was acquired by SSA Global Technologies, Inc. in September 2005.
Ms. Crowell currently serves on the boards of directors of Pliant Therapeutics, a biotechnology company developing therapies for fibrotic diseases, Hercules Capital, a specialty finance company serving the technology and life sciences sectors, Instinct Science, a comprehensive veterinary practice management software platform with integrated digital treatment plans and trusted diagnostic and reference tools, Centerbase, a full-service, cloud-based legal practice management and growth solution serving mid-sized law firms and Fexa, a provider of a suite of facility management software tools that serve retailers, restaurateurs and hospitality service providers.
Ms. Crowell earned a B.S. in Education from the University of Nevada at Reno. Ms. Crowell also attended the Directors College Program at Stanford Law School and the Executive Program for Growing Companies at Stanford Graduate School of Business.
Ms. Crowell’s qualifications to serve on our Board include her experience as a senior executive in the technology industry. Ms. Crowell brings to our Board expertise in technology and software, cybersecurity, compliance, digital transformation, sales and marketing, Board governance, compensation and leadership.

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CORPORATE GOVERNANCE AND BOARD MATTERS

James L. Fox Age 72
Mr. Fox became Interim CEO of the Company, effective April 1, 2024. Mr. Fox has served as a member of our Board since February 2015 and Chair of the Board since March 2020. Mr. Fox retired as Non-Executive Chairman of FundQuest, Inc., upon its acquisition by the Company, effective December 2011 after serving in that role since September 2010 and, prior to that, as President and Chief Executive Officer starting in October 2005. Mr. Fox has over 30 years of senior executive experience with the BISYS Group, Inc., First Data Corporation, eOne Global, and PFPC. He serves as a director of Madison CF (UK) Limited, The Ultimus Group LLC and Yukon YC Holdings LLC. He also served as a director of Brinker Capital Holdings, Inc. from July 2015 until September 2020.
Mr. Fox participated in the Advanced Management Program at the Wharton School of the University of Pennsylvania. He earned a M.B.A. in Finance from Suffolk University and a B.A. in Economics from the State University of New York at Oswego.
Mr. Fox’s qualifications to serve on our Board include his extensive experience as a Chief Executive Officer and business leader in the financial services industry and his knowledge gained from service on the boards of various other companies. Mr. Fox brings to our Board expertise in wealth management, accounting and financial reporting, public company leadership and mergers, acquisitions and other strategic transactions.

Departing Directors
William Crager
Following our 2024 Annual Meeting, William Crager will step down from our Board. Mr. Crager co-founded our Company and served as our CEO and a member of our Board since March 2020. Previously, Mr. Crager served as our Interim CEO between October 2019 and March 2020, Chief Executive of Envestnet Wealth Solutions since January 2019 and President of Envestnet since 2002.

Wendy Lane	Wendy Lane will not stand for reelection following the completion of her term at the 2024 Annual Meeting. We extend our sincere gratitude to Ms. Lane for her service as a director.
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OUR BOARD OF DIRECTORS
Overview
The Nominating and Governance Committee works with the Board on an annual basis to evaluate the Board as a whole and its individual members in light of the needs of the Board, including the extent to which the current composition of the Board reflects a wide-ranging mix of knowledge, experience, skills, viewpoints, tenures and backgrounds.
Our Board believes that a balance of director experience, skills, diversity and tenure is a strategic asset to our shareholders. Our Board further believes that our current directors and director nominees meet the criteria described in “Board Responsibilities-Recruitment, Nomination and Succession Planning” on page 16 and collectively exhibit the diversity and depth and breadth of experience necessary to contribute to an engaged board that is capable of effectively and thoughtfully overseeing Envestnet’s management. As shown in the following matrix, our directors possess a mix of knowledge, skills, experiences and attributes that our Board believes are relevant to our long-term strategy and success. The Nominating and Governance Committee does not assign specific weights to any of these skills, nor does the matrix encompass all of the knowledge, skills, experiences or attributes of our directors. Further information on each director nominee’s and continuing director’s qualifications and relevant experience is provided in the individual biographical descriptions above.
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Diversity
We believe that Envestnet’s Board represents the varied and multifaceted nature of the business environment in which the Company operates. Envestnet is committed to diversity of gender, ethnicity and race. Assuming the re-election of all nominees to the Board, following the 2024 Annual Meeting, 71% of our Board members self-identify as female and/or from ethnically or racially diverse backgrounds.
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Gender	Racial/Ethnic Diversity*	Tenure

*
Includes two current directors who self-identify as Black or African American and one current director who self-identifies as Hispanic or Latino.

Leadership
One of our Board’s key responsibilities is to determine an optimal leadership structure to provide effective oversight of management and operate a fully engaged, high-quality Board. The Board understands that no single approach to Board leadership is universally accepted and that the appropriate leadership structure may vary based on a company’s size, industry, operations, history and culture. With this in mind, the Nominating and Governance Committee of our Board evaluates the Board’s leadership structure on a regular basis.
The Company’s by-laws and Corporate Governance Guidelines do not require that the positions of Board Chair and CEO be separate, but rather permit the Board to determine the most appropriate leadership structure for the Company at any given time and give the Board the ability to choose a Chair that it deems best for the Company. By retaining flexibility to adjust the Company’s leadership structure, the Board believes that it is best able to provide for appropriate management and leadership of the Company as circumstances warrant.
At present, the Board has determined that separating the positions of CEO and Chair is the most appropriate leadership structure for the Company. The Board believes that separating the positions allows our CEO to focus on strong executive leadership and the day-to-day operational, financial and performance matters vital to Envestnet’s business, and the Chair to focus on leading the Board in providing independent oversight of management. The Chair’s responsibilities include, among other things: presiding over all meetings of the Board and executive sessions of the independent directors; presiding over meetings of shareholders; serving as a liaison between management of the Company and the Board; and discussing with the CEO agendas for Board meetings and information to be provided to the Board. Other responsibilities of the Chair are determined by the Board from time to time.
In January 2024, upon William Crager’s decision to step down as our CEO effective March 31, 2024, James L. Fox agreed to serve as Interim CEO as the Board conducts its search for a permanent CEO, commencing April 1, 2024 for an initial six-month period, and which may be extended for additional one-month periods at the Board’s discretion. The Board believes that Mr. Fox, who has served as a director since 2015 and as Chair of the Board since 2020, is best situated to serve as our Interim CEO because of his extensive experience serving as a chief executive officer and business leader in the financial services industry and knowledge of the Company’s business and industry.
During the interim period while the Board conducts a search for our permanent CEO, the roles of Chair of the Board and Interim CEO will be combined under Mr. Fox. In the event Mr. Fox’s service as Interim CEO extends beyond the initial six-month period, or if the Board otherwise determines that doing so would be in the best interests of the Company and its shareholders, the independent directors of the Board will designate a Lead Independent Director to ensure the appropriate level of oversight continues between our independent directors and the Interim CEO. If appointed, the Lead Independent Director will preside over all meetings of the Board at which the Chair is not present and executive sessions of independent directors; call meetings of the non-management directors, as appropriate; consult with the Chair regarding Board meeting agendas, materials circulated to the Board and the Board’s calendar; solicit suggestions for agenda items from other directors and determine the frequency and length of Board meetings; and act as the liaison between the independent directors and the Chair. The Lead Independent Director also will serve as a representative to external constituents of the Company, including shareholders.
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Structure
Our by-laws provide for a minimum of five and a maximum of 11 directors and empower our Board to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next annual meeting.
Our Board currently is divided into three classes with the terms of office of each class ending in successive years. On March 14, 2024, our Board approved and adopted amended and restated by-laws to, among other things, declassify the Board and phase in the annual election of directors, commencing with the 2024 Annual Meeting. Declassification will be complete and all directors will be elected to annual terms beginning with the 2026 annual meeting of shareholders.
Independence
Based on its most recent review, conducted in March 2024, our Board determined that the following directors are independent under the listing standards of the NYSE: Mr. Aguilar, Ms. Crowell, Ms. Lane, Ms. Mosley, Mr. Smith, Ms. Taylor Wolfe and Ms. Turner. Mr. Fox also was determined independent until the time of his agreement with the Company to assume the role of Interim CEO in January 2024. Mr. Crager, whose service as a director will end following the 2024 Annual Meeting, is not considered an independent director because Mr. Crager served as our CEO through March 31, 2024. In addition, in February 2023, our Board determined that Ross Chapin, who retired from the Board in June 2023, was independent during the time he served on the Board during fiscal 2023. In making its determination of independence, the Board applied the categorical standards for director independence set forth in the NYSE’s rules and also determined, based on all known relevant facts and circumstances applicable to each individual director, that no other material relationships existed between us and these directors. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with us.
In addition, our Board determined that Mr. Smith, Ms. Taylor Wolfe, Ms. Turner and Mr. Fox (during his tenure on the Audit Committee during fiscal 2023), the members of our Audit Committee, satisfy the audit committee independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that Ms. Crowell, Mr. Smith and Ms. Turner, the members of our Compensation Committee, satisfy the additional independence requirements for members of the compensation committee under the NYSE listing standards.
Our independent directors meet at regularly scheduled executive sessions without the participation of management. Mr. Fox, our Chair, or the Lead Independent Director, if applicable, is the presiding director for executive sessions of independent directors.
Committees
During 2023, our Board had five standing committees that perform certain delegated functions on behalf of the Board. The five standing committees are: an Audit Committee, a Compensation Committee, a Compliance and Information Security Committee, a Nominating and Governance Committee and a Strategy Committee.
	Luis Aguilar	William Crager	Gayle Crowell	James Fox	Wendy Lane	Valerie Mosley	Gregory Smith	Lauren Taylor Wolfe	Barbara Turner	Meetings Held in 2023
Audit Committee										5
Compensation Committee										6
Compliance and Information Security Committee										4
Nominating and Governance Committee										5
Strategy Committee										3
Chair	Member
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Information in the table above reflects our committee meetings and Board composition as of and for the year ended December 31, 2023. James L. Fox resigned as Chair and a member of the Compensation Committee and as a member of the Audit and Nominating and Governance Committees in January 2024 in connection with his appointment as Interim CEO. William Crager will step down as a member of the Strategy Committee following the 2024 Annual Meeting. Other changes to committee assignments since December 31, 2023 are described below under “—Committee Changes.”
Audit Committee
2023 Members: Mr. Smith (Chair) Mr. Fox Ms. Taylor Wolfe Ms. Turner Mr. Chapin (member until June, 2023) Committee Meetings held in 2023: 5
The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, the system of internal controls, the audit process, the performance of our internal audit program, and the performance, qualification, and independence of the independent registered public accounting firm KPMG LLP.
Our Audit Committee hires, determines the compensation of, and decides the scope of services performed by our independent registered public accounting firm. No member of our Audit Committee currently serves on the audit committees of more than two public companies (including Envestnet). Our Audit Committee charter provides that if a member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board will determine if such simultaneous service would impair the ability of such member to effectively serve on the Audit Committee.
Only independent directors may serve on the Audit Committee. The Board has determined that each member of the Audit Committee satisfies the applicable audit committee independence requirements of the NYSE and the Exchange Act.
The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and that each is an audit committee financial expert, as that term is defined under SEC rules. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in “Proposal 1: Election of Directors.”
Audit Committee meetings are usually held in conjunction with the regularly scheduled meetings of the Board. At least quarterly, the Audit Committee met with management, KPMG LLP, the Chief Financial Officer, the Principal Accounting Officer and the General Counsel to review, among other matters, the overall scope and plans for the independent audit, and the results of such audit; critical accounting estimates and policies; and compliance with our conflict of interest and Code of Business Conduct and Ethics policies.
At least quarterly in 2023, the Audit Committee met or had an opportunity to meet in executive session (i.e., without management present) with representatives of KPMG LLP to discuss the results of KPMG LLP’s work.
In connection with his appointment as Interim CEO in January 2024, Mr. Fox resigned as a member of the Audit Committee.

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Compensation Committee
2023 Members: Mr. Fox (Chair) Ms. Crowell Mr. Smith Mr. Chapin (member until June, 2023) Committee Meetings held in 2023: 6
The Compensation Committee is responsible for evaluating the performance of the CEO based on corporate goals and objectives and, with the other independent directors, sets the CEO’s compensation. The Compensation Committee also evaluates the performance of our senior management and determines executive compensation. Additionally, the Compensation Committee reviews and makes recommendations to the full Board regarding director compensation. The Compensation Committee consults with the Nominating and Governance Committee and works with the CEO and Chair of the Board in the Nominating and Governance Committee’s review of succession planning for Envestnet’s CEO, Chair of the Board and, as deemed necessary, any other executive officers. Only independent directors may serve on the Compensation Committee. The Board has determined that each member of the Compensation Committee satisfies the applicable compensation committee independence requirements of the NYSE.
In connection with his appointment as Interim CEO in January 2024, Mr. Fox resigned as the Chair and a member of the Compensation Committee. As of January 2024, Ms. Crowell was appointed to replace Mr. Fox as the Chair of the Compensation Committee, and Ms. Turner was appointed to the Compensation Committee.

Compliance and Information Security Committee
2023 Members: Ms. Crowell (Chair) Mr. Aguilar Ms. Mosley Ms. Turner Committee Meetings held in 2023: 4
The Compliance and Information Security Committee provides oversight of, and reviews, assesses and makes recommendations to our Board regarding, our regulatory compliance programs and information technology security framework.
A majority of the directors that serve on the Compliance and Information Security Committee must be independent. The current committee is comprised entirely of independent directors.

Nominating and Governance Committee
2023 Members: Mr. Aguilar (Chair) Mr. Fox Ms. Lane Ms. Mosley Committee Meetings held in 2023: 5
The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board, and developing, assessing and recommending corporate governance guidelines. The Nominating and Governance Committee reviews at least annually the Company’s charitable giving, including the Envestnet Cares initiative. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and its committees in their self-evaluations. The Nominating and Governance Committee, in consultation with the Compensation Committee, reviews annually, or more often if appropriate, succession planning for Envestnet’s CEO, Chair of the Board and, as deemed necessary, any other executive officers.
A majority of the directors that serve on the Nominating and Governance Committee must be independent. Currently, the Nominating and Governance Committee is composed entirely of independent directors, as defined by the NYSE listing standards.
In connection with his appointment as Interim CEO in January 2024, Mr. Fox resigned as a member of the Nominating and Governance Committee.

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Strategy Committee
2023 Members: Mr. Smith (Chair) Mr. Crager Ms. Crowell Mr. Fox Mr. Chapin (Chair until June, 2023) Committee Meetings held in 2023: 3
The Strategy Committee reviews and provides guidance to the management team and the Board with respect to the Company’s strategic initiatives. The Strategy Committee reviews and makes recommendations to the Board regarding specific strategic initiatives, including acquisitions, divestitures, joint ventures, and strategic alliances. A majority of the directors that serve on the Strategy Committee must be independent.

Committee Changes
Effective January 2024, Ms. Crowell replaced Mr. Fox as the Chair of the Compensation Committee and Ms. Turner joined the Compensation Committee. Also, effective January 2024, Mr. Fox resigned as a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee.
BOARD RESPONSIBILITIES
Overview
Our Board oversees our business and monitors the performance of management. In addition to its more traditional business and management oversight responsibilities, the Board also monitors the Company’s activities and practices related to ESG matters, including climate-related risks and opportunities. The directors keep themselves up to date on the Company by discussing matters with the CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that are provided regularly and by participating in Board and committee meetings.
Meetings
Envestnet holds regular Board meetings that last approximately two days each. In addition, our Board holds an annual business review meeting to assess specific areas of our operations and to learn about general trends affecting the wealth management industry. The Company provides our directors with the opportunity to attend continuing education programs.
The Board usually meets seven times per year in regularly scheduled meetings but will meet more often if necessary. From time to time, the Board holds telephonic sessions on various topics. During 2023, the Board met 17 times, including through telephonic sessions. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the standing committees on which they served during the year ended December 31, 2023.
Recruitment, Nomination and Succession Planning
The Nominating and Governance Committee works with the Board on an annual basis to evaluate the Board as a whole and its individual members in light of the needs of the Board, including the extent to which the current composition of the Board reflects a wide-ranging mix of knowledge, experience, skills, viewpoints, tenures and backgrounds. In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources, including in partnership with external search firms. When reviewing candidates’ qualifications, the Nominating and Governance Committee considers the relevance of their experience and background as well as their independence, judgment, understanding of our business or related industries, education and professional background (including current employment and other board memberships), reputation for integrity and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board and our Company. Among other things, the Nominating and Governance Committee considers relevant experience in financial services, investment management, technology,
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executive leadership, strategic planning, financial reporting, accounting, risk management, cybersecurity and compliance and to be particularly relevant to the Board and the Company. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through exercise of sound judgment, using its diversity of experience. The Nominating and Governance Committee also engages a third-party consultant to assist in the review and evaluation of potential nominees. In addition, the Board believes that it is important that the Board members represent a diverse mix of viewpoints and that the skills and backgrounds collectively represented on the Board should reflect the varied and multifaceted nature of the business environment in which the Company operates.
Although the Board does not have a specific policy regarding diversity, the Board takes into account, and any search firm engaged to assist in identifying candidates for nomination to the Board is directed to take into account, these attributes and the current composition of the Board.
In evaluating the suitability of individual Board members, the Board and the Nominating and Governance Committee consider numerous factors, such as the individual’s general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company; performance as a member of the Board; understanding of the Company’s business; education and professional background, including current employment and other Board memberships; reputation for integrity; diversity contributed to the Board in terms of gender, race, ethnicity, age, religion, sexual orientation, geographic representation and any other personal attributes considered relevant. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors with a breadth and depth of knowledge, experience, skills, viewpoints and backgrounds to best advance the success of the Company’s business and represent shareholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the Board.
Once the Nominating and Governance Committee selects qualified candidates and reviews its recommendations with the Board, the Board decides whether to nominate the person for election to the Board. Elections typically occur at our annual meeting but, upon the recommendation of the Nominating and Governance Committee, the Board may approve additions to the Board between annual meetings.
The Nominating and Governance Committee also annually reviews its Board refreshment and service length processes as part of its formal director self-evaluation process, described in more detail in the section herein entitled “—Director Self-Evaluations.”
In connection with its self-evaluation described below under “—Director Self-Evaluations,” the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above-described standards specified by the Company’s Corporate Governance Guidelines. See each nominee’s and director’s biography in this proxy statement for a description of the specific experience that each such individual brings to our Board.
Succession planning is a priority for the Board and Company management, with the objective of having a pipeline of diverse leaders for today and the future. To achieve this objective, the Board and management take a proactive approach. We have established a disciplined talent management and succession planning process at the senior level, and we have in place both an emergency and a non-emergency succession plan for the CEO and Chair of the Board. The Board works with a third-party consultant to assist with succession planning.
The Nominating and Governance Committee, in coordination with the Compensation Committee, annually reviews the succession plan for the CEO and Chair of the Board upon retirement, death or disability. The Nominating and Governance Committee’s review of the succession plan for the CEO is followed by discussion with the non-executive directors of the Board led by the Chair of the Board. The Nominating and Governance Committee, in coordination with the Compensation Committee, also annually reviews the succession plan for such other executive officers as the Committee deems appropriate to safeguard continuity in Envestnet’s management, which is then discussed with the full Board. These processes enable the Board to address both long-term planned occurrences, such as retirement or change in roles, as well as short-term unexpected events.
In connection with Mr. Crager’s determination to step down as our CEO effective March 31, 2024, the Board created a special search committee to identify suitable candidates and to make a recommendation to the full
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Board for a new chief executive officer. Mr. Smith, the Chair of the Audit Committee, serves as Chair of the CEO search committee. The other members are Gayle Crowell, Lauren Taylor Wolfe and Barbara Turner. The CEO search committee, after evaluating a number of executive search firms, has engaged a search firm to assist with identifying suitable candidates.
Risk Oversight
Envestnet’s policies and procedures relating to risk assessment and risk management are overseen by our Board. The Board takes an enterprise-wide approach to risk management that is designed to support our business plans within established levels of acceptable risk tolerances. A fundamental part of risk assessment and risk management involves not only understanding key enterprise risks’ likelihood of occurrence, potential impact and management’s initiatives to mitigate those risks, but also understanding what constitutes an appropriate level and tolerance of risk appropriate for our Company. The Board regularly considers our risk profile, including during their annual review and approval of our business plan.
The involvement of the Board in setting our business strategy is a key component of its assessment of management’s risk tolerance and also its determination of an appropriate overall level of risk for our Company. Committees of the Board oversee certain risks and the management of such risks relevant to their respective committee charter. The entire Board is regularly informed through committee reports and management presentations about such risks. Any risks that may arise related to ESG matters are overseen by our full Board.
The Audit Committee of the Board reviews our policies and practices with respect to risk assessment and risk management and discusses with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures.
The Compensation Committee assesses our executive compensation programs annually to ascertain any potential material risks related to compensation policies and practices. In conducting this assessment, the Compensation Committee focuses on our incentive compensation programs in order to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.
The Compensation Committee determined that our compensation programs, policies and practices are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy. The Compensation Committee further determined that the Company’s policies and practices are not structured to encourage executives to take unnecessary or excessive risks, and therefore do not create risks reasonably likely to have a material adverse effect on our Company.
The Nominating and Governance Committee manages risks associated with general corporate governance and, in consultation with the Compensation Committee, succession planning.
The Compliance and Information Security Committee reviews potential risk related to regulatory compliance requirements and reviews and assesses our regulatory compliance programs. The Compliance and Information Security Committee also reviews cybersecurity risk, and reviews and assesses our information technology security framework.
Director Self-Evaluations
The Board and each committee of the Board conduct a formal annual self-evaluation to assess the business skills, experience, and background represented on the Board and to determine whether the Board and its committees are functioning effectively. During the year, the Nominating and Governance Committee receives input on the Board’s performance from directors and discusses the input with the full Board and oversees the self-evaluation process. The self-evaluation focuses on whether the Board is operating effectively and on areas in which the Board or management believes that the Board or any of its committees could improve. The self-evaluation may be in the form of written or oral questionnaires or interviews and is conducted by a third party. Each year the Nominating and Governance Committee discusses and considers the appropriate approach and approves the form of the self-evaluation.
The results of the self-evaluation are reviewed by the Nominating and Governance Committee and shared with the full Board. Any recommendations for improvement are reviewed by the full Board and appropriate plans are initiated by the Board to address such recommendations.
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Continuing Education
We expect our directors to be well-informed about the Company’s business, the competitive landscape in which the Company operates and issues currently affecting the Company, the wealth, investment management and technology industries, matters of corporate governance and the broader economy. Because our Board believes that ongoing director education is important to the development of best practices and helps directors fulfil their fiduciary duties to the Company’s shareholders, directors are encouraged to participate in continuing education programs.
OUR CORPORATE GOVERNANCE FRAMEWORK
Overview
In exercising its fiduciary duties, the Board is committed to strong corporate governance, as reflected through its policies and practices. We review annually, internally and with the Board, the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. Envestnet has adopted Corporate Governance Guidelines that provide the framework for the Board’s governance and cover issues such as the Board’s purpose, director qualification standards (including independence), director responsibilities, executive sessions and Board self-evaluations. The Board reviews regularly our policies, practices and processes in the context of current corporate governance trends, shareholder feedback, regulatory changes and recognized best practices and revises such policies when appropriate. Each of Envestnet’s Board committees, which include the Audit, Compensation, Nominating and Governance, Compliance and Information Security and Strategy Committees, has adopted a charter defining their respective purposes and responsibilities. Additionally, we require compliance with our Code of Business Conduct and Ethics policy, applicable to all of our employees and directors.
Copies of our governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and each committee charter, are available on our website located at www.envestnet.com under “Investor Relations—Governance—Governance Documents” or may be requested by contacting our Corporate Secretary via telephone at (312) 827-2800, facsimile at (312) 621-7091 or e-mail at corpsecy@envestnet.com. Our website address is provided as an inactive textual reference only; the information provided on or accessible through our website is not part of this proxy statement.
Related Party Transaction Policies and Procedures
Our Board has adopted a written policy regarding review and approval of any Related Party transactions (the “Related Party Transactions Policy”). This policy applies to any transaction, arrangement or relationship in which we (including any of our subsidiaries) were, are, or will be a participant, the amount involved exceeds $120,000 annually and in which any director, executive officer, 5% or greater shareholder or certain other related parties or entities (each, a “Related Party”), has a direct or indirect material interest. We refer to these transactions as “Related Party Transactions.” Under the policy, the Audit Committee must approve all Related Party Transactions proposed and, if appropriate, ratify any such transaction previously commenced and ongoing. Any related party transactions that are ongoing in nature will be reviewed annually at a minimum. In its evaluation, the Audit Committee considers all of the relevant facts and circumstances in determining whether to approve a Related Party Transaction, including:
■
The benefits to us of the proposed Related Party Transaction;

■
The impact on a director’s independence in the event the Related Party is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer;

■
The creation of an actual or apparent conflict of interest;

■
The availability of other sources for comparable products or services;

■
The terms of the proposed Related Party Transaction;

■
The Related Party’s interest in the transaction; and

■
The terms available to unrelated third parties or to employees generally.

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The Audit Committee will approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of our Company and our shareholders, as the Audit Committee determines in good faith.
The following types of transactions do not require approval or ratification under this policy:
■
Transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;

■
Transactions in which the Related Party’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

■
Transactions in which the Related Party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction;

■
Transactions in which the Related Party’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from us;

■
Compensation arrangements of any NEO that are reported in our annual meeting proxy statement and compensation arrangements of any executive officer (other than an individual who is an immediate family member of a Related Party) that have been approved by the Compensation Committee of our Board and that are reported in our annual meeting proxy statement or would be reported if the executive officer were a NEO;

■
Director compensation arrangements that have been approved by the Board and that are reported in our annual meeting proxy statement;

■
Transactions with an entity and its affiliates that is considered a Related Person solely because the entity has reported beneficial ownership of more than 5% of Envestnet’s common stock on a Schedule 13G if the entity is a bank, broker or dealer, insurance company, investment adviser, investment company or other entity that qualifies to report its ownership on Schedule 13G, provided that such transaction is (i) in the ordinary course of business of each of the parties and (ii) on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliates (“Institutional Investor Ordinary Course Transactions”); and

■
Such other exceptions as may be set forth in Item 402(a) of Regulation S-K.

Related Party Transactions
From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations, with whom we conduct business in the ordinary course on an arm’s length basis, become beneficial owners of 5% or more of our common stock through the aggregation of holdings of their affiliates and/or on behalf of other beneficial owners for whom they act as investment advisor or investment manager. We engaged in the transactions described below with shareholders or their affiliates that owned more than 5% of our common stock at the time of the transaction and with other related parties, and we may continue to transact similar business during 2023.
BlackRock, Inc. and its subsidiaries (“BlackRock”) –  In 2023, we paid BlackRock approximately $4,100,000 for use of various BlackRock investment models and strategies, pursuant to pre-existing model licensing and asset management agreements, and for a license to use its Aladdin wealth platform.
Pursuant to the model license and asset management agreements, our subsidiary Envestnet Asset Management received from BlackRock various investment model and portfolio maintenance fees, and other data analytics fees totaling approximately $80,000 in 2023. In 2023, BlackRock paid our subsidiary Yodlee approximately $1,570,000 under a pre-existing data license agreement. BlackRock paid Envestnet approximately $450,000 in sponsorship and events fees in 2023.
The foregoing transactions constituted Institutional Investor Ordinary Course Transactions and therefore did not require review, approval or ratification under our Related Party Transactions Policy.
Vanguard Group, Inc. and its subsidiaries (“Vanguard”) –  In 2023, Vanguard paid our subsidiary Yodlee approximately $1,470,000 for data aggregation, account verification and technology services, pursuant to a pre-existing master application service provider agreement. In 2023, Vanguard paid to our subsidiary Envestnet Asset Management various investment model maintenance and data analytics fees totaling approximately $300,000.
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The foregoing transactions constituted Institutional Investor Ordinary Course Transactions and therefore did not require review, approval or ratification under our Related Party Transactions Policy.
JPMorgan Chase & Co. and its subsidiaries (“JPMorgan”) –  In 2023, we paid JPMorgan approximately $2,070,000 for use of various JPMorgan investment models and investment strategies, pursuant to pre-existing model licensing and asset management agreements.
In 2023, our subsidiary Yodlee received approximately $6,660,000 from JPMorgan for data aggregation, account verification and technology services pursuant to a pre-existing master application service provider agreement. In 2023, Envestnet, including its subsidiaries, received approximately $10,645,000 for financial planning solution licensing fees and related professional services, sub-advisory and technology fees, and retirement solutions license and service fees. Pursuant to these agreements, Envestnet Asset Management received from JPMorgan various investment model and portfolio maintenance fees and data analytics fees in 2023. JPMorgan paid Envestnet approximately $25,000 in sponsorship and events fees in 2023.
The foregoing transactions constituted Institutional Investor Ordinary Course Transactions and therefore did not require review, approval or ratification under our Related Party Transactions Policy.
Upward Wealth, Inc. (d/b/a BrightUp) (“BrightUp”) –  In 2023, BrightUp paid our subsidiary Yodlee aggregate payments of under $120,000 for data aggregation, account verification and technology services pursuant to a pre-existing master application service provider agreement with Yodlee. BrightUp is a company founded by Valerie Mosley, one of our directors, to democratize financial wealth-building and personal well-being through providing financial advice to historically underserved markets, including low income and minority investors. The terms of the master application service provider agreement were originally reviewed and approved by our Audit Committee in 2020 under our Related Party Transactions Policy.
Cooperation Agreement with Impactive Capital –  On March 27, 2023, Envestnet entered into a cooperation agreement (the “Cooperation Agreement”) with Impactive Capital LP and Impactive Capital Master Fund LP (together with their respective affiliates, “Impactive”). Pursuant to the Cooperation Agreement, among other things, the Board appointed Ms. Taylor Wolfe and Ms. Lane as directors of the Company effective upon entry into the Cooperation Agreement, and also added Ms. Taylor Wolfe to the Audit Committee and Ms. Lane to the Nominating and Governance Committee. Impactive has agreed to abide by certain voting commitments and standstill restrictions. The Cooperation Agreement also contains customary mutual non-disparagement provisions. Subject to certain exceptions set forth in the Cooperation Agreement, the Cooperation Agreement will remain effective until the later of the 2024 Annual Meeting and 60 days after the date on which Ms. Taylor Wolfe is no longer a member of the Board.
A summary of the Cooperation Agreement was included in a Current Report on Form 8-K filed by the Company with the SEC on March 28, 2023, and the full Cooperation Agreement was filed as an exhibit to that filing.
Restrictions on Short-Term Speculative Transactions and Hedging
We consider it improper and inappropriate for directors, officers, employees, and temporary contract workers (whom we refer to as “covered persons”) to engage in short-term or speculative transactions in our securities. Consequently, we have adopted a policy that prohibits covered persons from engaging in short sales of our securities (sales of securities that are not then owned), including “sales against the box” (sales with delayed delivery) and in transactions in publicly traded options on our securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market. We also only allow “standing orders” for a brief period of time.
Furthermore, we believe that certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, may result in a misalignment of our interests and the interests of covered persons. Accordingly, we have adopted a policy that prohibits hedging transactions and all other similar forms of monetization transactions. For purposes of this policy, hedging includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or engaging in any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.
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Margin Accounts and Pledging
Envestnet’s current policy permits covered persons to hold our securities in margin accounts and pledge our securities in limited circumstances to strike an appropriate balance between the ability of covered persons to manage their financial affairs with the potential adverse impact to shareholders and the Company that could result from the pledging of a significant number of Company securities by covered persons. Covered persons are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan unless the covered person clearly demonstrates the ability to repay any obligations arising under the margin account or any loan without resorting to the securities held in the margin account or pledged securities in the case of a loan. We believe that a complete ban on pledging could discourage our executive officers, directors and other covered persons from owning significant levels of Envestnet securities, which we believe would negatively affect shareholders.
Envestnet securities may constitute a significant portion of our officers’ and directors’ personal assets. As a result, situations may arise in which using Envestnet securities as collateral for financial obligations or holding Envestnet securities in a margin account is a preferable means of obtaining liquidity than solely through decreased security ownership. Absent the ability to pledge Envestnet securities in this manner, an officer or director may be forced to sell shares, which is not in our shareholders’ best interests. An absolute prohibition on pledging could create a disincentive for our officers and directors to hold substantial amounts of Envestnet securities for long time periods. Although securities held in a margin account or pledged as collateral for a loan may be sold by the broker if a covered person fails to meet a margin call or by the lender in foreclosure if the covered person defaults on the loan, we believe that our policy’s requirement that the covered person demonstrate the ability to repay any obligations arising under the margin account or any loan both effectively mitigates the risk that forced sales of pledged shares could prompt a broader sell-off or further depress a declining stock price and provides our officers and directors with reasonable flexibility to use their Envestnet securities as collateral and liquidity, encouraging retention of substantial ownership of our securities.
Code of Business Conduct and Ethics
We are committed to upholding ethical standards in all of our corporate and business activities. The Company has long maintained the “Code of Business Conduct and Ethics,” which sets forth the values, principles and business practices that guide the business conduct of Envestnet, as discussed further below in the section entitled “Environmental, Social and Governance—Promoting Strong Corporate Governance—Code of Business Conduct and Ethics.”
SHAREHOLDER ENGAGEMENT
Our Board is committed to acting in the best interests of the Company’s shareholders, and views ongoing dialogue with shareholders as a critical component of the Company’s corporate governance program. Our Board believes such ongoing dialogue promotes transparency, improves understanding of shareholder perspective and increases accountability. We maintain an active and broad-based shareholder outreach program, communicating with and seeking input from shareholders on issues of importance to them, including a variety of topics related to our corporate governance practices, executive compensation, ESG matters and business strategy.
Throughout 2023, the Company conducted extensive engagement with investors, including proactively contacting the Company’s top institutional shareholders inviting them to dialogue with us and provide feedback on Envestnet’s corporate governance policies and practices, holding regular conversations with investors and prospective investors, both after earnings and news releases and on an ongoing basis, and attending investor conferences, road shows and other industry events where we had opportunities to engage with current and potential investors.
In response to feedback from shareholders, in addition to the Board’s ongoing evaluation of the corporate governance practices of the Company, market views on best-in-class governance practices, and the preferences of leading proxy advisors, the Board evaluated the benefits of and approved and adopted amended and restated by-laws to, among other things, declassify the Board and phase in annual election of directors over a period of two years, with full implementation at the 2026 annual meeting of shareholders. Additionally, shareholders appreciated our ongoing process of Board refreshment during 2023, which included the appointment of two new continuing directors in 2023, further enhancing the mix of experience, skills, and diversity currently represented on the Board.
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Our ongoing shareholder engagement efforts have allowed our Board to better understand shareholder perspectives and hold productive and informative discussions on a variety of topics, including corporate governance, environmental and human capital matters, executive compensation, financial performance and company strategy.
Shareholder Recommendations and Nominations of Director Candidates
The Nominating and Governance Committee will consider a shareholder’s recommendation for directors by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination by the Board. To have a director recommendation evaluated by the Nominating and Governance Committee, a shareholder should provide timely notice of its recommendation with the biographical and background materials set forth in Section 5.2 of our by-laws related to director nominations. Shareholder recommendations for directors should be mailed to: Corporate Secretary, Envestnet, Inc., 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania 19312. No person recommended by a shareholder will become a Company nominee for director and be included in the Company’s proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.
If a shareholder desires to nominate a person for election as director at a shareholders’ meeting, that shareholder must comply with Section 5.2 of our by-laws, which requires, among other things, notice not more than 120 days nor less than 90 days in advance of the anniversary of the date of the proxy statement provided in connection with the previous year’s annual meeting of shareholders. For more information, see the section entitled “Shareholder Proposals for 2025 Annual Meeting.”
Communicating with the Board
Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board. Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chair of the Board, the Chair of any Board committee, or any other director may send written communications to the Board by email at corpsecy@envestnet.com or by mail c/o Corporate Secretary, 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania 19312. Communication with the Board may be anonymous. The Secretary will forward all communications addressed to the Board, to the Chair of the Audit Committee or the Chair of the Nominating and Governance Committee, who will then determine when it is appropriate to distribute such communications to other members of the Board or to management.
INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS
We have entered into agreements to indemnify our directors and certain of our officers in addition to the right to indemnification provided to such persons in our certificate of incorporation and by-laws. These agreements will, among other things, require us to indemnify these individuals to the fullest extent permitted under Delaware law, including for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by any such person as a director or officer of our Company or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise if any such person serves in such capacity at our request. We also intend to enter into indemnification agreements with our future directors and executive officers.
DIRECTOR COMPENSATION
Our Board believes that compensation paid to non-employee directors should be competitive with our peers, align the long-term interests of our directors with those of our shareholders and enable us to attract and retain individuals of the highest quality and expertise to serve on our Board. The Compensation Committee reviews and, based in part on the advice of its independent consultant, makes recommendations to the full Board with respect to the compensation of our independent directors annually. The Board evaluates these recommendations and makes a final determination on the compensation of our directors.
For fiscal year 2023, the fees payable to non-employee directors remained unchanged. Non-employee directors received an annual retainer of $215,000. Directors received $50,000 of the annual retainer in cash and the
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remaining $165,000 in RSUs. The non-employee members of the Board are also entitled to the following additional annual retainers: $90,000 for the Chair of the Board; $30,000 for the Lead Director, if applicable; $25,000 for the Chair of the Audit Committee; $20,000 for the Chairs of the other committees; and $10,000 for all non-Chair committee members for each committee on which they serve. In addition to the retainer amounts, each non-employee director is entitled to receive a fee of $1,000 for telephonic attendance or $5,000 for in-person attendance for each Board and standing committee meeting attended that exceeds the number of meetings contemplated in the annual retainer (“additional meeting fees”). Any such additional annual retainer amounts and additional meeting fees paid to a director for serving on a committee as a Chair or as a member are paid 25% in cash and 75% in RSUs. All non-employee directors receive an initial equity grant of $100,000 of RSUs upon joining the Board, of which 25% vests immediately on the grant date, and then 25% vests annually over the following three years.
Cash amounts are paid quarterly with respect to the pro rata portion of fees earned during that quarter. Equity compensation is granted once a year, no later than March 31st for the amounts earned during the previous year and fully vest on the first anniversary of the grant. All equity grants to our non-employee directors are made pursuant to the Envestnet, Inc. 2010 Long-Term Incentive Plan (“2010 Long-Term Incentive Plan”). We also reimburse all of our directors for their reasonable expenses incurred in attending meetings of our Board or committees.
Minimum Stock Ownership Guidelines
To align the interests of the non-employee members of our Board with the long-term interests of our shareholders, all non-employee directors must maintain an ownership level in our common stock equal to or greater than $300,000. Unvested RSUs and vested stock options held by directors count toward meeting required ownership levels. Directors have four years from the date that they become directors to come into compliance with the ownership guidelines. As of the record date, all of our non-employee directors are in compliance with our stock ownership guidelines.
Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors in 2023. Mr. Crager, our CEO, receives no additional compensation for his service as a director.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Luis Aguilar	60,000	195,000	255,000
Ross Chapin(3)	131,000	—	131,000
Gayle Crowell	62,750	203,250	266,000
James L. Fox	88,250	279,750	368,000
Wendy Lane	53,750	176,250	230,000
Valerie Mosley	57,250	186,750	244,000
Gregory Smith	67,000	216,000	283,000
Lauren Taylor Wolfe	54,000	177,000	231,000
Barbara Turner	56,750	185,250	242,000

(1)
Represents the aggregate cash portion of annual retainers, Board Chair retainer, committee Chair retainers, member committee fees and additional meeting fees, as applicable.

(2)
RSUs were granted on February 29, 2024, with a fair market value of $51.53 per share. The amounts reported represent the aggregate grant date fair value during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC 718”). Under ASC 718, the grant date fair value is calculated using the closing market price of our common stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award.

(3)
Effective June 15, 2023, Mr. Chapin retired from the Board. The 75% of his compensation that would ordinarily be accrued and granted as RSUs the following year was instead paid in cash.

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Outstanding Equity Awards
As of December 31, 2023, the following equity awards were outstanding for each non-employee director:
Luis Aguilar	1,745	Stock Options
	3,101	Restricted Stock Units
Gayle Crowell	1,745	Stock Options
	3,208	Restricted Stock Units
James L. Fox	8,082	Stock Options
	4,472	Restricted Stock Units
Wendy Lane	—	Stock Options
	1,151	Restricted Stock Units
Valerie Mosley	—	Stock Options
	2,969	Restricted Stock Units
Gregory Smith	8,038	Stock Options
	3,458	Restricted Stock Units
Lauren Taylor Wolfe	—	Stock Options
	1,151	Restricted Stock Units
Barbara Turner	—	Stock Options
	1,151	Restricted Stock Units
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ENVIRONMENTAL, SOCIAL AND GOVERNANCE
OVERVIEW
Envestnet is committed to integrating environmental, social and governance factors into our business to help create long-term value for our shareholders, employees and the communities in which we operate. Through the Envestnet platform, we offer a fully integrated solution for advisors to manage sustainable investing solutions for their clients. We believe in being a positive economic force, a responsible citizen in our communities and a mindful steward of the resources we consume. These principles are grounded in a single ultimate aspiration that guides us and inspires us to move forward: making financial wellness a reality for everyone and building a company that strengthens the communities we serve for generations to come.
Additional information on our environmental and social responsibility practices appears on our website. Information contained on the website is not incorporated by reference into this proxy statement or any other report we file with the SEC. Additional information on our engagement with shareholders appears below under the section “Executive Compensation Design—Shareholder Engagement.”
COMMITMENT TO THE ENVIRONMENT
Envestnet recognizes that a healthy, sustainable future requires environmental stewardship, and is committed to being mindful of the resources we consume. Envestnet operates in a relatively low-carbon industry and recognizes that our most significant opportunities to reduce our environmental impact are through our office locations and how our employees work. Since January 2022, Envestnet has reduced our energy consumption by reducing our office space by one-third. Envestnet continues to support flexible work schedules for many of our employees and we make significant use of video-conference capabilities, reducing the GHG emissions from employee commuting and business travel. All of our office locations have recycling programs, use energy-saving lighting and sensors, and water-conserving fixtures. We continue to explore ways to further improve operational effectiveness and decrease our energy usage and carbon emissions.
SOCIAL AND HUMAN RIGHTS STATEMENT
Envestnet conducts our business in a responsible manner for our communities, our employees, our advisors and their clients. As noted in Envestnet’s Human Rights Policy Statement, the Company fully supports the basic rights and freedoms of all individuals, including women and diverse groups, in accordance with the human rights principles enumerated in the United Nations Universal Declaration of Human Rights and the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work. Envestnet emphasizes its commitment by following fair and ethical labor practices, provides meaningful opportunities for development for our employees, promotes giving back to the communities where we live and work, and offers access to sustainable investing solutions. Envestnet’s Supplier Code of Conduct provides guidance to our suppliers on Envestnet’s expectations concerning supplier human rights, environmental practices, and business ethics.
For additional information, please see our website.
DEVELOPING THE FUTURE OF FINANCIAL WELLNESS
Envestnet is committed to developing financial literacy and an understanding of the financial services industry through various initiatives and partnerships, including the Envestnet Institute on Campus, Envestnet | MoneyGuide University Program, the Envestnet Scholarship Program (through EIOC) and Envestnet Education Initiative with EVERFI, Inc. (“EVERFI”).
The Envestnet Institute on Campus
EIOC is a program for university students designed to bridge the gap between academic knowledge and the application of this knowledge in the Wealth and Asset Management industries. Many of our employees have graduated from this key Learning and Development program. As of December 2023, the curriculum is offered at 56 schools, including 5 Historically Black Colleges and Universities. The program includes financial education
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training, mentoring, job placement, and financial education initiatives. Over 7,800 students have completed the program, averaging an approximate 73% completion rate. More than 2,800 women and over 2,400 students of color have completed the program. EIOC continues to support job and internship placements through its résumé database, which contains over 4,500 résumés for employers seeking workforce-ready employees for internships and entry-level positions.
In addition, through the Company’s Envestnet | MoneyGuide University Program, we partner with over 110 universities and colleges to incorporate technology into their financial planning programs by providing free access to MoneyGuide’s software platform. In 2023, over 5,800 students used this financial planning software to gain practical experience and hands-on practice.
The Envestnet Scholarship Program (through EIOC)
Envestnet has partnered with the Center for Financial Planning (“CFP”) on this endeavor as part of its Envestnet Institute on Campus program. Scholarships are offered to qualified individuals seeking to complete a CFP Board-Registered Certificate Program, which then qualifies the student to sit for the CFP® certification exam. Scholarships are offered to qualified individuals who can demonstrate financial need and are from underrepresented populations within the financial planning profession and academia. Through December 31, 2023, the Envestnet Scholarship Program issued 104 scholarship awards totaling over $550,000.
Envestnet Education Initiative with EVERFI
Envestnet supports EVERFI, whose mission is to leverage scalable technology to build innovative, impactful education networks that empower people and transform communities. Envestnet supports EVERFI’s efforts to help teachers, schools, and districts bring real-world skills to students. This partnership supports students ranging from 3rd to 12th grade at no cost to individual schools or school districts in states with principal Envestnet office locations. Envestnet expanded its sponsorship to include seven additional schools, all located in the Greater Raleigh, North Carolina area, in the 2022-2023 school year. In the 2022-2023 school year, Envestnet’s grant brought financial education curricula to 36 schools, reaching over 1,800 students with over 1,800 hours of learning.
Foundation for Financial Planning
Envestnet partners with the Foundation for Financial Planning (“FFP”) to help make financial wellness possible for everyone. FFP is the nation’s leading charity dedicated to advancing pro bono financial planning for at-risk populations including active military members, wounded veterans, people with serious medical diagnoses, seniors and family caregivers, low-income individuals, domestic violence survivors and many more. With the help of Envestnet and other donors, FFP has reached approximately 124,000 people including 23,000 financially vulnerable senior citizens and 2,000 families with the Pro Bono for Cancer Program, through workshops, webinars, and one-on-one financial planning sessions.
SUSTAINABLE INVESTING
Providing access to sustainable investment products and services is an important component of our financial wellness ecosystem, and a key element in building intelligent financial lives. Envestnet is committed to building an end-to-end sustainable investing solution set, with tools embedded into advisor workflows, empowering them to more comprehensively view alignment of client portfolios with sustainable investment preferences. We offer a wide range of capabilities, including portfolio analytics, investment solutions, manager research, overlay technology, reporting, education and thought leadership.
Envestnet became a signatory of the Principles for Responsible Investment on April 1, 2020. As a signatory, we affirm our commitment to empowering wealth managers to embed sustainable investing into their practices. The Principles of Responsible Investment (“PRI”) is an independent entity that has created a set of voluntary and aspirational set of investment principles that offer a menu of possible actions for incorporating ESG issues into investment practices. The goal of the PRI is to create more sustainable capital markets that contribute to a more prosperous world for all. The Principles were developed by an international group of institutional investors reflecting the increasing relevance of environmental, social and corporate governance issues to investment practices. The process was convened by the United Nations Secretary-General. In signing the Principles, we as a service provider publicly commit to adopt and implement them, where consistent with our fiduciary responsibilities.
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SUPPORTING OUR COMMUNITIES
Envestnet is committed to strengthening our communities and empowering employees to make a positive impact. Envestnet fosters community engagement by encouraging employee support through both charitable and volunteer activities. Our charitable focus embraces education, financial literacy and helping those in need in the communities where we work and live. We achieve these goals through dedication to our Envestnet Cares initiative, multiyear partnerships through our Signature Impact initiatives, annual giving to organizations highlighted by employees and multiplying the generosity of employees through a donation matching program. In 2023, Envestnet donated approximately $1.0 million to over 400 organizations.
ENVESTNET CARES
The Envestnet Cares program empowers our employees to engage in their local communities with paid time off for volunteer activities, charitable donation matching, and partnerships with several non-profit organizations. U.S. employees receive a match up to $3,000 annually as well as increased match and limits for special match campaigns. In 2023, Envestnet matched employee charitable gifts to over 400 organizations. Envestnet made charitable contributions to over 20 other organizations that are important to our employees and the communities in which they live. Our employees receive three paid volunteer days per year for use when volunteering for a non-profit organization of their choice during the workweek, or as part of a Company-organized volunteering event. As part of this program, in 2023, Envestnet employees volunteered approximately 4,000 hours.
SIGNATURE IMPACT
Signature Impact initiatives are focused on fostering long-term partnerships with charitable organizations in the communities where we do business. Long-term commitments provide a more predictable source of funding for our charitable partners. By focusing our charitable giving we can have a more meaningful and lasting impact on charities that support education, financial literacy, and people in need. In addition to our relationships with CFP, FFP and EVERFI, we have relationships with several other organizations helping our communities. Our additional Signature Impact Partners include Project HOME, The Southern Poverty Law Center, Americares, Opportunity International and Water.org.
Project HOME’s mission is to empower adults, children and families to break the cycle of homelessness and poverty, to alleviate the underlying causes of poverty, and to enable all of us to attain our fullest potential as individuals and as members of the broader society.
The Southern Poverty Law Center is a catalyst for racial justice in the South and beyond, working in partnership with communities to dismantle white supremacy, strengthen intersectional movements, and advance the human rights of all people.
Americares is a health-focused relief and development organization that saves lives and improves health for people affected by poverty or disaster. Each year, Americares reaches 85 countries on average, including the United States, with life-changing health programs, medicine, medical supplies, and emergency aid. In 2023, Americares delivered over 15 tons of medical supplies to disaster relief efforts.
By providing financial solutions and training, Opportunity International empowers people living in poverty to transform their lives, their children’s futures, and their communities. Their vision is a world in which all people have the opportunity to achieve a life free from poverty, with dignity and purpose.
Water.org is an international nonprofit organization that has positively transformed more than 51 million lives around the world with access to safe water and sanitation through affordable financing. Founded by Gary White and Matt Damon, they have been pioneering market-driven financial solutions to the global water crisis for 30 years, giving women hope, children health, and families a future.
SUPPORTING OUR EMPLOYEES
At Envestnet, we understand that developing and supporting our employees, promoting inclusion and diversity and fostering a work environment in which all individuals are treated with respect and dignity are critical to our
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mission. In order to attract and retain top talent, Envestnet provides competitive base pay and recognizes exceptional work in many ways, including rewards such as annual bonus consideration and long-term equity incentive grants.
We offer a comprehensive suite of benefits designed to support the professional and personal well-being of our employees. Envestnet’s programs and benefits include, among others, health, dental and vision insurance, life insurance, medical and dependent care flexible spending account, short- and long-term disability, accidental death and dismemberment insurance, a 401(k) plan with company matching, student debt repayment, college scholarship plans for employees’ children, adoption assistance, a parental stipend for parents with children under age six, discount programs, paid time off (including volunteer days and parental leave for the birth or adoption of a child), military leave with pay differential, pet benefits, a Wellness Program and an Employee Assistance Program.
Envestnet further demonstrates our commitment to supporting and developing our employees through learning and development opportunities to help employees perform at their best and enjoy fulfilling careers, including online training courses, tuition and certification reimbursements, and mentorship programs.
PROMOTING DIVERSITY AND INCLUSION
At Envestnet, we believe fostering a diverse, inclusive, and accessible organization makes us more successful and is inherent to the way we do business every day. A diverse and inclusive environment encourages innovation, creativity, and productivity, and results in better products, services and outcomes for our clients. We are committed to hiring, developing, and retaining employees irrespective of their race, ethnicity, gender identity or expression, sexual orientation, background, or location.
We nurture and promote our vision for diversity, inclusion and equity through a variety of programs internal to Envestnet as well as leveraging external knowledge and resources to achieve the best outcomes possible for our employees, including through the following activities:
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To create the foundation for the culture we want, our Employee Resource Groups (“ERG”) offer a safe space for employees to relate to each other, hear other perspectives and gain insights into solutions and opportunities.

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Envestnet Bridges, which was our first employee resource group, continues to offer monthly conversations on topical issues regarding race and individualism, ongoing educational resources and training on inclusive topics such as “Allyship, Understanding Language, and Racism: Why Your Story Matters.”

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In 2019, Envestnet launched Women’s Initiative Network (“WIN”) to better understand how we can use our internal strengths and experiences to help women develop to their fullest potential. While our commitment to diversity and inclusion has not changed, we have updated our mission to expand how we think about all women and to support their journey through the workplace and life. To support this purpose, Envestnet announced a rebranded group—Harbor. Harbor aims to support all women in challenging stereotypes, tackling the advancement ceiling, and navigating the path to their futures.

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Enclusion launched on Juneteenth of 2022 as the Black and African American Employee Resource Group. Their mission is to support Black and African American community, in and outside of Envestnet walls. They have focused on the development of employees through events like Creating Your Advisory Council and watch parties of Carla Harris’ Ted Talk “How to find the person who can help you get ahead at work.”

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Envestnet’s IDEAS Council is an employee-led counsel that is a forum for our ERG efforts, providing guidance, perspective and continuity to better promote a welcoming environment focused on workplace diversity and inclusion.

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In order to ensure that our employees have the training and development necessary to our culture and commitment to DEI, every employee must participate in a half-day live DEI training, as well as a broader learning path on LinkedIn Learning. This training is available to all Envestnet employees with courses ranging from Unconscious Bias and Privilege to Dealing with Internalized Microaggression.

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As part of our work to provide our employees with the support needed, we created and provided a Gender Transitioning & Gender Affirmation in the Workplace guide that is part of our internal Employee

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Handbook, helping to create a respectful workplace for all members of our community, including those of all gender identities and expressions.
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Our approach to development includes a number of internal programs which leverage peer-coaching and support—most recently our Global Mentoring Program paired women in India and the U.S. to further develop leadership skills and strengthen internal connections.

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We have supported the Black Wharton Undergraduate Association at the University of Pennsylvania as a Silver Donor.

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We have continued our partnership with the Greenwood Project, which connects Black and Latinx students to internships within the financial services industry.

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We have partnered with the University of Delaware Women’s Leadership since 2021 to help female employees advance in their leadership journey; this work continues through 2024.

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We continue to focus on the importance of a diverse candidate pool that offers a variety of skills and abilities for our organization. All Envestnet recruiters are Certified Diversity Recruiters (“CDR”) which ensures we use effective diversity and inclusion talent acquisition practices. When using external recruiting resources in 2022, we added diverse national partners and educational institutions.

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The Envestnet Delegates Program (“EDP”) focuses on finding high performing/high potential employees and providing these individuals with development opportunities and increased access to leaders, information, and training. The EDP participants are our next generation leaders, and this is one way Envestnet continues to promote and support our diverse employees in their career progression.

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Envestnet became the inaugural ambassador for Money Management Institute, an organization with a mission to prepare underrepresented talent for the fintech industry.

PROMOTING STRONG CORPORATE GOVERNANCE
Envestnet is committed to the long-term success of our business, as well as our shareholders, customers and employees, through strong corporate governance and ethical business practices. Every Envestnet employee is expected to embody our values at every level of the organization. One of the ways we create an organization that is respectful, ethical and accountable is through our Code of Business Conduct and Ethics (“Code of Conduct”) and related Whistleblower Policy.
Code of Business Conduct and Ethics
The Code of Conduct is applicable to all directors, officers and employees, and serves as an ethical compass and sets forth basic principles to guide day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws and the Foreign Corrupt Practices Act of 1977, and reporting illegal or unethical behavior. The Code of Conduct also sets forth Envestnet’s firm commitment to equal opportunity and treatment for employees in all aspects of employment, a work environment in which all individuals are treated with respect and dignity and intolerance of discrimination or harassment of any kind. Our commitment to diversity, equity and inclusion reflects an understanding and acceptance of diverse points of view, abilities, backgrounds and experiences. This commitment applies to every aspect of our business, and we firmly stand against discrimination and harassment of any type without regard to race, color, religion, age, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state, or local laws. The Board reviews the Code of Conduct on an annual basis and makes changes as appropriate.
Whistleblower Policy
Our employees, officers, directors and temporary/contract employees have an obligation to report any conduct that may be unethical, illegal or otherwise inconsistent with the Code of Conduct. The Code of Conduct sets forth one method for confidentially and anonymously reporting concerns about conduct that may be illegal, unethical or otherwise inconsistent with the Code of Conduct, including regarding accounting, internal accounting control or auditing matters involving the Company. The Company handles such reports pursuant to the procedures outlined in its formal Whistleblower Policy. The Company will not retaliate against any employee, officer or director who makes a good faith report or assists in the investigation of a report. Envestnet communicates the
30   ENVESTNET | PROXY STATEMENT

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Whistleblower Policy to employees in a number of ways, including in its annual employee training. The Board reviews the Whistleblower Policy on an annual basis and makes changes as appropriate.
For more information on our corporate governance practices at the Board level, please see the section herein entitled “Corporate Governance and Board Matters—Our Corporate Governance Framework.”
ENVESTNET | PROXY STATEMENT   31

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information about our performance, compensation framework, compensation decisions and associated governance for our NEOs in 2023. The following individuals were NEOs and serving in the indicated roles as of December 31, 2023:

William Crager Chief Executive Officer(1)	Joshua Warren Chief Financial Officer(2)	Shelly O’Brien Chief Legal Officer, General Counsel and Corporate Secretary

(1)
As announced on January 8, 2024, William Crager stepped down as CEO of Envestnet and each of its subsidiaries effective March 31, 2024. He was a NEO for all of 2023.

(2)
Joshua Warren joined Envestnet as a senior advisor effective October 2, 2023 and assumed the role of CFO on November 15, 2023. Peter D’Arrigo stepped down from the role of CFO effective November 15, 2023. He continued to serve as a senior advisor to the CEO through March 31, 2024. He is included as a NEO for 2023 pursuant to applicable SEC rules.

EXECUTIVE SUMMARY
Key Highlights | Pay and Performance Alignment | What We Do and Don’t Do	33
COMPENSATION DESIGN
Guiding Principles | Compensation Framework | Use of Market Data | Shareholder Engagement	35
2023 COMPENSATION DECISIONS
Base Salary | Annual Incentive Program | Annual Equity Incentive Awards | Settlement of PSUs granted in 2021 | Benefits and Perquisites	38
EXECUTIVE TRANSITIONS
CFO Transition | CEO transition and Interim CEO Compensation	41
COMPENSATION GOVERNANCE
Role of the Compensation Committee | Role of Advisors | Stock Ownership Guidelines | Clawback Policy | Tax Considerations	43
COMPENSATION COMMITTEE REPORT	46
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EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY
KEY HIGHLIGHTS
■
Awarded equity in February 2023 with a lower value compared to the grants made in 2022. The grant date fair value of the awards in 2023, influenced by the prior year performance, was approximately 39% lower than 2022. This resulted in a reduction in the SCT pay for NEOs.

■
Secured high say-on-pay support and maintained dialogue with our shareholders. Over 95% of votes were cast in support of our 2023 advisory vote on executive compensation, demonstrating high levels of sustained support for our framework and outcomes.

■
Reviewed target compensation levels for 2023 with reference to practices among our compensation peers. Ms. O’Brien was the only NEO receiving an increase in her target compensation following a review that indicated a phased market adjustment was appropriate. For 2023 her salary increased from $375,000 to $400,000 and her target annual incentive opportunity increased from 76.8% of salary to 80% of salary.

■
Implemented modest changes to incentive measures and weightings in 2023. In comparison to 2022, we increased the proportion of the annual cash incentive tied to financial performance from 75% to 80%, focusing on Adjusted Revenue (40%) and Adjusted EBITDA (40%). The remaining portion continued to be based on individual and team performance in 2023.

■
Approved relative TSR and Adjusted EBITDA Margin measures for PSUs granted in 2023. The vesting of PSUs granted in 2023 will be determined in 2026 based on two equally-weighted performance measures of relative TSR and Adjusted EBITDA Margin, aligned with our long-term strategic priorities of margin enhancement and value creation for shareholders.

■
Announced transitions of key leadership roles. Mr. Warren was appointed as CFO, replacing Mr. D’Arrigo who stepped down in November. Mr. D’Arrigo remained as a senior advisor until March 31, 2024, and severance payments to Mr. D’Arrigo were limited to what he was entitled to under his employment agreement. In January it was announced that Mr. Crager would step down as CEO of Envestnet and each of its subsidiaries effective March 31, 2024. Mr. Crager will not receive any severance and neither Mr. Crager nor Mr. D’Arrigo will be granted equity awards in 2024 given their planned departures.

■
Mr. Fox, Chair of our Board, was appointed Interim CEO effective April 1, 2024. He will receive a monthly salary, a grant of RSUs and will be eligible to receive a discretionary cash bonus in respect of his services.

PAY AND PERFORMANCE ALIGNMENT
Envestnet delivered solid results in 2023, despite a challenging economic environment and market headwinds, outperforming the industry in capturing net flows and market share. In 2021, the Company initiated an intentional investment plan focused on unlocking future value on an accelerated basis for our shareholders, accepting that this would impact short-term results and in particular near-term profitability. The impact of these investments was evident in the many strategic achievements summarized below, including:
■
$58.5 billion in net flows from AUM/A which equates to 8% organic growth;

■
$30.1 billion of AUM net flows which equates to 9% organic growth; and

■
4% growth in the platform accounts served to more than 19.1 million.

Key 2023 financial achievements:
■
Revenue Consistency: Maintained at $1.2 billion, in line with the previous year.

■
EBITDA Growth: Adjusted EBITDA rose 16%, highlighting our operational efficiency.

■
Earnings Per Share: Adjusted Net Income per Diluted Share increased by 14%, reflecting our financial health.

There were also many notable strategic accomplishments that reflect the strength of our overall performance in 2023.
ENVESTNET | PROXY STATEMENT   33

EXECUTIVE COMPENSATION

Captured More of the Addressable Market
■
Achieved net asset flows in AUM/A of $58.5 billion, primarily from growth with existing advisors

■
AUM accounted for 51% of AUM/A net flows

■
Increased accounts on our platform by 4% to over 19.1 million

■
Increased AUM/A accounts per advisor by 6% to nearly 75 accounts per advisor

Wealth Platform Enhancements
■
Enabled Next Generation Proposal tool at additional client firms (99% now enabled) and fully integrated it into Envestnet | Tamarac, including new proposals and strategy modifications

■
Built and tested Personal Index Portfolio Builder capability to facilitate construction and implementation of custom direct indexing

■
Enhanced the support for tax management with tax overlay and transition technology

■
Updated Envestnet’s enterprise wealth management platform experience, enabling users to easily navigate the platform, customize data sets, and efficiently complete workflows

■
Completed development work on new client portal and client facing mobile apps

■
Expanded integrations with external CRM tools

Strengthened our Ecosystem
■
Continued integration work with FNZ, a global platform provider in the wealth management sector, which will provide a fully digital, end-to-end custody offering to our clients

■
Enhanced the integration capabilities with new APIs, embeddable widgets and developer support

■
Launched Envestnet Retire Complete, providing wealth advisors access to a range of retirement savings resources to help their clients meet their retirement objectives

■
In 2023, our client service scores reached the mid-60s, showcasing notable improvement

Improved Internal Automation and Efficiencies	■ Reduced our headcount approximately 10% and also reduced compensation-related expenses by over 9%, compared to 2022 ■ Processed 219 million trade orders
34   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

In aggregate these achievements were reflected in our compensation decisions and outcomes in respect of 2023:
Annual incentives were earned at 100% of target	PSUs that concluded their performance period on December 31, 2023 vested at 27.72% of target
Further details on the goals and achievements are provided in the section “—2023 Compensation Decisions” starting on page 38.
WHAT WE DO AND DON’T DO
Envestnet is committed to responsible executive compensation practices that reflect recognized high corporate governance standards. A summary of our notable practices is provided below.
What We Do	What We Don’t Do

■
Pay-for-performance by aligning a significant portion of NEO compensation with the Company’s overall success and performance

■
Allocate a significant proportion of each NEOs’ pay in equity-based compensation, with at least half of the equity value in PSUs

■
Enforce meaningful stock ownership requirements for executives

■
Maintain and uphold a robust Clawback Policy that exceeds NYSE requirements

■
Retain the services of an independent compensation consultant to ensure objectivity and fairness

■
Engage in continuous shareholder outreach to gather feedback and insights

■
Conduct an annual advisory vote on executive compensation

■
No single-trigger vesting of equity awards in the event of a change in control

■
No excise-tax “gross-ups”

■
No excessive perquisites

■
No Company contributions to nonqualified or supplemental retirement plans

■
No option repricing without prior shareholder approval

■
No hedging activities involving Company’s securities

COMPENSATION DESIGN
GUIDING PRINCIPLES
We strive to create a diverse and inclusive environment as we believe this fosters a culture that attracts and motivates employees to operate at their highest level. We provide employees with competitive, performance-based compensation that encourages the achievement of results that create long-term shareholder value. Our total rewards practices are aligned with the market, consistent with our risk profile and reflective of our solid governance practices. The following principles are the basis for our executive compensation program and align pay with performance and shareholder interests:
■
Compensation is based on clearly articulated goals and results.

■
Performance-based rewards are consistent with our long-term business strategy and aligned with long-term shareholder value creation.

COMPENSATION FRAMEWORK
The guiding principles and practices summarized above underpin our compensation framework. The core components of an executive officer’s total compensation comprise base salary, an annual cash incentive awarded under our AIP and an annual equity award. Annual equity award values included in the SCT were approved with reference to prior year performance. The key features of each of these elements are described below.
ENVESTNET | PROXY STATEMENT   35

EXECUTIVE COMPENSATION
Element	CEO 2023 Mix(1)	Other NEO 2023 Mix(1)(2)	Key Features in 2023
Base Salary			■ Reviewed but not necessarily adjusted annually ■ Level informed by market competitiveness, individual performance and scope of responsibility
Annual Cash Incentive
■
Target value set as a percentage of base salary

■
Earned based on performance relative to pre-set goals

■
80% based on financial performance, which in 2023 comprised Adjusted Revenue (40%) and Adjusted EBITDA (40%)

■
20% based on individual/team performance

■
Payouts capped at 150% of target and subject to our Clawback Policy

Equity Incentive
■
2023 grant value informed by prior year company and individual performance with reference to our AIP scorecard

■
50% granted as PSUs subject to a three-year performance period and 50% granted as RSUs that vest over a three-year period

■
PSUs vest subject to pre-set goals, which for 2023 grants comprised relative TSR and Adjusted EBITDA Margin, and payouts are capped at 150% of target

■
Awards are subject to our Clawback Policy

(1)
Reflects base salary at year end, the 2023 target AIP and the approved value of equity awards made in 2023.

(2)
The non-CEO average comprises of Ms. O’Brien and Mr. D’Arrigo and excludes Mr. Warren.

Our 2023 incentive plans combine complementary performance measures that align with our strategic priorities as follows:
2023 Performance Measures	Where It Is Used	Why It Is Important
Adjusted Revenue	AIP	Measures our top-line results and our ability to grow our customer base and/or relationships
Adjusted EBITDA	AIP	Measures our bottom-line results, our ability to increase profitability and our ability to reinvest and generate future returns for shareholders
Individual/Team Performance	AIP
Enables an assessment of qualitative and quantitative contributions at the individual and team level that are not directly relevant at an enterprise-wide level and/or captured in our financials; these outcomes have a direct impact on our current and future economic results and the success of our organization

Adjusted EBITDA Margin	PSUs	Measures our operational efficiency in terms of how revenue and operating expenses move relative to each other as we grow, and ultimately contribute to our profitability
Relative TSR	PSUs	Demonstrates our ability to deliver superior returns to our shareholders
36   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

USE OF MARKET DATA
To inform decisions on NEO pay levels and design, the Compensation Committee maintains a defined group of peer companies to reference. During 2023, the Compensation Committee conducted its annual review of the peer group. Two companies were automatically removed as a result of market transactions (Bottomline Technologies and Zendesk), with Axos Financial also removed due to low say-on-pay results and a materially different approach to compensation. Blackbaud was added as an application software company that would provide balance to the peer group given its market capitalization and revenue were positioned at or below the 25th percentile of the resulting peer group. Envestnet was positioned between the 25th and 50th percentiles in terms of revenue and trailing twelve-month market capitalization against both the 2023 and 2024 peer groups.
Former Peers	2024 Compensation Peer Group, Approved in 2023
	Consistent Peers	New Peers
■ Axos Financial, Inc. ■ Bottomline Technologies Inc. ■ Zendesk, Inc.
■
ACI Worldwide, Inc.

■
AssetMark Financial Holdings, Inc.

■
Avantax, Inc.(1)

■
FactSet Research Systems Inc.

■
Fair Isaac Corporation

■
Guidewire Software, Inc.

■
Informatica, Inc.

■
LPL Financial Holdings, Inc.

	■ MarketAxess Holdings Inc. ■ Morningstar, Inc. ■ MSCI Inc. ■ New Relic, Inc.(1) ■ Nutanix, Inc. ■ SEI Investments Company ■ SS&C Technologies, Inc. ■ Verint Systems, Inc.	■ Blackbaud, Inc.
2023 Compensation Peer Group, approved in 2022

(1)
Avantax, Inc. and New Relic were included in the 2023 and 2024 peer groups, but will be removed for future analysis in light of both companies delisting during 2023.

The 2023 Compensation Peer Group was established in 2022 and was used to inform pay decisions that took effect in 2023. The 2024 Compensation Peer Group was established in 2023 and will be used to inform pay decisions that take effect in 2024.
A combination of market data for this group, broader contextual information from compensation surveys for non-CEO roles, and individual considerations collectively inform decisions on executive compensation.
SHAREHOLDER ENGAGEMENT
Envestnet regularly engages with our shareholders to proactively provide a forum to discuss any questions and concerns on topics that may include executive compensation. Discussions throughout 2023 and into 2024 indicate that a majority of shareholders continue to be supportive of our current approach to executive compensation. This observation is demonstrated by sustained high levels of say-on-pay support the company has achieved, with over 95% of votes cast in favor at our 2023 Shareholders Meeting.
In reviewing the executive compensation program, the Compensation Committee considers feedback received during these meetings, any feedback received through other channels (including letters to the Company), as well as the commentary issued by major proxy advisory firms whose advice is utilized by many of our shareholders. This feedback, coupled with the say-on-pay outcome, provides a helpful and rounded external perspective.
Envestnet and the Compensation Committee remains committed to engaging with shareholders on executive compensation practices and plans and implementing changes that are responsive to feedback and enhance alignment of our executive compensation program with our strategic priorities.
ENVESTNET | PROXY STATEMENT   37

EXECUTIVE COMPENSATION
Further details on our 2023 engagement can be found in the Section entitled “Corporate Governance and Board Matters—Shareholder Engagement.”
2023 COMPENSATION DECISIONS
BASE SALARY
NEO salaries were reviewed for 2023. Ms. O’Brien was the only NEO that received an increase in her base salary following a review that indicated a market adjustment was appropriate and was supported by her performance in the role. This increase was effective May 1, 2023. Mr. Warren’s salary was set in connection with his appointment as CFO.
NEOs	2023 Base Salary	Base Salary Increase
William Crager	$650,000	—%
Joshua Warren	$425,000	—%
Shelly O’Brien	$400,000	6.7%
Peter D’Arrigo	$450,000	—%
ANNUAL INCENTIVE PROGRAM
AIP measures
The AIP rewards NEOs based on a combination of Company and individual performance. Financial performance accounts for 80% of the opportunity and in 2023 was assessed based on Adjusted Revenue (40%) and Adjusted EBITDA (40%). The remaining 20% is determined based on an assessment of individual and team performance, which enables measurement against strategic objectives specific to an individual’s role or a team more broadly.
For the grants made in 2024 to our NEOs, the 20% determined based on individual and team performance has been eliminated, and the AIP payment amounts will be based only on financial performance with goals set with respect to free cash flow and revenue less asset-based costs.
NEOs’ 2023 target opportunities were set as a percentage of base salary and ranged from 80% - 100%, informed by market data. The maximum opportunity is capped at 150% of an individual’s target. Threshold performance earns a payout starting at 40% of target. For performance between stated goals, the payout will be calculated based on straight-line interpolation. To determine payments made in 2024 for 2023 performance, the Compensation Committee evaluated Company performance against the following pre-established financial goals.
Measure(1)	Weight	Threshold	Target	Exceeds	Maximum	2023 Actual	2023 Payout
Adjusted Revenue ($M)	40%	1,099	1,204 – 1,264	1,327	1,454	1,246	100%
Adjusted EBITDA ($M)	40%	219	240 – 252	265	290	251	110%
Payout as % of Target		40% - 80%	80% - 110%	125%	150%	—	105%

(1)
Envestnet utilizes adjusted performance measures in the AIP For details of the reconciliation showing how adjusted values are calculated from our audited financial statements see Appendix A.

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EXECUTIVE COMPENSATION

2023 financial performance resulted in a payout factor of 105% of target. The Compensation Committee approved an aggregate payout for current NEOs capped at 100% of target. Messrs. Crager and D’Arrigo’s payments were approved in accordance with their respective Separation and Release Agreements. Mr. Warren’s payment reflected the terms of his Employment Agreement, which provided for a minimum payment equivalent to his pro-rata target amount in respect of 2023 performance.
In aggregate, these achievements resulted in the Compensation Committee approving the following awards in respect of 2023 performance.
NEOs	2023 Target AIP (% of salary)	2023 Target AIP	2023 Actual AIP	2023 Actual AIP as a % of Target
William Crager	100%	$650,000	$581,100	—(1)%
Joshua Warren	90%	$94,315	$94,315	—(2)%
Shelly O’Brien	80%	$320,000	$320,000	100%
Peter D’Arrigo	100%	$450,000	$450,000	—(3)%

(1)
In accordance with Mr. Crager’s Separation and Release Agreement, he received an annual incentive based on the average of his AIP awards for 2022 and 2021.

(2)
Mr. Warren’s target AIP opportunity for 2023 was pro-rated in connection with his appointment on October 2, 2023 as a special advisor and subsequent appointment on November 15, 2023 as CFO. Per the terms of his Employment Agreement his 2023 AIP was subject to a minimum payment value of $94,315, equivalent to the pro-rated target.

(3)
In accordance with Mr. D’Arrigo’s Separation and Release Agreement, he received an annual incentive based on his 2023 target of $450,000.

ANNUAL EQUITY INCENTIVE AWARDS
Equity awards are granted annually to eligible employees, including our NEOs, to recognize performance, to align equity participants with the interests of our shareholders and to retain top talent. Long-term equity incentive awards represent a significant portion of NEOs’ total compensation. Awards are made under the Envestnet shareholder-approved equity incentive plan and, for NEOs, are granted in an equal mix of PSUs and RSUs.
Target Equity Mix in 2023
■
RSUs vest subject to service over a three-year period, with one-third vesting on the first anniversary of the date of grant, and one-twelfth vesting on each three-month anniversary for the following two years.

■
PSUs vest subject to service and the achievement of pre-set performance goals over a three-year performance period, subject to a maximum payout factor of 150% of target. Threshold performance results in 50% of the target PSUs vesting, with no payout for performance below threshold. For performance between stated goals, the payout will be calculated based on straight-line interpolation.

■
Both RSUs and PSUs are subject to our Clawback Policy.

The following equity grants were made in the first quarter of 2023, with the grant value informed by the prior year AIP outcome.
NEOs(1)	2023 Approved Value(2)	RSUs Awarded	PSUs Awarded
William Crager	$3,355,000	26,674	26,674
Shelly O’Brien	$457,500	3,637	3,637
Peter D’Arrigo	$1,220,000	9,699	9,699

(1)
Mr. Warren did not receive any equity grants in 2023 given the timing of his appointment. His first equity grant was made in the first quarter of 2024.

(2)
Numbers reflect the value approved by the Committee. The grant date fair value differs slightly due to the price used to calculate the number of RSUs and PSUs to grant and consideration of pre-grant performance in relation to the relative TSR performance measure.

The PSUs will vest in 2026 based on performance relative to two equally-weighted measures.
ENVESTNET | PROXY STATEMENT   39

EXECUTIVE COMPENSATION
■
Adjusted EBITDA Margin will assess our success in managing operating expenses to deliver profitable growth for our shareholders, and complements the Adjusted Revenue and Adjusted EBITDA goals included in our 2023 AIP scorecard.

■
Relative TSR seeks to ensure outcomes align with shareholder interests and the creation of sustainable long-term value.

The Compensation Committee approved the following performance goals in respect of each of these measures.
Measures(1)(2)	Measurement Basis	Weight	Threshold	Target	Maximum
Adjusted EBITDA Margin	Final year	50%	23%	25%	27%
Relative TSR vs. Russell 2000 Index constituents	Three-year	50%	35th Percentile	50th Percentile	75th Percentile
Payout as % of Target			50%	100%	150%

(1)
Envestnet utilizes adjusted performance measures in the equity plan. For details of the reconciliation showing how adjusted values are calculated from our audited financial statements, see Appendix A.

(2)
The performance period runs from January 1, 2023 to December 31, 2025.

Performance will be assessed in the first quarter of 2026 following the conclusion of the three-year performance period.
For PSUs granted in 2024, if the Company’s TSR is negative during the performance period, the performance percentage based on Relative TSR cannot exceed 100%, regardless of whether the Relative TSR is above the 50th percentile.
SETTLEMENT OF PSUs GRANTED IN 2021
The PSUs granted in February 2021 were subject to a three-year performance period that concluded on December 31, 2023. In February 2024 the Compensation Committee reviewed performance in relation to the established performance goals and approved an overall payout of 27.72% of the target units. See below for further details regarding the outcomes for each individual performance measure.
Measures(1)	Measurement Basis	Weight	Threshold	Target	Maximum	Actual	Payout
Adjusted Revenue Growth	Three-year compounded annual growth rate	33.33%	8%	14%	20%	7.64%	0.00%
Adjusted EPS Growth	Final year growth	33.33%	10%	16%	22%	13.98%	83.15%
Relative TSR vs. Russell 2000 Index Constituents	Three-year	33.34%	35th Percentile	50th Percentile	75th Percentile	28th Percentile	0.00%
Payout as % of Target			50%	100%	150%		27.72%

(1)
Envestnet utilizes adjusted performance measures in the equity plan. For details of the reconciliation showing how adjusted values are calculated from our audited financial statements see Appendix A.

40   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

BENEFITS AND PERQUISITES
Envestnet provides limited executive perquisites to our NEOs. In 2023, Mr. Crager received use of an apartment in close proximity to the Company’s headquarters for commuting purposes. Given this was a business need, the Company agreed to cover the additional taxes on the underlying benefit. The NEOs and a select group of senior leaders also have access to a supplementary health and wellness allowance.
The programs noted below are provided to all of our employees, inclusive of the NEOs.
Healthcare	Welfare	Retirement
■ Health, dental and vision insurance ■ Health care and dependent care flexible spending accounts	■ Life and accidental death & dismemberment insurance ■ Short and long-term disability	■ 401(k) plan, with company match
Additional Benefits
■ Expanded mental health services and counseling ■ Education reimbursement and student debt repayment ■ Additional wellness benefits	■ Adoption and surrogacy benefits ■ ■ Parental stipend ■ College scholarship plan for employees’ children
For more information on our benefits package, see the section above entitled “Environmental, Social and Governance—Supporting Our Employees.”
EXECUTIVE TRANSITIONS
CFO Transition
In September 2023, a transition was announced in relation to the role of CFO. At the request of the Board, Mr. D’Arrigo agreed to step down as CFO effective November 15, 2023 and the Company agreed to pay Mr. D’Arrigo the payments he was entitled to under his employment agreement in connection with a termination without cause. Mr. D’Arrigo agreed to remain as a senior advisor through March 31, 2024 to facilitate a smooth transition and also agreed to general release terms, restrictive covenants and confidentiality obligations. Mr. Warren joined Envestnet effective October 2, 2023 as a senior advisor and was appointed to the role of CFO effective November 15, 2023.
In connection with the aforementioned separation and appointment, the Compensation Committee approved the following key compensation terms.
In respect of Mr. D’Arrigo:
■
Payment of salary and benefits would continue through March 31, 2024. No equity grants will be made in 2024.

■
In accordance with his 2016 Employment Agreement, Mr. D’Arrigo will receive (i) cash severance of $1,625,000, equivalent to two-times base salary and the average of his last two annual bonus amounts, payable in equal installments on the Company’s regular payroll dates over a period of 24 months beginning March 31, 2024, (ii) $31,622 in health premium payments, (iii) a lump sum payment equal to $450,000, representing Mr. D’Arrigo’s 2023 non-equity incentive compensation target amount and (iv) a lump sum payment of $89,384, representing a pro-rated portion of Mr. D’Arrigo’s 2024 bonus (based on the average of his 2022 and 2023 bonuses).

■
Outstanding equity awards will be treated in accordance with the award agreements.

■
Unvested PSUs (awards made in 2022 and 2023) will be retained, with vesting calculated following the conclusion of the performance period reflecting a pro-rata adjustment for days worked.

■
Unvested RSUs will continue to vest through March 31, 2024. Any RSUs that haven’t vested by April 1, 2024 will be forfeited.

ENVESTNET | PROXY STATEMENT   41

EXECUTIVE COMPENSATION
■
Vested unexercised stock options will remain exercisable for up to six months following March 31, 2024.

In connection with entering into the Separation and Release Agreement, Mr. D’Arrigo agreed to general release terms, restrictive covenants and confidentiality clauses.
In respect of Mr. Warren:
■
Mr. Warren will receive a base salary of $425,000, subject to annual review.

■
Mr. Warren will also be eligible for annual discretionary cash bonuses with a target amount equal to 90% of base salary and applicable performance goals determined by the Compensation Committee each year. The cash bonus paid for 2023 was subject to a minimum of $94,315 and subsequently paid at this amount, which was equivalent to his pro-rata target for the year.

■
Mr. Warren is also eligible for annual grants of long-term equity-linked incentive awards with the amounts and applicable performance goals determined by the Compensation Committee each year. For 2024, the target equity grant value is $1,600,000. Mr. Warren’s 2024 equity grant will be delivered in a combination of PSUs (target value of $900,000 or 56.25% of the overall grant) and RSUs (target value of $700,000 or 43.75% of the overall mix.) No equity grant was made to Mr. Warren in 2023 given the timing of his appointment.

■
Mr. Warren received a signing cash bonus of $500,000 to attract him to Envestnet at a time when competition for executive-level talent remains challenging. The bonus has a one-year repayment provision in the event of a voluntary termination in his first year.

CEO Transition and Interim CEO Compensation
In January 2024, a transition was announced in relation to the role of CEO. Mr. Crager announced he was stepping down as CEO effective March 31, 2024 and will resign from the Envestnet Board immediately following the 2024 Annual Meeting of Shareholders. Mr. Crager will continue to serve as senior advisor to the company from April 1, 2024 until at least March 31, 2025. Mr. Fox, Chair of our Board, was announced as Interim CEO effective April 1, 2024, serving in an executive capacity effective January 8, 2024 to facilitate a smooth transition.
In connection with the foregoing separation and appointment, the Board approved the following key compensation terms.
In respect of Mr. Crager:
■
Payment of salary and benefits would continue through March 31, 2024. No equity grants will be made in 2024 and no AIP bonus will be payable in respect of 2024 performance.

■
No cash severance will be payable.

■
Unvested PSUs (awards made in 2022 and 2023) will be retained, with vesting calculated following the conclusion of the performance period reflecting a pro-rata adjustment for days worked.

■
Unvested RSUs will continue to vest through March 31, 2025. Any RSUs that haven’t vested by April 1, 2025 will be forfeited.

■
Vested unexercised stock options will remain exercisable for up to six months following March 31, 2025.

■
In connection with entering into the Separation and Release Agreement, Mr. Crager agreed to general release terms, restrictive covenants and confidentiality clauses.

In respect of Mr. Fox while serving as Interim CEO:
■
A monthly compensation, commencing January 7, 2024, valued at $350,000, with 25% paid in cash on a bi-monthly basis, and the balance to be accrued and granted as restricted shares, subject to a 12-month vesting period at the conclusion of his time as Interim CEO.

■
Consideration for a discretionary cash bonus based on performance in role.

■
A one-time award of 5,178 RSUs with a grant value of approximately $250,000.

■
Continued receipt of compensation as a member of the Board.

For details on Mr. Fox’s 2023 compensation, see the Section entitled “Director Compensation”.
42   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION GOVERNANCE
ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee is responsible for overseeing and approving executive compensation programs at Envestnet. At the beginning of each year, the Compensation Committee approves the components of compensation for the NEOs, individual performance goals for the CEO and sets the performance goals for any related compensation programs.
At the end of the year, the Compensation Committee conducts an in-depth review of overall Company results and the CEO’s performance relative to the identified performance goals.
To assist in this process, the CEO provides an overview of the performance of each of the other NEOs to the Compensation Committee and presents his compensation recommendations. CEO and other NEO pay levels are evaluated and approved after an analysis of total compensation for similar positions, consideration of external market conditions and a review of individual performance. While a specific percentile is not targeted, the aggregate impact of pay decisions by role is informed by a competitive range around the 25th percentile and market median, taking into account the aforementioned factors. The Compensation Committee exercises its discretion to revise any recommendations made by the CEO and approves all compensation decisions for the NEOs with the objective of delivering compensation that is aligned with performance results. Compensation decisions for the CEO are made by the Compensation Committee based on a number of relevant factors, including an assessment of Company results and the CEO’s individual performance.
The Compensation Committee has the ability to retain an outside independent advisor to provide an external perspective when discharging its duties. During fiscal 2023, the Committee engaged Willis Towers Watson US LLC (“WTW”) in this capacity, to provide advice and information regarding executive compensation, including the compensation peer group composition, pay levels and practices and incentive design. Aggregate fees paid to WTW for services related to executive compensation for fiscal 2023 were approximately $320,000.
The Compensation Committee annually reviews the independence of WTW in light of SEC and NYSE rules regarding compensation consultant independence and has affirmatively concluded that WTW has no conflicts of interest relating to its engagement by the Compensation Committee.
STOCK OWNERSHIP GUIDELINES
Our NEOs are subject to robust share ownership guidelines, which require them to build up an interest in Envestnet stock over time. We believe that requiring ownership increases the alignment between executives and shareholders, mitigates risk, and encourages executives to act in ways that increase shareholder value sustainably.
Minimum Requirements	■ CEO: 600% of base salary ■ Other NEOs: 300% of base salary
Time Horizon	■ Five years from becoming a NEO
Counted Equity Interests
■
Shares owned directly by the NEO (including those held as a joint tenant or as tenant in common)

■
RSUs (vested and unvested)

■
Stock options that are fully vested and exercisable

■
Shares owned in a self-directed Individual Retirement Account

■
Shares owned or held for the benefit of a spouse or minor children

Retention Requirement
■
NEOs are required to retain all shares acquired through option exercises and other stock awards until their respective ownership requirements are met

■
Sale of shares is not permitted until the guidelines are met

The Compensation Committee assesses compliance annually, and as of December 31, 2023 all current NEOs were in compliance with these guidelines or progressing towards the required ownership within the applicable time horizon.
ENVESTNET | PROXY STATEMENT   43

EXECUTIVE COMPENSATION
CLAWBACK POLICY
During 2023, the Compensation Committee amended and restated the existing Clawback Policy as required by the new NYSE listing standards on clawbacks. The Committee determined that it was appropriate to retain the existing policy provisions in the amended and restated policy that provide protections for the Company in the event of certain misconduct of the covered officers that are in addition to the requirements of the new listing standards. The amended and restated policy also adds a section that satisfies the new listing standard requirements, specifically requiring forfeiture or clawback of incentive compensation that is found to have been erroneously awarded, earned or vested in the event of a financial restatement without regard to fault or misconduct of the covered officer. A summary of the key features of the amended and restated Clawback Policy is provided below.
Element	Misconduct Related Provisions	Restatement Related Provisions
Covered persons	■ Current and former section 16 officers ■ Any other officer of the Company designated by the Compensation Committee	■ Current and former section 16 officers
Triggering events
A covered person engages in fraud or other intentional misconduct that:
■
Materially relates to a restatement of our financial statements, or

■
Results in material financial or reputational harm to the company

An accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement.
Covered compensation
All incentive compensation (cash and equity) that is:
■
Awarded, earned, vested or settled during or after the fiscal year in which a clawback event occurs, or

■
Is outstanding during or has a performance period that relates to the fiscal year in which the clawback event occurs

The entire after-tax value of covered compensation is subject to forfeiture or recoupment, at the discretion of the Compensation Committee

All incentive compensation (cash and equity) that is awarded, earned or vested based wholly or in part upon the attainment of a financial reporting measure
The pre-tax value of compensation that is found to have been erroneously awarded based on the restated financials is subject to forfeiture or recoupment in accordance with the Clawback Policy provisions. The clawback of such compensation is mandatory except in certain limited circumstances

A copy of the Clawback Policy can be found attached to Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2023.
COMPENSATION RECOVERY ANALYSIS IN CONJUNCTION WITH FINANCIAL STATEMENT CORRECTION
During the fourth quarter of 2023, Envestnet identified that its arrangement with a third-party for the use of cloud hosted virtual servers that was previously accounted for as a finance lease transaction and included as a component of property and equipment, net in the consolidated balance sheets should have been recognized as a prepayment included within prepaid expenses and other current assets and other assets in the consolidated balance sheets. Envestnet concluded that the classification of these transactions was immaterial in prior period financial statements and that amendment of previously filed reports was not required. However, Envestnet corrected this immaterial error in the prior years reported within its Annual Report on Form 10-K for the year ended December 31, 2023.
With respect to Envestnet’s consolidated statements of operations for the year ended December 31, 2022, the corrections resulted in an increase in direct expense of $2.0 million, an increase in general and administrative expense of $2.7 million and a corresponding decrease in depreciation and amortization expense of $4.7 million.
44   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

The transaction giving rise to the error was entered into in 2022 and thus did not affect fiscal periods prior to the year ended December 31, 2022.
Awards under Envestnet’s incentive plans during the relevant period were based upon various financial, market and non-financial weighted metrics, including four relevant financial and market performance measures: Adjusted Revenue, Adjusted EBITDA, Adjusted EPS and relative TSR. While the correction associated with the accounting error did not directly affect Adjusted Revenue or Adjusted EPS, it did marginally directly affect Adjusted EBITDA. For the one- and three-year periods ending on December 31, 2022, Envestnet’s Adjusted EBITDA did not meet the minimum thresholds for awards under Envestnet’s incentive plans and thus no awards were made in respect of these financial metrics. See “Executive Compensation—2022 Compensation Decisions—Annual Incentive Program” in Envestnet’s proxy statement for its 2023 Annual Meeting of Shareholders in relation to the AIP. The Company’s management confirmed to the Compensation Committee that there was no compensation awarded in respect of 2022 performance. The Company’s management also confirmed to the Compensation Committee that the AIP scorecard which informed awards in respect of 2023 performance was not affected by the correction.
PSU awards granted in February 2020 were subject to a three-year performance period that concluded on December 31, 2022. In February 2023 the Compensation Committee reviewed performance in relation to the established performance goals and approved a payout of 33.9% of target. The Company’s management confirmed to the Compensation Committee that, in connection with determining the appropriate accounting for the error, it had concluded, after consulting with the Company’s independent auditors, that the error was both quantitatively and qualitatively immaterial in that it would not reasonably be expected to impact the judgement of a user of the Company’s financial statements and therefore would not reasonably be expected to impact the relative TSR metric of the PSUs.
In light of the foregoing and after consultation with outside counsel and taking into account other factors that the Compensation Committee considered relevant, the Compensation Committee concluded that recovery of any compensation was not required under the Envestnet Clawback Policy as a result of the financial statement correction discussed above.
TAX CONSIDERATIONS
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” (as defined by the Code) of the Company with some limited exceptions for compensation paid pursuant to certain arrangements in place on November 2, 2017. For 2018 and after, our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.
As with prior years, although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).
ENVESTNET | PROXY STATEMENT   45

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2023 Annual Report on Form 10-K and in this proxy statement.
Gayle Crowell, Chair
Gregory Smith
Barbara Turner
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the year ended December 31, 2023, Mr. Fox, Ms. Crowell and Mr. Smith served on our Compensation Committee. No director who served on the Compensation Committee in fiscal year 2023 is, or has been, employed by us or our subsidiaries or is an employee of any entity for which any of our executive officers serves on the board of directors.
46   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

2023 SUMMARY COMPENSATION TABLE
The following table contains compensation information for our 2023 NEOs. The information included in this table reflects compensation paid to our NEOs for services rendered to us.
Name and Title	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William Crager Chief Executive Officer	2023	650,000	581,100	3,520,568	—	—	129,175	4,880,843
	2022	646,000	—	5,751,055	382,200	—	141,936	6,921,191
	2021	600,000	—	4,769,575	780,000	—	23,054	6,172,629
Joshua Warren Chief Financial Officer	2023	106,250	594,315	—	—	—	—	700,565
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Shelly O’Brien Chief Legal Officer, General Counsel and Corporate Secretary	2023	391,667	—	480,022	320,000	—	22,716	1,214,405
	2022	374,000	—	784,228	147,000	—	21,966	1,327,194
	2021	364,993	—	725,410	288,000	—	20,369	1,398,772
Peter D’Arrigo Former Chief Financial Officer	2023	450,000	450,000	1,280,116	—	—	25,126	2,205,242
	2022	446,000	—	2,091,222	275,000	—	20,326	2,924,584
	2021	405,015	—	1,788,591	540,000	—	16,354	2,749,960

(1)
Amounts disclosed in the Bonus column relate to bonus payments that were made pursuant to agreements entered into between the Company and the NEOs with amounts listed in the Bonus column in 2023. In accordance with Mr. Crager’s Separation and Release Agreement, he received an annual incentive based on the average of his AIP awards for 2022 and 2021 equal to $581,100. Mr. Warren’s target AIP opportunity for 2023 was pro-rated in connection with his appointment on October 2, 2023 as a special advisor and subsequent appointment on November 15, 2023 as CFO. Per the terms of his Employment Agreement his 2023 AIP was subject to a minimum payment value of $94,315, equivalent to the pro-rated target. Additionally, pursuant to such Employment Agreement, he received a sign-on bonus equal to $500,000. Finally, in accordance with Mr. D’Arrigo’s Separation and Release Agreement, he received an annual incentive based on his 2023 target of $450,000.

(2)
Amounts disclosed in the Stock Awards column relate to grants of RSUs, PSUs, and stock options in the identified year. With respect to each equity grant, the amounts disclosed reflect the full grant date fair value in accordance with FASB ASC Topic 718.

(3)
Amounts shown in this column include the grant date fair values for PSUs at the target payout based on the probable outcome of the performance condition, determined as of the grant date, which for 2023 is for Mr. Crager $1,853,176; for Mr. D’Arrigo $673,831; and for Ms. O’Brien $252,673. The maximum potential values of the 2022 PSUs is 150% of target. For 2023, the PSU maximum value at grant date fair value would be for Mr. Crager $2,779,764; for Mr. D’Arrigo $1,010,746; and for Ms. O’Brien $379,010. Further information regarding the 2023 awards is included in tables below entitled “2023 Grants of Plan-Based Awards Table” and “2023 Outstanding Equity Awards at Fiscal Year-End.”

(4)
Amounts paid under our AIP are disclosed in the Non-Equity Incentive Compensation column. Non-Equity Incentive Compensation payments are based on fiscal performance and are paid in the subsequent fiscal year, generally within the first two months (e.g., the amounts earned for 2023 were paid in February 2024). For more information, see “Executive Compensation—2023 Compensation Decisions—Annual Incentive Program.”

(5)
Only Mr. D’Arrigo has an account balance in a nonqualified deferred compensation plan. No amount is included in this column for Mr. D’Arrigo because his earnings on his deferrals in such plan in 2023, as noted below in the Nonqualified Deferred Compensation Table, would not be considered above-market or preferential earnings.

(6)
For Mr. Crager, the amount disclosed for 2023 reflects $103,796 for his Berwyn apartment, an executive wellness stipend of $15,479 and matching contributions to his 401(k) account in the amount of $9,900; $117,394 for his Berwyn apartment, an executive wellness stipend of $15,392 and matching contributions to his 401(k) account of $9,150 in 2022; an executive wellness stipend of $14,354 and matching contributions to his 401(k) account in the amount of $8,700 in 2021. For Mr. Warren, the amount disclosed reflects no additional compensation in 2023. For Ms. O’Brien, the amount disclosed for 2023 reflects an executive wellness stipend of $12,816 and matching contributions to her 401(k) account in the amount of $9,900; an executive wellness stipend of $12,816 and matching contributions to her 401(k) account of $9,150 in 2022; an executive wellness stipend of $11,669 and matching contributions to her 401(k) account of $8,700 in 2021. For Mr. D’Arrigo, the amount disclosed for 2023 reflects an executive wellness stipend of $15,226 and matching contributions to his 401(k) account of $9,900 in 2023; an executive wellness stipend of $11,212 and matching contributions to his 401(k) account of $9,150 in 2022; an executive wellness stipend of $7,654 and matching contributions to his 401(k) account in the amount of $8,700 in 2021. The value of benefits and payments that are generally available to all employees on a non-discriminatory basis are not included in the amounts disclosed.

ENVESTNET | PROXY STATEMENT   47

EXECUTIVE COMPENSATION
2023 GRANTS OF PLAN-BASED AWARDS TABLE
The following table contains information concerning grants of plan-based awards made in 2023 to our NEOs.
Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Fair Value of RSUs and PSUs on Grant Date ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (Shares)	Target (Shares)	Maximum (Shares)
William Crager	2/28/2023	260,000	650,000	975,000	13,337	26,674	40,011	—	69.48	1,853,310
	2/28/2023	—	—	—	—	—	—	26,674	62.51	1,667,392
Joshua Warren	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—
Shelly O’Brien	2/28/2023	128,000	320,000	480,000	1,819	3,637	5,456	—	69.48	252,699
	2/28/2023	—	—	—	—	—	—	3,637	62.51	227,349
Peter D’Arrigo	2/28/2023	180,000	450,000	675,000	4,850	9,699	14,549	—	69.48	673,887
	2/28/2023	—	—	—	—	—	—	9,699	62.51	606,284

(1)
On February 28, 2023, the Compensation Committee established the values and performance measures applicable to our 2023 non-equity incentive compensation awards. The actual cash value was paid in 2024 based on financial metrics and individual factors as described in “Compensation Discussion and Analysis—2023 Compensation Decisions—Annual Incentive Program” above. Each of the financial metrics has a threshold target that must be hit in order to receive a minimum payment equal to 40% of the target value. The threshold value listed in the table above assumes that the threshold amount was hit for each of individual financial metrics and individual factors, but it is possible that a lower amount could be paid out for each executive if the threshold targets are not hit for one or more of the financial metrics.

(2)
On February 28, 2023, the Compensation Committee granted PSUs in respect of 2022 performance. The actual number of PSUs that will become vested is based on financial metrics described in “Compensation Discussion and Analysis—2023 Compensation Decisions—2023 Outstanding Equity Awards” above. Each of the financial metrics has a threshold target that must be hit in order to receive a payment equal to 50% of the target value. The threshold value listed in the table above assumes that the threshold amount was hit for each of individual financial metrics, but it is possible that a lower amount could become vested if the threshold targets are not hit for one or more of the financial metrics.

(3)
On February 28, 2023, the Compensation Committee granted RSUs in respect of 2022 performance. All restricted stock units were approved by the Compensation Committee and the Board on their respective grant dates.

NARRATIVE TO 2023 SUMMARY COMPENSATION TABLE AND 2023 GRANTS OF PLAN-BASED AWARDS TABLE
See “Executive Compensation—Compensation Discussion and Analysis” above and “—Equity Incentive Plans” below for a more detailed discussion of the compensation plans pursuant to which the amounts listed under the 2023 Summary Compensation Table and 2023 Grants of Plan-Based Awards Table were paid or awarded, and the criteria on which such payments were based.
48   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023:
		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)
William Crager	2/28/2014	14,100	—	41.84	2/28/2024	—	—
	2/27/2015	11,400	—	53.88	2/27/2025	—	—
	2/29/2016	5,852	—	20.51	2/28/2026	—	—
	3/28/2017	5,733	—	31.70	3/28/2027	—	—
	3/11/2021	—	—	—	—	34,144	1,690,811
	3/11/2021	—	—	—	—	2,846	140,934
	2/28/2022	—	—	—	—	36,755	1,820,108
	2/28/2022	—	—	—	—	15,316	758,448
	2/28/2023	—	—	—	—	13,337	660,448
	2/28/2023	—	—	—	—	13,337	660,448
	2/28/2023	—	—	—	—	26,674	1,320,896
Joshua Warren	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Shelly O’Brien	2/27/2015	4,800	—	53.88	2/27/2025	—	—
	2/29/2016	2,464	—	20.51	2/28/2026	—	—
	3/28/2017	1,667	—	31.7	3/28/2027	—	—
	3/11/2021	—	—	—	—	5,193	257,157
	3/11/2021	—	—	—	—	433	21,442
	2/28/2022	—	—	—	—	5,012	248,194
	2/28/2022	—	—	—	—	2,090	103,497
	2/28/2023	—	—	—	—	1,818	90,027
	2/28/2023	—	—	—	—	1,819	90,077
	2/28/2023	—	—	—	—	3,637	180,104
Peter D’Arrigo	2/27/2015	8,250	—	53.88	2/27/2025	—	—
	2/29/2016	4,235	—	20.51	2/28/2026	—	—
	3/28/2017	3,850	—	31.7	3/28/2027	—	—
	3/11/2021	—	—	—	—	12,804	634,054
	3/11/2021	—	—	—	—	1,068	52,887
	2/28/2022	—	—	—	—	13,365	661,835
	2/28/2022	—	—	—	—	5,570	275,826
	2/28/2023	—	—	—	—	4,850	240,172
	2/28/2023	—	—	—	—	4,849	240,122
	2/28/2023	—	—	—	—	9,699	480,294

(1)
No stock options were granted to NEOs in 2023. All stock options held by our NEOs as of December 31, 2023 were fully vested.

(2)
Vesting for all RSUs occurs with one-third of the grant award vesting on the first anniversary of the grant date and one-twelfth vesting every quarter thereafter.

(3)
For the PSUs granted in 2021, 2022 and 2023 to all NEOs, vesting is subject to satisfaction of performance goals during a three-year performance period. For the PSUs granted in 2021 and 2022, the performance goals are based on three equally weighted metrics (Adjusted Revenue Growth, Adjusted EPS Growth and relative TSR compared to Russell 2000 Index constituents). For the PSUs granted in 2023, the performance goals are based on two equally weighted metrics (Adjusted EBITDA Margin and relative TSR compared to Russell 2000 Index constituents). The final number of shares earned under the grants, if any, will vary based on the degree of achievement on each metric. The maximum number of PSUs that can be earned will be 150% of the target award. The PSUs will cliff vest on the three-year anniversary of the date of grant.

ENVESTNET | PROXY STATEMENT   49

EXECUTIVE COMPENSATION
2023 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
William Crager	13,500	641,925	46,244	2,623,040
Joshua Warren	—	—	—	—
Shelly O’Brien	—	—	6,697	380,035
Peter D’Arrigo	18,600	436,576	17,096	969,836
NONQUALIFIED DEFERRED COMPENSATION
On February 9, 2015, the Board adopted the Envestnet, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), and the Deferred Compensation Plan became effective March 1, 2015. The Deferred Compensation Plan is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Code.
Persons eligible to participate in the Deferred Compensation Plan are called “Participants.”
Under the Deferred Compensation Plan, Participants have the opportunity to elect to defer receipt of up to 90% of their base salary and bonus. Under the Deferred Compensation Plan, Participants have the right to elect to receive distributions on a specified payment date in the future, or in a lump sum or annual installment payments following the termination of employment. Certain revisions to the distribution election may be made if done in accordance with the Deferred Compensation Plan.
Amounts deferred by a Participant under the Deferred Compensation Plan will be credited to a deferral account that will be used to determine the amounts to be paid to the Participant under the Deferred Compensation Plan. Amounts deferred will be credited or debited with a hypothetical rate of return based on the performance of the available measurement funds selected by the Participant among those made available by the Company under the Deferred Compensation Plan. The deferral account represents an unfunded, unsecured promise by the Company to pay such amounts in the future, and does not represent ownership of, or any ownership interest in, any particular assets of the Company. Participants will at all times be fully vested in all deferral contributions and earnings thereon.
The following table sets forth information concerning nonqualified deferred compensation of our NEOs who participated in the Deferred Compensation Plan in 2023. The amounts set forth in this table include only contributions made and earnings received during 2023 and do not include contribution and earnings with respect to the 2023 bonus paid in 2024.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Peter D’Arrigo	13,750	—	7,809	—	64,656

(1)
This amount is included in the “Salary” column in the Summary Compensation Table for 2023.

(2)
The amount of earnings reported in this column are not included in the Summary Compensation Table for 2023 because no such earnings would be considered above-market or preferential earnings.

(3)
This amount represents Mr. D’Arrigo’s balance under the Deferred Compensation Plan at the end of 2023, of which the full amount was included in the “Salary” column of the Summary Compensation Table for 2023.

50   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

The measurement funds available to Participants and the returns earned by those measurement funds in 2023 were:
Fund Name	Return On Investment (%)
ClearBridge Variable Small Cap Growth Fund (Class 1)	8.4
LVIP MFS International Growth Fund (Standard Class)	14.71
LVIP Delaware REIT Fund (Standard Class)	12.58
Delaware VIP Small Cap Value Series (Standard Class)	9.44
LVIP Delaware Value Fund (Standard Class)	3.49
Fidelity VIP Freedom 2020 Portfolio (Service Class)	12.34
Fidelity VIP Freedom 2030 Portfolio (Service Class)	14.56
Fidelity VIP Freedom 2040 Portfolio (Service Class)	18.77
Fidelity VIP Freedom 2050 Portfolio (Service Class)	19.36
Fidelity VIP Investment Grade Bond Portfolio (Service Class)	6.12
Fidelity VIP Overseas Portfolio (Service Class)	20.41
LVIP Government Money Market Fund (Standard Class)	4.75
LVIP Delaware Mid Cap Fund (Standard Class)	11.24
LVIP J.P. Morgan High Yield Fund (Standard Class)	11.76
LVIP S&P 500 Index Fund (Standard Class)	26.01
PIMCO VIT Commodity Real Return Strategy Portfolio (Administrative Class)	-7.85
PIMCO VIT Total Return (Administrative Class)	5.93
EMPLOYMENT AGREEMENTS
Each of the NEOs who remained employed as of the end of the year is a party to an individual employment agreement with the Company (the “Employment Agreements”). The Employment Agreements have a three-year term, with an automatic one-year renewal unless either party provides advance written notice of non-renewal. Upon a NEO’s termination without cause or for good reason, the Employment Agreements provide for certain severance benefits, including severance pay equal to two times the sum of (a) the NEO’s base salary and (b) the NEO’s average annual bonus over the last two years, a pro-rated bonus for the year of termination (based on the NEO’s average annual bonus over the last two years) and an 18-month health care continuation payment, subject to the NEO’s execution of a release of claims against the Company.
Under the terms of the Employment Agreements, each NEO is subject to perpetual confidentiality obligation, 24-month post-termination non-competition covenants and 24 month post-termination non-solicitation covenants.
In the event that any payments made contingent upon a change in control of the Company would be subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments pursuant to the Employment Agreement would be reduced to the maximum amount that will cause the total amounts of the payment not to be subject to the excise tax, but only if the amount of such payments, after such reduction and after payment of all applicable taxes on the reduced amount, is equal to or greater than the amount of such payments the executive would otherwise be entitled to retain without such a reduction after the payment of all applicable taxes, including the excise tax.
Equity Incentive Plans. We currently maintain two equity-based incentive plans: the 2010 Long-Term Incentive Plan, as amended and the Envestnet, Inc. 2019 Acquisition Equity Incentive Plan (the “2019 Equity Plan”). We have also submitted the Envestnet, Inc. 2024 Long-Term Incentive Plan for approval as Proposal 4 in this proxy below.
We established the 2010 Long-Term Incentive Plan to (i) attract and retain key employees and other persons providing services to us and our related companies; (ii) motivate plan participants by means of appropriate incentive to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive
ENVESTNET | PROXY STATEMENT   51

EXECUTIVE COMPENSATION
with those of other similar corporations; and (iv) further align plan participants’ interests with those of our shareholders. Under the 2010 Long-Term Incentive Plan, we may issue stock options, stock appreciation rights, restricted stock, restricted stock units and other full value awards, as well as cash incentive awards.
In the event that (a) a participant’s employment or service, as applicable, is terminated by us, our successor or one of our related companies that is the participant’s employer for reasons other than cause within 24 months following a change in control or (b) the 2010 Long-Term Incentive Plan is terminated by us or a successor following a change in control without provision for the continuation of outstanding awards, all outstanding awards will vest and become exercisable, as applicable; provided that the extent to which any award becomes vested based on the satisfaction of applicable performance goals or targets on or after a change in control will be determined by the Compensation Committee based on actual performance through the date of such change in control or based on assumed performance at the target level through the date of such change in control. For PSUs granted in 2022 or after, in the event of a change in control, the applicable performance measures for the PSU awards will be determined as if target performance had been satisfied but subject to continued service vesting, though the Compensation Committee may decide to accelerate vesting at the time of such change in control.
Under our equity compensation plans, outstanding and unvested stock options may become fully vested and exercisable, and outstanding and unvested restricted stock units may become fully vested and be distributed upon a participant’s death, disability, or involuntary termination as determined by the Compensation Committee in its discretion. These provisions apply to all employees who participate in the Company’s equity plans.
For RSUs granted during or after 2020, if the executive’s employment is terminated due to death or disability, the executive (or his or her estate) shall become vested in all such RSUs. For RSUs granted in 2022 and after, if the executive’s employment is terminated as a retirement (subject to a minimum of six months advance written notice and certain age and service requirements) and subject to the execution of a release and continued compliance with certain restrictive covenants, the executive shall remain eligible to vest in the RSUs on the applicable distribution dates.
With respect to the PSU awards, if the executive’s employment is terminated without “cause,” for “good reason,” or upon death or “permanent disability,” and subject to the execution of a release, the executive shall remain eligible to vest in a pro-rata portion of the PSUs on the applicable distribution dates based on actual performance. For PSUs granted in 2022 and after, if the executive’s employment is terminated as a retirement (subject to a minimum of six-months advance written notice and certain age and service requirements) and subject to the execution of a release and continued compliance with certain restrictive covenants, the executive will remain eligible to vest in the PSUs on the applicable distribution dates based on actual performance.
As a result of the Company’s acquisition of PIEtech Inc. in 2019, the Company adopted the 2019 Equity Plan in order to make inducement grants to certain legacy PIEtech employees who joined Envestnet | MoneyGuide. None of the NEOs received grants pursuant to the 2019 Equity Plan. The Company has not made any grants pursuant to the 2019 Equity Plan after 2022 and does not intend to make any additional grants pursuant to this plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The Employment Agreements, the 2010 Long-Term Incentive Plan and other applicable employee benefit plans may provide for potential payments to our NEOs in connection with a termination of employment. The following tables quantify the potential payments upon termination that our NEOs (other than Mr. D’Arrigo) would receive assuming that the relevant termination event had occurred on December 31, 2023. The value of the equity awards for the NEOs in this section was calculated using a stock price per share of $49.52, which is equal to the closing price of one share on the last trading day of the year on December 29, 2023 and assuming the PSUs will vest with a performance percentage equal to 100%.
The last table quantifies potential payments upon an involuntary termination without cause and a change of control that our executive officers would receive assuming that both the termination without cause and change in control had occurred on December 31, 2023.
As described above in “Compensation Discussion and Analysis—CFO Transition,” Mr. D’Arrigo agreed to step down as CFO effective November 15, 2023 and remained a senior advisor through March 31, 2024 to facilitate a smooth transition. As his payout on his termination is now governed by his Severance Agreement, he is not included in the
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EXECUTIVE COMPENSATION

tables below. The Severance Agreement sets forth the payments to which Mr. D’Arrigo was entitled under his executive employment agreement, dated May 12, 2016, in connection with a termination without cause. These payments include (i) $1,625,000 payable in equal installments on the Company’s regular payroll dates over a period of 24 months beginning on the March 31, 2024, (ii) $31,622 in health premium payments, (iii) a lump sum payment equal to $450,000, representing Mr. D’Arrigo’s 2023 non-equity incentive compensation target amount and (iv) a lump sum payment of $89,384, representing a pro-rated portion of Mr. D’Arrigo’s 2024 bonus (based on the average of his 2022 and 2023 bonuses). In addition, Mr. D’Arrigo will retain all rights following his separation with respect to PSUs that have not vested or otherwise been forfeited prior to his separation in accordance with the terms of such awards.
Using the assumptions noted above, the PSUs held by Mr. D’Arrigo on December 31, 2023 that will not otherwise be settled prior to his termination date on March 31, 2024 were worth approximately $566,345 based on a share price of $49.52, based on a pro-rata fraction determined as of his termination date and assuming the PSUs will vest with a performance percentage equal to 100%.
TERMINATION DUE TO DEATH OR DISABILITY
Name	Severance Pay ($)	Pro-Rata Bonus ($)	Health Care Continuation ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
William Crager	—	581,100	—	2,220,279	3,067,185	5,868,564
Joshua Warren	—	—	—	—	—	—
Shelly O’Brien	—	217,500	—	305,043	443,138	965,681
There is no severance or health care continuation payable to any of the NEOs as a result of a termination due to death or disability. The pro-rata bonus is calculated as the average bonus for the executive officer paid with respect to the two calendar years preceding the date of termination multiplied by a fraction, the numerator of which equals the number of days during the calendar year worked prior to the termination date and the denominator of which equals 365. Because the assumed termination date is the last day of the year, the pro-rata bonus amounts listed above equal the average bonus paid during 2023 and 2022 for the applicable executive officers. Additionally, any outstanding PSUs held by the NEOs would remain eligible to vest at the end of the performance period in an amount equal to the number of PSUs granted multiplied by the performance percentage determined based on the actual performance of the Company during the performance period further multiplied by a pro-rata fraction based on the number of days worked between the grant date and the date of termination divided by 1,095. Because the performance percentage is not yet known, the amount in the table estimates the value of the PSUs previously granted that would become vested on such a termination assuming vesting with a performance percentage equal to 100% and a pro-rata fraction determined based on a termination date of December 31, 2023. Finally, RSUs granted in 2021, 2022 and 2023 will become fully vested as a result of a termination due to disability or death. All other equity awards held by the NEOs would be forfeited on termination.
TERMINATION DUE TO RETIREMENT
Name	Severance Pay ($)	Pro-Rata Bonus ($)	Health Care Continuation ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
William Crager	—	—	—	2,079,345	3,141,004	5,220,349
Joshua Warren	—	—	—	—	—	—
Shelly O’Brien	—	—	—	283,601	428,298	711,899
There is no severance, pro-rata bonus or health care continuation payable to any of the NEOs as a result of a termination due to retirement. RSUs and PSUs granted in 2022 and 2023 shall continue to vest following a termination due to retirement. Because the performance percentage is not yet known for PSUs, the amount in the table estimates the value of the PSUs previously granted that would become vested on such a termination
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assuming vesting with a performance percentage equal to 100%. All other equity awards held by the NEOs would be forfeited on termination due to retirement.
TERMINATION WITHOUT CAUSE OR FOR GOOD REASON
Name	Severance Pay ($)	Pro-Rata Bonus ($)	Health Care Continuation ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
William Crager	2,462,000	581,100	29,508	—	3,067,185	6,139,793
Joshua Warren	850,000	—	31,538	—	—	881,538
Shelly O’Brien	1,235,000	217,500	29,508	—	443,138	1,925,146
Subject to the signing of a release and compliance with the terms of the Employment Agreements, in the event of a termination of the executive’s employment either without cause or for good reason, the executive will be entitled to (i) “Severance Pay” equal to two multiplied by the sum of his (a) base salary plus (b) an amount equal to the average of his most recent two annual bonuses (paid in equal installments on regular payment dates over two years), (ii) a “Pro-Rata Bonus for Year of Termination” equal to the average of his most recent two annual bonuses multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the 60-day anniversary of the termination date), and (iii) a “Health Care Continuation” lump sum cash payment equal to the applicable percentage of the monthly COBRA coverage in connection with his termination multiplied by eighteen months (with the applicable percentage equal to the percentage of the executive’s health care premium costs covered by the Company as of the termination date) (paid on the 60-day anniversary of the termination date).
The PSUs previously granted to the NEOs would remain eligible to vest at the end of the performance period in an amount equal to the number of PSUs granted multiplied by the performance percentage determined based on the actual performance of the Company during the performance period further multiplied by a pro-rata fraction based on the number of days worked between the grant date and the date of termination divided by 1,095.
Because the performance percentage is not yet known, the amount in the table estimates the value of the PSUs previously granted that would become vested on such a termination assuming vesting with a performance percentage equal to 100% and a pro-rata fraction determined based on a termination date of December 31, 2023.
All other equity awards held by the NEOs would be forfeited on such termination (unless such termination were within 24 months following a change in control as described below).
TERMINATION FOLLOWING CHANGE OF CONTROL
Name	Severance Pay ($)	Pro-Rata Bonus ($)	Health Care Continuation ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
William Crager	2,462,000	581,100	29,508	2,220,279	4,831,815	10,124,702
Joshua Warren	850,000	—	31,538	—	—	881,538
Shelly O’Brien	1,235,000	217,500	29,508	305,043	685,456	2,472,507
The severance amounts payable for a termination without cause or for good reason following a change in control would be the same for all NEOs as a termination without cause or for good reason described above. All outstanding unvested equity awards held by the NEOs would become vested for a termination without cause within 24 months following a change in control (but not all equity would become vested on a termination for good reason as that would only apply to certain equity awards as described in the previous table for a termination with good reason).
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes, as of December 31, 2023, the equity compensation plans under which we may issue equity securities of the Company. Those plans include the 2010 Long-Term Incentive Plan and the 2019 Equity Plan.
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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (c), excluding securities referenced in column (a)(3)
Equity compensation plans approved by security holders	1,856,482	$45.22	1,819,036
Equity compensation plans not approved by security holders(4)	17,995	$—	n/a
Total	1,874,477	$45.22	1,819,036

(1)
Includes 1,654,316 shares issuable in respect of RSUs and PSUs for equity compensation plans approved by security holders. Includes 17,995 shares issuable in respect of RSUs and PSUs for equity compensation plans not approved by security holders. The only Company equity compensation plan approved by security holders is the 2010 Long-Term Incentive Plan.

(2)
Weighted average exercise price of outstanding options only.

(3)
Includes shares available for issuance of awards of RSUs, PSUs and/or options.

(4)
As a result of the Company’s acquisition of PIEtech in 2019, the Company adopted the 2019 Equity Plan in order to make inducement grants to certain legacy PIEtech employees who joined Envestnet | MoneyGuide. Envestnet agreed to grant at future dates, not earlier than the 60-day anniversary of the PIEtech Acquisition, up to 301,469 shares of Envestnet common stock in the form of RSUs and PSUs pursuant to the 2019 Equity Plan. The RSUs vest over time and the PSUs vest upon the achievement of meeting certain performance conditions as well as a subsequent service condition. The Company is recognizing the estimated expense on a graded-vesting method over a requisite service period of three to five years, which is the estimated vesting period. The Company has not made any grants pursuant to the 2019 Equity Plan after 2022 and does not intend to make any additional grants pursuant to this plan.

CEO PAY RATIO
We are committed to providing a comprehensive total rewards program to attract, retain, and reward highly qualified, diverse, and productive employees. The total rewards program emphasizes alignment of employee efforts to support our corporate strategies. The components of the program include compensation, benefits, learning and development opportunities and recognition of employee performance. We strive to remain externally competitive in relevant labor markets while maintaining internal equity and rewarding performance. As of December 31, 2023, we had approximately 3,100 employees, including employees in operations, research and development, engineering and systems, executive and corporate functions, sales and marketing and investment management and research. Of these, approximately 54% of the employees are located in the United States, approximately 46% are located in India, and the remaining were located in other international locations.
For purposes of this 2023 pay ratio disclosure, we used the same median employee that we identified in 2022 since we believe that there has been no change in our employee population or employee compensation arrangements that would result in a significant change in our pay ratio. We identified the median employee by examining the base salary as of December 31, 2022 (the “determination date”) for all employees, excluding the CEO, who were employed by us on December 31, 2022. We included all employees, whether employed on a full-time, part-time, or seasonal basis. For full-time employees hired in 2022, an annualized salary was used. However, compensation for part-time employees was not annualized. We did not make any other assumptions, adjustments, or estimates with respect to base salaries other than converting all base salaries to U.S. dollars on the determination date. After identifying the median employee, the median employee’s total annual compensation was calculated in accordance with the requirements of the Summary Compensation Table.
The 2023 annual total compensation of the median employee, identified based on the methodology described above and converted from Canadian dollars to U.S. dollars based on the conversion rate in effect on December 31, 2023, who was located in Canada, was $70,987. The 2023 annual total compensation of Mr. Crager, our CEO, was $4,880,843. As a result, the ratio of the annual total compensation of our CEO to our median employee was 69 to 1.
The SEC’s rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making a determination as to who is the median employee and does not mandate that each public company use the same method. In addition, our compensation philosophy means fair pay based on a person’s role in the
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EXECUTIVE COMPENSATION
Company, a subjective determination of the market value of that person’s job and that person’s performance in that position. As a result, the annual total compensation of our median employee is unique to that person and is not a good indicator of the annual total compensation of any of our other employees and is not comparable to the annual total compensation of employees at other companies.
Similarly, we would not expect that the ratio of the annual total compensation of our CEO to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.
2023 PAY VERSUS PERFORMANCE TABLE AND SUPPORTING NARRATIVE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between compensation actually paid to our NEOs and the Company’s financial performance.
REQUIRED TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE
The table below reflects information on compensation both as reported in the Summary Compensation Table (“Summary Compensation Table Total Pay”) and as “compensation actually paid” (or “CAP”) for the applicable fiscal year for our principal executive officer (“PEO”) and for all of our other NEOs (“Non-PEO NEOs”) (as an average for such year for the Non-PEO NEOs), accompanied by total shareholder return (TSR), GAAP net income (loss) and Adjusted Revenue (the Company-selected measure). While we use numerous financial and non-financial performance measures to evaluate performance and determine compensation under our compensation programs, Adjusted Revenue, a relevant measure in our NEO short- and long-term incentive plans, is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the below table) used to link compensation actually paid to NEOs to performance during the 2023 fiscal year.
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TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO(1)(2) $	Compensation Actually Paid to PEO(1)(3) $	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2) $	Average Compensation Actually Paid to Non-PEO NEOs(1)(3) $	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (Loss) (thousands)(5) $	Adjusted Revenue (thousands)(6) $
					Total Shareholder Return(4) $	Peer Group Total Shareholder Return(4) $
2023	4,880,843	1,643,483	1,373,404	828,302	71.12	185.74	(238,724)	1,245,689
2022	6,921,191	3,353,087	3,171,038	1,700,335	88.61	116.13	(80,939)	1,240,000
2021	6,172,629	6,883,899	2,545,188	2,943,664	113.95	181.00	13,296	1,186,801
2020	6,253,999	6,617,417	2,221,741	2,545,525	118.18	144.01	(3,110)	998,922

(1)
NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2023	William Crager	Shelly O’Brien, Peter D’Arrigo and Joshua Warren
2022 and 2021	William Crager	Shelly O’Brien, Peter D’Arrigo and Stuart DePina
2020	William Crager	Shelly O’Brien, Peter D’Arrigo, Stuart DePina and Joshua Mayer

(2)
Amounts reflect Summary Compensation Table Total for our NEOs for each corresponding year.

(3)
The following table details the 2023 adjustments to the Summary Compensation Table Total for our PEO, as well as the average for our other NEOs, to determine “compensation actually paid” as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year. The figures below may not sum due to the presented amounts being rounded to the nearest whole number.

	PEO	Non-PEO Average
	2023 $	2023 $
Summary Compensation Table Total	4,880,843	1,373,404
Less: Reported Fair Value of Equity Awards(a)	3,520,568	586,713
Add: Year-End Fair Value of Equity Awards Granted in the Year(b)	2,432,235	405,340
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year(b)	(213,184)	(36,393)
Add: Change in Fair Value of Outstanding and Unvested Equity Awards(b)	(1,935,842)	(327,336)
Compensation Actually Paid	1,643,483	828,302

(a)
The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under U.S. GAAP.

For PSUs subject to performance vesting conditions related to Relative TSR, fair values were estimated using a Monte Carlo simulation model. The estimates used in the fair value calculations are as follows: for 2023 PSU grants, remaining performance period 2.00 years, volatility 36.72%, dividend yield of 0%, and risk-free interest rate of 4.13%.
For other PSUs, the fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. See “Stock Compensation Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.
(4)
The amounts reflect the cumulative total shareholder return of our common stock (column (f)) and the S&P North American Technology Sector Index (column (g)) at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2019, and reinvestment of dividends, if any.

(5)
Attributable to Envestnet, Inc., the dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.

(6)
For details of the reconciliation showing how adjusted values (including Adjusted Revenue values) are calculated from our audited financial statements, see Appendix A.

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REQUIRED TABULAR DISCLOSURE OF THE MOST IMPORTANT MEASURES LINKING COMPENSATION ACTUALLY PAID IN 2023 TO COMPANY PERFORMANCE
The following non-ranked list shows the financial performance measures we view as the most important to link executive compensation actually paid during the most recent fiscal year to our performance during that same period. For further information regarding these financial performance measures and their function in our executive compensation program, please see “—Compensation Discussion and Analysis” beginning on page 31.
2023 Most Important Measures (Unranked)
Adjusted Revenue	Relative TSR
Adjusted EBITDA	Adjusted EPS
Adjusted EBITDA Margin
REQUIRED DISCLOSURE OF THE RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND FINANCIAL PERFORMANCE MEASURES
The following graphs further demonstrate the relationship between the compensation actually paid and performance measures that are included in the preceding pay versus performance tabular disclosure.

Compensation Actually Paid versus Total Shareholder Return
Indexed Total Shareholder Return
$200
$175
$150
$125
$100
$75
$50
$25
$0
Compensation Actually Paid ($mm)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
2020
2021
2022
2023
CAP - PEO
CAP - Other NEOs
Envestnet TSR
Index TSR

58   ENVESTNET | PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Actually Paid versus Net Income
$50.0
$0.0
($50.0)
($100.0)
($150.0)
($200.0)
($250.0)
($300.0)
Net Income ($mm)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
CAP - PEO N/A
CAP - Other NEOs N/A
Net Income N/A

Compensation Actually Paid versus Adjusted Revenue
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Adjusted Revenue ($mm)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
CAP - PEO N/A
CAP - Other NEOs N/A
Adjusted Revenue ($mm) N/A

Additional details on how, where and why these performance measures are used in our compensation programs can be found in the Compensation Discussion and Analysis section.
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EXECUTIVE COMPENSATION
All information provided above under the heading “2023 Pay Versus Performance Table and Supporting Narrative,” will not be deemed to be incorporated by reference into any of Envestnet’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent Envestnet specifically incorporates such information by reference.
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PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE
COMPENSATION
In accordance with the rules of the SEC, we are asking our shareholders to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this proxy statement.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain talented executives who possess the skills required to formulate and drive our strategic direction and achieve annual and long-term performance goals that create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the program elements to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read the “Compensation Discussion and Analysis” discussion for additional details, including information about the fiscal year 2023 compensation of our NEOs.
We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We are asking our shareholders to indicate their support for our NEO compensation as described on pages 31-60 of this proxy statement, which includes the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the 2024 Annual Meeting:
“RESOLVED, that the shareholders approve the compensation of the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and related narrative discussion.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Nevertheless, the Board and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully in making determinations in the future regarding executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.
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AUDIT MATTERS
AUDIT COMMITTEE REPORT
Our management prepares our consolidated financial statements in accordance with GAAP and is responsible for the financial reporting process that generates these statements. The Audit Committee has reviewed and discussed our audited financial statements with management. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and for performing an assessment of the effectiveness of internal control. KPMG LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP, and annually attesting to the effectiveness of our internal control over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, KPMG LLP and other advisors.
In connection with its audit of our financial statements for the year ended December 31, 2023, KPMG LLP presented to and reviewed with the Audit Committee the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also discussed with KPMG LLP its independence from Envestnet, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.
Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our management and KPMG LLP, the Audit Committee recommended to the Board that the December 31, 2023 audited consolidated financial statements be included in Envestnet’s Annual Report on Form 10-K.
Gregory Smith, Chair
Lauren Taylor Wolfe
Barbara Turner
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AUDIT MATTERS

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the 2024 Annual Meeting, we are asking our shareholders to ratify the Audit Committee’s selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2024. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. If the Company’s shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so. We expect that representatives of KPMG LLP will attend the 2024 Annual Meeting and will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS ENVESTNET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
The following table sets forth the approximate aggregate fees for professional services rendered by KPMG LLP for 2022 and 2023:
	2022	2023
Audit fees(1)	$4,300,000	$4,300,000
Audit-related fees(2)	$585,000	$80,000
Tax fees	—	—
All other fees	—	—
Total	$4,885,000	$4,380,000

(1)
Audit fees include:

*
the audits of our consolidated financial statements and internal control over financial reporting (including audit work performed over acquisitions);

*
reviews of quarterly consolidated financial statements;

*
the statutory audits of two of our subsidiaries;

*
comfort letter issued in conjunction with the filing of registration statements;

(2)
Audit-related fees include:

*
services to issue Service Organization Controls (SOC1) reports;

*
services related to system implementation testing

PRE-APPROVAL POLICY OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approved all of the services associated with the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee must review the service on a specific case-by-case basis and pre-approve it if such service is to be provided by the independent registered public accounting firm. Annual audit services, engagement terms, and fees require
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specific pre-approval of the Audit Committee. Any proposed services exceeding the pre-approved fees also require specific pre-approval by the Audit Committee.
For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.
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PROPOSAL NO. 4: APPROVAL OF THE ENVESTNET, INC. 2024 LONG-TERM INCENTIVE PLAN
A proposal will be presented at the 2024 Annual Meeting to approve the Envestnet, Inc. 2024 Long-Term Incentive Plan (the “Plan”).
Purpose
The Company believes in the merits of linking executives’ overall compensation opportunities to the enhancement of long-term shareholder return and uses equity-based compensation, such as options and other stock-related awards, as key elements of its executives’ compensation packages. Because the Company believes it is important for the employees and directors of the Company and its subsidiaries to have an equity interest in the Company so that their interests are aligned with shareholder interests, and to be eligible to receive cash incentive awards, the Board has approved the Plan, and is recommending that shareholders approve the Plan. Approval of the Plan will help to achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.
To achieve these objectives, the Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights, which we refer to as “SARs”, full value awards, which include awards such as restricted stock or restricted stock units, and cash incentive awards. The Company has proposed the approval of the Plan to replace the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended (the “Prior Plan”).
Shares Outstanding and Available
The following table sets forth information regarding our outstanding equity awards as of March 12, 2024 under the Prior Plan. No further grants will be made under the Prior Plan after this date, assuming shareholder approval of the Plan. If approval of the Plan is not received, the Prior Plan will continue under its terms.
Plan Category	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term (years)
Total stock options/SARs	181,947	$51.44	1.47 years
Full value awards	2,439,400	$—	—
Total shares subject to outstanding equity awards	2,621,347	$—	—
Shares available for grant	572,774(1)	$—	—

(1)
The shares available for grant are the remaining shares available under the Prior Plan as of March 12, 2024. No further grants will be made under the Prior Plan assuming approval of the 2024 Plan.

All grants made previously to the CEO and executive officers pursuant to the Plan have been subject to a minimum of a three-year ratable vesting period.
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Burn Rate
The following table sets forth information regarding equity awards granted and earned, and the burn rate for each of the last three fiscal years.
	Burn Rate
	Fiscal Year 2021	Fiscal Year 2022	Fiscal Year 2023
Stock Options Granted	4,781	—	—
Time-Based Restricted Stock Unit Awards Granted	1,195,313	1,401,742	1,106,853
Actual Performance-Based Restricted Stock Unit Earned	62,524	155,417	24,939
Weighted Average Common Shares Outstanding at Fiscal Year End	54,470,975	55,199,482	54,457,365
Burn Rate	2.32%	2.82%	2.08%
PLAN DESCRIPTION
Description of the Envestnet, Inc. 2024 Long-Term Incentive Plan
Purpose
We established the Plan to: (a) attract and retain key employees and other persons providing services to us and our related companies (as defined below); (b) motivate participants by means of appropriate incentives to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar corporations; and (d) further align participants’ interests with those of our shareholders through compensation that is based on our Stock, and thereby to promote our and our related companies’ long-term financial interests, including the growth in value of our equity and enhancement of long-term shareholder return.
Approval and Shares Reserved
The shares with respect to which awards may be made under the Plan are shares of Stock currently authorized but unissued or, as permitted by applicable law, currently held or acquired by us as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Compensation Committee, an award under the Plan may be settled in cash rather than shares of Stock.
The maximum number of shares of Stock that may be delivered under the Plan is 5,100,000 shares plus any shares of Stock that are Shares of Stock with respect to an award under the Plan will be treated as delivered for purposes of the previous sentence, subject to the following: (i) any shares of Stock that are not delivered to a participant or beneficiary because the award is forfeited or canceled, such shares are not deemed to have been delivered; and (ii) the total number of shares covered by an award will be treated as delivered for purposes of the previous sentence to the extent payments or benefits are delivered to the participant with respect to such shares (i.e., (A) if shares covered by an award are withheld or tendered to satisfy the applicable tax withholding obligation, the number of shares held back by the Company or tendered by the Participant to satisfy such withholding obligation shall be considered to have been delivered; (B) if the exercise price of any option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation (including shares of Stock that would otherwise be distributable upon the exercise of the option)), the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (C) if shares of Stock are withheld in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered). Shares of Stock that we issue in connection with awards that are assumed or substituted in connection with a merger, acquisition or other corporate transaction will not be counted against the number of shares of Stock that may be issued with respect to awards under the Plan.
The following additional limits apply to awards under the Plan: (a) no more than 5,100,000 shares of Stock may be subject to incentive stock options granted under the Plan (b) the maximum number of shares of Stock that may be covered by stock options and stock appreciation rights granted to any one participant who is a member of the Board, but who is not an employee of the Company or a related Company during any one calendar-year period,
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may not exceed 25,000 shares, and the maximum number of shares of Stock that may be covered by Full Value Awards granted to any one participant who is a member of the Board, but who is not an employee of the Company or a related Company during any one calendar-year period, may not exceed 25,000 shares
In the event of a corporate transaction involving us, the Compensation Committee shall adjust awards when an equitable adjustment is required to preserve the benefits or potential benefits of awards. The Compensation Committee may adjust awards in other situations (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares of Stock). Action by the Compensation Committee may include:
(a)
adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the individual limitations described above); (b) adjustment of the number and kind of shares subject to outstanding awards; (c) adjustment of the exercise price of outstanding stock options and stock appreciation rights; and (d) any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation, (i) replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a Company resulting from the transaction and (ii) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of a stock option or stock appreciation right, the amount of such payment may be the excess of the value of the shares of Stock subject to the stock option or stock appreciation right at the time of the transaction over the exercise price.

Administration
The authority to control and manage the operation and administration of the Plan is vested in the Compensation Committee. However, in the case of awards to non-employee directors, such control and management is vested in the Board. The Board may, in its discretion, take any action under the Plan that would otherwise be the responsibility of the Compensation Committee. Subject to stock exchange rules and applicable law, the Compensation Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it.
Eligibility
All of our employees and directors, all employees and directors of our related companies and service providers to us and our related companies are eligible to receive awards under the Plan and thereby become participants, except that incentive stock options can be awarded only to our employees and employees of certain of our related companies. A company is a “related company” if it is one of our subsidiaries in which we own (directly or indirectly) a controlling interest and any other business venture that is designated by the Compensation Committee in which we have (directly or indirectly) a significant interest. The Compensation Committee selects who will receive awards, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards.
Types of Awards
The Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, Full Value Awards, and cash incentive awards.
Stock Options
The Compensation Committee may grant incentive stock options or nonqualified stock options to purchase shares of Stock, at an exercise price that is no less than the fair market value of a share of Stock on the date the stock option is granted. No dividend equivalents (current or deferred) with respect to any stock options will be granted under the Plan. Incentive stock options may only be granted to our employees and employees of certain related companies. Except for reductions approved by our shareholders or adjustment for business combinations, the exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to us as consideration for the grant of a replacement stock option with a lower exercise price. Except
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as approved by our shareholders, stock options granted under the Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the option is greater than the then current fair market value of the share. Stock options will be exercisable in accordance with the terms established by the Compensation Committee subject to the minimum vesting provisions described below. The full purchase price of each share of Stock purchased upon the exercise of any stock option must be paid at the time of exercise of the stock option (except if the exercise price is payable through the use of cash equivalents, the exercise price may be paid as soon as practicable after exercise). Subject to applicable law, the purchase price of a stock option may be payable in cash or cash equivalents, shares of Stock, including shares of Stock that would otherwise be distributable upon the exercise of the stock option (valued at fair market value as of the day of exercise), or a combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on the shares of Stock acquired pursuant to the exercise of a stock option as the Compensation Committee determines to be desirable. Except as provided by the Compensation Committee at the time of grant, a stock option will expire on the earliest to occur of the following: (a) the ten-year anniversary of the grant date; (b) the six-month anniversary after the participant’s employment or service terminates for death or disability (as defined in the Plan); (c) the three-month anniversary after the participant’s employment or service terminates other than for death, disability or cause (as defined in the Plan); or (d) the date the participant’s employment or service terminates for cause (as defined in the Plan). In no event will a stock option expire after the ten-year anniversary of the grant date.
Stock Appreciation Rights
A stock appreciation right entitles the participant to receive the amount (in cash or shares of Stock) by which the fair market value of a specified number of shares of Stock on the exercise date exceeds an exercise price established by the Compensation Committee, which exercise price may not be less than the fair market value of the shares of Stock at the time the stock appreciation right is granted. The Compensation Committee may grant a stock appreciation right independent of or in tandem with any stock option grant.
The exercise price of a tandem stock option and stock appreciation right will be the same and the exercise of one will cancel the other. No dividend equivalents (current or deferred) with respect to any stock appreciation rights will be granted under the Plan. Except for reductions approved by our shareholders or adjustment for business combinations, the exercise price of a stock appreciation right may not be decreased after the date of grant nor may a stock appreciation right be surrendered to us as consideration for the grant of a replacement stock appreciation right with a lower exercise price. Except as approved by our shareholders, stock appreciation rights granted under the Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the stock appreciation right is greater than the then current fair market value of the share. Generally, a stock appreciation right will be exercisable in accordance with the terms established by the Compensation Committee subject to the minimum vesting provisions described below. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of Stock acquired pursuant to the exercise of a stock appreciation right as the Compensation Committee determines to be desirable. The expiration date of a stock appreciation right is subject to the same provisions as a stock option, as discussed above.
Full Value Awards
A “Full Value Award” is the grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, subject to one or more of the following as determined by the Compensation Committee.
■
The Compensation Committee may grant Full Value Awards in consideration of a participant’s previously performed services or in return for the participant surrendering other compensation that may be due.

■
The Compensation Committee may grant Full Value Awards that are contingent on the achievement of performance or other objectives during a specified period.

■
The Compensation Committee may grant Full Value Awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

Any Full Value Awards will be subject to such other conditions, restrictions and contingencies as the Compensation Committee determines subject to the minimum vesting provisions described below; provided, however that no
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dividend or dividend equivalents granted in relation to Full Value Awards will be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled.
Cash Incentive Awards
A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or, in the discretion of the Compensation Committee, shares of Stock having an equivalent value to the cash otherwise payable) that is contingent on achievement of performance objectives over a period established by the Compensation Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies as determined by the Compensation Committee. If a Cash Incentive Award is made to a participant and the participant’s right to vesting of this Cash Incentive Award is conditioned on the completion of a specified period of service with us or our related companies, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting will not be less than one year (subject, to the extent provided by the Compensation Committee, to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control). If a Cash Incentive Award is made to a participant and the participant’s right to vesting of this Cash Incentive Award is conditioned on the achievement of performance measures (as described below) or other performance objectives, then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting will be not less than one year (subject, to the extent provided by the Compensation Committee, to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control). If a non-employee director’s right to become vested in any Cash Incentive Award is conditioned either on completion of a specified period of service or the achievement of performance targets or other performance objectives, then the required period of service or performance period for determining the achievement of such performance targets or other performance objectives for vesting will not be less than one year, or, if the grant is made on the date of the annual shareholder meeting, the required period may be through the next annual shareholder meeting as long as such meeting is at least fifty weeks after the date of grant (subject, to the extent provided by the Compensation Committee, to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control).
Minimum Vesting
Options, SARs and Full Value Awards granted under the Plan shall become fully vested no earlier than the third anniversary of the date the award is granted (excluding, for this purpose, (i) any shares of Stock delivered in lieu of fully-vested Cash Incentive Awards and (ii) awards to non-employee members of the Board that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting); provided, that, the Compensation Committee may grant options, SARs and Full Value Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the Plan; and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Compensation Committee’s discretion to provide for pro-rated vesting over the course of such three-year period (provided that no portion of such pro-rated option, SAR or Full Value Award shall become vested prior to the first anniversary of the date on which it is granted) and to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.
Change in Control
In the event that (a) a participant’s employment or service, as applicable, is terminated by us, our successor or one of our related companies that is the participant’s employer for reasons other than cause (as defined in the Plan) within 24 months following a change in control (as defined in the Plan) or (b) the Plan is terminated by us or our successor following a change in control without provision for the continuation of outstanding awards under the Plan, all stock options, stock appreciation rights and related awards which have not otherwise expired will become immediately exercisable and all other awards will become fully vested provided that the extent to which any award becomes vested based on the satisfaction of applicable performance goals or targets on or after a change in control, the Compensation Committee may make such determination either based on the determination of the
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satisfaction of the applicable performance goal based on actual performance through the date of such change in control or based on assumed performance at the target level through the date of such change in control.
Transferability
Awards under the Plan are not transferable except as designated by the participant by will or by laws of descent and distribution or, to the extent provided by the Compensation Committee, pursuant to a qualified domestic relations order or to or for the benefit of the participant’s family (including, without limitation, to a trust or partnership for the benefit of a participant’s family).
Withholding
All awards and other payments under the Plan are subject to withholding of all applicable taxes. With the consent of the Compensation Committee, withholding obligations may be satisfied with previously-owned shares of Stock or shares of Stock to which the Participant is otherwise entitled under the Plan. The amount withheld in the form of such shares may not exceed the maximum individual tax rate for the Participant in applicable jurisdictions for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state and local)), including the Participant’s share of payroll or similar taxes, as provided in law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant.
Amendment and Termination
The Board may, at any time, amend or terminate the Plan, and the Board or the Compensation Committee may amend any award, provided that no amendment or termination may adversely affect the rights of any participant without the participant’s written consent. Adjustments to the 2010 Plan and awards on account of business transactions (as described above) are not subject to the foregoing prohibition. The provisions of the Plan that prohibit repricing of stock options and stock appreciation rights cannot be amended unless the amendment is approved by our shareholders. The Plan also permits the Board to amend the Plan and any awards that are subject to Section 409A of the Internal Revenue Code (relating to nonqualified deferred compensation) as it deems necessary to conform to Section 409A.
United States Income Tax Considerations
The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Plan based on current U.S. income taxation with respect to participants who are subject to U.S. income tax.
Non-Qualified Options
The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares of Stock determined at the time of exercise.
Incentive Stock Options
The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without
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a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code.
The excess of the fair market value of the shares of Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of Stock acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after receiving the transfer of such shares of Stock, then, upon disposition of such shares of stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
The exercise of an incentive stock option through the exchange of previously acquired shares of Stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition, which is a disposition before the end of the applicable holding period, occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.
If the exercise price of an incentive stock option is paid with shares of Stock acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up and will be taxed as ordinary income if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of transfer, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.
Stock Appreciation Rights
The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares of Stock received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Full Value Awards
A participant who has been granted a full value award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of the delivery of or vesting of shares
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subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by the Company.
Cash Incentive Awards
A participant will realize taxable income at the time the cash incentive award is distributed, and the Company will be entitled to a corresponding deduction.
Withholding of Taxes
Pursuant to the Plan, the Company may deduct, from any payment or distribution of shares under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Compensation Committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Stock from any payment under the Plan or by the participant delivering shares of the Company to the Company. However, the number of such shares used to satisfy the withholding obligation with respect to the exercise of a stock option may not be more than the number required to satisfy the Company’s minimum statutory withholding obligation based on minimum statutory withholding rates for U.S. federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is satisfied with shares will be determined using the fair market value shares of shares of Stock on the date when the amount of taxes to be withheld is determined.
The use of shares of Stock to satisfy any withholding requirement will be treated, for U.S. income tax purposes, as a sale of such shares for an amount equal to the fair market value of the shares on the date when the amount of taxes to be withheld is determined. If previously-owned shares of Stock of the Company are delivered by a participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.
Change In Control
Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.
Deferred Compensation
Awards granted pursuant to the Plan are generally not intended to constitute “deferred compensation” subject to Section 409A of the Code. If an award does constitute “deferred compensation,” it is intended to comply with Section 409A of the Code. A violation of Section 409A of the Code may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest.
Tax Advice
The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan.
A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
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Authorized Securities under Equity Compensation Plans
For more information on our equity compensation plans, see the section above entitled “Equity Compensation Plan Information.” The table in such section summarizes, as of December 31, 2023, the equity compensation plans under which we may currently issue equity securities of the Company.
This summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is attached as Exhibit A.
Required Vote and Board Recommendation
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote on this proposal is required for the approval of the Envestnet, Inc. 2024 Equity Incentive Plan and the accompanying shares reserve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2024 LONG-TERM INCENTIVE PLAN.
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PROPOSAL NO. 5: APPROVAL OF AN AMENDMENT TO ENVESTNET’S FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF CERTAIN OFFICERS AS PERMITTED PURSUANT TO RECENT AMENDMENTS TO DELAWARE LAW
After careful consideration, the Board unanimously voted to adopt and approve, and to recommend to our shareholders that they approve, an amendment (the “Exculpation Amendment”) to Envestnet’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to allow for exculpation of certain officers of the Company from monetary liability in limited circumstances, consistent with, and to the extent permitted by, recent amendments to the Delaware General Corporation Law (the “DGCL”).
BACKGROUND
Pursuant to Section 102(b)(7) of the DGCL, Article X of our current Certificate of Incorporation eliminates the monetary liability of directors for breaches of the duty of care to the extent permitted by the DGCL. The State of Delaware, which is our state of incorporation, amended Section 102(b)(7) of the DGCL, effective August 1, 2022, to enable Delaware corporations to limit or eliminate the monetary liability of certain officers for breach of fiduciary duty in limited circumstances. Under prior Delaware law, the statutory exculpatory provisions could be extended only to directors, but not officers, of Delaware corporations.
Consistent with Section 102(b)(7) of the DGCL, the Exculpation Amendment would permit exculpation of officers only for direct claims brought by shareholders, but would not exculpate officers for breach of fiduciary duty of care claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company. In addition, as is the case for directors under our current Certificate of Incorporation, the Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction from which the officer derived an improper personal benefit.
Additionally, in accordance with Section 102(b)(7) of the DGCL, the officers that would be eligible for exculpation are limited to: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) individuals who are or were identified in our public filings as “named executive officers,” and (iii) other individuals who have agreed to be identified as officers of the Company for purposes of accepting service of process.
To align our exculpation provision with the amended Section 102(b)(7), we are proposing to amend Article VI of our Certificate of Incorporation to allow for officer exculpation. If the Exculpation Amendment is approved by our shareholders, directors and certain senior officers will be exculpated solely to the extent permitted by Section 102(b)(7) of the DGCL.
REASONS FOR THE EXCULPATION AMENDMENT
The Board believes that there is a need for directors and officers to have appropriate protections from personal liability, both to (1) allow the Company to continue to attract and retain the most qualified officers and (2) prevent costly and protracted litigation that distracts our directors and senior officers from important operational and strategic matters.
The Board believes that an exculpation provision that is updated to align with the amended Section 102(b)(7) strikes the appropriate balance between our shareholders’ interest in accountability from our senior officers and shareholders’ interest in the Company being able to attract and retain quality officers. In the absence of appropriate protection from personal liability, qualified individuals might be deterred from serving due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, given the current litigious environment and the high-profile work performed by the Company, officer candidates often weigh the benefits of serving as an officer with potential exposure to liability.
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Furthermore, exculpation has been available to directors of Delaware companies for a long time, and, now that Delaware law permits officer exculpation, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation. Failing to adopt the Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
In addition, frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment, and regardless of merit. Adopting the Exculpation Amendment could empower both our directors and officers to exercise their business judgment in furtherance of the interests of the shareholders. On the other hand, even under the Exculpation Amendment, our directors and officers would not be protected from liability for breaches of the duty of loyalty, acts or omissions not in good faith or those that involve intentional misconduct or a knowing violation of law, or any transactions in which a director or officer derived an improper personal benefit.
In light of the limitations on the type of claims for which officers would be exculpated, and the benefits that the Board believes would accrue to the Company and its shareholders in the form of an enhanced ability to attract and retain quality officers, our Board has unanimously approved the Exculpation Amendment.
TEXT OF PROPOSED OFFICER EXCULPATION AMENDMENT
If the proposed Exculpation Amendment is approved, the text of Article VI Paragraph 1 of our Certificate of Incorporation will be amended to read in its entirety as follows:

“ARTICLE VI 1. To the fullest extent permitted by the Law as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders, (ii) a director or officer for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the Law, as the same exists or hereafter may be amended, or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the Corporation.”

EFFECTIVENESS OF THE PROPOSED EXCULPATION AMENDMENT
Other than the replacement of the existing Article VI by the proposed Article VI, the remainder of the Certificate of Incorporation will remain unchanged. If the Exculpation Amendment is approved by our shareholders, the amendment will become effective upon filing of the Certificate of Amendment of the Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates filing promptly following the annual meeting.
Notwithstanding shareholder approval of the Exculpation Amendment, the Board retains discretion under the DGCL to abandon such Exculpation Amendment without further action by the shareholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.
REQUIRED VOTE AND BOARD RECOMMENDATION
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2024 Annual Meeting is required to approve the Exculpation Amendment.
Shareholders may vote “for” or “against” or “abstain” from voting. Abstentions and broker non-votes each will have the same effect as a vote against this proposal.
On March 14, 2024, our Board adopted and approved the Exculpation Amendment, subject to shareholder approval at the 2024 Annual Meeting. Our Board determined that the Exculpation Amendment described herein is advisable and in the best interests of the Company and its shareholders for the reasons stated above, and recommends that our shareholders approve the Exculpation Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND ENVESTNET’S FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF CERTAIN OFFICERS AS PERMITTED PURSUANT TO RECENT AMENDMENTS TO DELAWARE LAW.

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SOLICITATION AND PROPOSALS
WHY HAS THIS PROXY STATEMENT BEEN MADE AVAILABLE?
Our Board is soliciting proxies for use at our Annual Meeting of Shareholders to be held on May 8, 2024, and any adjournments or postponements of the meeting. The meeting will be held at 9:00 a.m. Eastern Time and will be a virtual meeting via live webcast on the Internet. You will be able to attend the 2024 Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/241143720. The meeting password is envestnet2024 (case sensitive).
This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 5, 2024. This proxy statement provides the information you need to vote at the 2024 Annual Meeting. You do not need to attend the 2024 Annual Meeting to vote your shares.
WHAT PROPOSALS WILL BE VOTED ON AT THE 2024 ANNUAL MEETING?
		Board Recommendation	Page Reference
Proposal 1:	Election of two (2) directors to hold office until the 2025 annual meeting and until their successor is duly elected and qualified or until their earlier resignation, removal, incapacity or death;	FOR each of the director nominees set forth in this Proxy Statement	5
Proposal 2:	Approval, on an advisory basis, of 2023 executive compensation;	FOR	61
Proposal 3:	Ratification of the appointment of KPMG LLP as Envestnet’s independent registered public accounting firm for the fiscal year ending December 31, 2024;	FOR	63
Proposal 4:	Approval of the Envestnet, Inc. 2024 Long-Term Incentive Plan;	FOR	65
Proposal 5:	Approval of an amendment to Envestnet’s Fifth Amended and Restated Certificate of Incorporation to allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law; and	FOR	74
	Such other business, if any, as may lawfully be brought before the meeting.
Envestnet’s Board recommends that you vote your shares “FOR” each of the director nominees to the Board set forth in this Proxy Statement; “FOR” approval, on an advisory basis, of 2023 executive compensation, “FOR”the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2023; “FOR”the approval of the Envestnet, Inc. 2024 Long-Term Incentive Plan; and “FOR” approval of an amendment to Envestnet’s Fifth Amended and Restated Certificate of Incorporation to allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law.
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WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors
Directors are elected by a plurality of votes cast, which means that the nominees receiving the most affirmative votes will be elected, up to the number of directors to be chosen at the meeting.
Shares present at the Annual Meeting that are not voted for a particular nominee, broker non-votes and shares present by proxy where the shareholder “withholds” authority to vote with respect to one or more nominees are not considered votes cast for purposes of Proposal 1, and therefore, will have no effect on the election of such nominees.
However, if the majority of the votes cast for a director are withheld, then, notwithstanding the valid election of such director, our by-laws provide that such director will voluntarily tender his or her resignation for consideration by our Board. Our Board will determine whether to accept the resignation of such director.
   The Board recommends that you vote “FOR” each of the director nominees set forth in this Proxy Statement.

Proposal 2: Advisory Vote to Approve Executive Compensation
The advisory vote regarding the compensation of our executive officers will be approved by the affirmative vote of the majority of the shares of common stock present in person (including virtually) or represented by proxy and entitled to vote.
For purposes of Proposal 2, abstentions will have the effect of a vote “against” the proposal and broker non-votes will have no effect on the results of the advisory vote.
   The Board recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our executive officers.

Proposal 3: Ratification of the appointment of KPMG LLP as Envestnet’s independent registered public accounting firm for the fiscal year ending December 31, 2024
The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of the majority of the shares present in person (including virtually) or represented by proxy entitled to vote.
For purposes of Proposal 3, abstentions will have the effect of a vote “against” the proposal. Because the ratification of the independent registered public accounting firm is considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to the ratification of the independent registered public accounting firm unless you instruct your them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
   The Board recommends that you vote “FOR” ratification of the appointment of KPMG LLP as Envestnet’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 4: Approval of Envestnet, Inc. 2024 Long-Term Incentive Plan
The Envestnet, Inc. 2024 Long-Term Incentive Plan will be approved by the affirmative vote of the majority of the shares of common stock present in person (including virtually) or represented by proxy and entitled to vote.
For purposes of Proposal 4, abstentions will have the effect of a vote “against” the proposal and broker non-votes will have no effect on the results of the vote.
   The Board recommends that you vote “FOR” approval of the Envestnet, Inc. 2024 Long-Term Incentive Plan.

Proposal 5: Approval of an amendment to Envestnet’s Fifth Amended and Restated Certificate of Incorporation to
The amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation will be approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon.
For purposes of Proposal 5, abstentions and broker non-votes will have the effect of a vote “against” the proposal.
If shareholders adopt the amendment to our Amended and Restated Certificate of Incorporation (and if the Board does not abandon the adopted amendment after it is

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law adopted by shareholders), we will file the adopted amendment to our Amended and Restated Certificate of Incorporation, which is expected to occur shortly following the 2024 Annual Meeting.
 The Board recommends that you vote “FOR” approval of the amendment to Envestnet’s Fifth Amended and Restated Certificate of Incorporation to allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law.

We will appoint one or more inspectors of election to count votes cast in person (including virtually) electronically or by proxy.
WHO WILL PAY THE COSTS OF SOLICITING PROXIES FOR THE ANNUAL MEETING?
Envestnet will pay all the costs of soliciting proxies for the Annual Meeting. Our directors and employees may, without additional remuneration, also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, and other nominees for the expenses they incur in forwarding the proxy materials to you.
CASTING YOUR VOTE
WHO IS ENTITLED TO VOTE?
Owners of our common stock at the close of business on March 12, 2024, (the “record date”) are entitled to vote at the Annual Meeting and any adjournments and postponements thereof. On that date, we had 55,020,578 shares of our common stock outstanding and entitled to vote. Our common stock is our only outstanding class of stock.
HOW MANY VOTES DO I HAVE?
You have one vote for each share of our common stock that you owned at the close of business on March 12, 2024.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Many of our shareholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held directly in your own name and those owned beneficially through a bank, broker, or other nominee.
Shareholder of Record
If on the record date your shares are registered directly in your name with our transfer agent, Equiniti (“EQ”), you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly or to vote during the 2024 Annual Meeting. You may grant your voting proxy in three ways: by mail using the enclosed proxy card, by telephone or by Internet. For information on how to vote by telephone or Internet, see the heading below “May I vote by telephone or via the Internet?” For information on how to vote during the 2024 Annual Meeting, see the heading below “How do I attend and vote during the virtual 2024 Annual Meeting?”
Beneficial Owner
If on the record date your shares are held by a bank, broker, or other nominee, you are considered the beneficial owner of shares held in “street name,” and our proxy materials are being forwarded to you by your bank, broker, or other nominee that is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your shares and are also invited to attend the virtual 2024 Annual Meeting.
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However, because you are not the shareholder of record you may only vote your shares during the 2024 Annual Meeting if your bank, broker or other nominee has provided a signed legal proxy giving you the right to vote those shares and you follow the other instructions described below under the heading “How do I attend and vote during the virtual 2024 Annual Meeting?” If your shares are held in street name and you would like to vote by telephone or by Internet, you will need to contact your bank, broker, or other nominee for instructions.
HOW DO I VOTE BY PROXY IF I AM A SHAREHOLDER OF RECORD?
If you are a shareholder of record, you must properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us before the 2024 Annual Meeting. The individuals named on your proxy card will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your shares will be voted as recommended by the Board:
■
“FOR” the election of each director nominee proposed by the Board;

■
“FOR” the approval, on an advisory basis, of 2023 executive compensation;

■
“FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

■
“FOR” the approval of the Envestnet, Inc. 2024 Long-Term Incentive Plan; and

■
“FOR” approval of an amendment of Envestnet’s Fifth Amended and Restated Certificate of Incorporation to allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law.

If any other matter is presented at the 2024 Annual Meeting, your proxy will be voted in accordance with the best judgment of the individuals named on the proxy card. As of the date of this proxy statement, we know of no other matters to be acted on at the 2024 Annual Meeting.
HOW DO I GIVE VOTING INSTRUCTIONS IF I AM A BENEFICIAL OWNER?
If you are a beneficial owner of shares, you will receive instructions from your bank, broker or other nominee as to how to vote your shares. If you give instructions to your bank, broker, or other nominee, the bank, broker or other nominee will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to rules of the NYSE, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares with respect to “non-routine” matters. The election of directors, advisory approval of executive compensation, and advisory approval of the frequency of future shareholder advisory votes on executive compensation, are considered “non-routine” matters and, as such, brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to those matters unless the broker has received instructions from the beneficial owner of the shares. If you do not provide instructions, your bank, broker or other nominee may vote your shares in their discretion for the ratification of KPMG LLP as Envestnet’s independent registered public accounting firm, as this is considered a “routine” matter.
It is therefore important that you provide instructions to your broker if your shares are beneficially held by a broker so that your votes with respect to election of directors, advisory vote to approve executive compensation, advisory vote to approve the frequency of future shareholder advisory votes on executive compensation and any other matters treated as non-routine by the NYSE, are counted.
MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?
Yes. If you are a shareholder of record, you have a choice of voting by telephone using a toll-free telephone number, voting over the Internet, or voting by completing the enclosed proxy card and mailing it in the return envelope provided. To vote by telephone or via the Internet, follow the instructions provided on the proxy card. We encourage you to vote by telephone or over the Internet because your vote will be tabulated faster than if you mail it. If you vote by telephone or Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.
If you are a beneficial owner and hold your shares in “street name,” you will need to contact your bank, broker or other nominee to determine whether you will be able to vote by telephone or electronically through the Internet.
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Whether or not you plan to attend the virtual 2024 Annual Meeting, we urge you to vote. Voting by telephone or over the Internet or returning your proxy card by mail will not affect your right to attend the virtual 2024 Annual Meeting and vote.
MAY I REVOKE MY PROXY OR MY VOTING INSTRUCTIONS?
Yes. If you change your mind after you vote, if you are a shareholder of record, you may revoke your proxy through the following procedures:
■
Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet;

■
Send a letter revoking your proxy to Envestnet’s Corporate Secretary at 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania 19312; or

■
Attend the virtual 2024 Annual Meeting and vote during the meeting at https://web.lumiagm.com/241143720. The password for the meeting is envestnet2024 (case sensitive).

If you are a beneficial owner and hold your shares in “street name,” you will need to contact your bank, broker, or other nominee to determine how to revoke your voting instructions.
If you wish to revoke your proxy or voting instructions, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.
HOW DO I ATTEND AND VOTE DURING THE VIRTUAL 2024 ANNUAL MEETING?
You may attend the 2024 Annual Meeting and vote your shares at https://web.lumiagm.com/241143720 during the meeting. You may log in to the meeting beginning at 8:45 a.m. Eastern Time on May 8, 2024, and the 2024 Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Follow the instructions provided to vote. The password for the meeting is envestnet2024 (case sensitive).
If you are a shareholder of record, you will need the 11-digit control number found on your proxy card.
If you are a beneficial owner and hold your shares in “street name,” you must first obtain a valid legal proxy from your bank, broker, or other nominee and then register in advance to attend the 2024 Annual Meeting. Follow the instructions from your bank, broker, or other nominee included with these proxy materials, or contact your bank, broker, or other nominee to request a legal proxy form. After obtaining a valid legal proxy from your bank, broker, or other nominee, to then register to attend the 2024 Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to EQ. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
Equiniti & Trust Company, LLC
Attn: Proxy Tabulation Department
55 Challenger Road 2nd floor
Ridgefield Park, New Jersey 07660
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 1, 2024.
Even if you plan to attend the virtual 2024 Annual Meeting, Envestnet recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the 2024 Annual Meeting.
HOW MAY MY BROKERAGE FIRM OR OTHER INTERMEDIARY VOTE MY SHARES IF I FAIL TO PROVIDE TIMELY DIRECTIONS?
If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker voting instruction card with no further instructions, your shares will be voted in the broker’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described under “How do I give voting instructions if I am a beneficial owner?,” your broker will have discretion to vote your shares on our sole routine matter, the
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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Absent direction from you, your broker will not have discretion to vote on the election of directors, advisory vote to approve executive compensation, approval of the Envestnet, Inc. 2024 Long-Term Incentive Plan and approval of an amendment to Envestnet’s Fifth Amended and Restated Certificate of Incorporation to allow for exculpation of certain officers as permitted pursuant to recent amendments to Delaware law, which are considered non-routine matters.
WHAT IS A BROKER NON-VOTE?
A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner as to how to vote.
Broker “non-votes” will be counted towards the presence of a quorum as long as the broker votes on at least one proposal but will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the 2024 Annual Meeting. Therefore, broker “non-votes” will have no direct effect on the outcome of any of the proposals.
WHERE CAN I FIND THE VOTING RESULTS?
We will report the voting results in a Form 8-K that we will file with the SEC within four business days after the 2024 Annual Meeting. You can find the Form 8-K at www.sec.gov or on our website at www.envestnet.com.
THE MEETING
WHY ARE WE HOLDING THE 2024 ANNUAL MEETING VIRTUALLY?
Our Board annually considers the appropriate format of our annual meeting of shareholders. Our Board believes that hosting a virtual annual meeting this year is in our best interest and the best interests of our shareholders. We believe that a virtual format provides greater accessibility and encourages attendance and participation by a broader group of shareholders, reduces the costs associated with an in-person meeting and supports the health and well-being of our directors, management, shareholders and the community. Shareholders will be able to submit questions during the meeting using online tools, providing the opportunity for meaningful engagement with the Company, regardless of location.
HOW CAN I ASK QUESTIONS AT THE VIRTUAL 2024 ANNUAL MEETING?
In order to submit a question at the virtual 2024 Annual Meeting, you will need your 11-digit control number and the meeting password envestnet2024 (case sensitive). If you are a shareholder of record, the control number can be found on your proxy card. If you are a beneficial owner and hold your shares in “street name,” you can obtain a control number from AST after you register to attend the 2024 Annual Meeting as described above under the heading “How do I attend and vote during the virtual 2024 Annual Meeting?”
You may log in 15 minutes before the start of the 2024 Annual Meeting and submit questions online. You will also be able to submit questions during the 2024 Annual Meeting. Questions may be submitted by selecting the messaging icon at the top of the screen and typing your message in the chat box once you are in the virtual 2024 Annual Meeting. Questions pertinent to meeting matters will be answered during our virtual 2024 Annual Meeting, subject to time constraints. A representative of the Company will read the question aloud prior to responding.
WHAT DO I DO IF I HAVE TECHNICAL PROBLEMS DURING THE VIRTUAL 2024 ANNUAL MEETING?
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call toll-free (800) 937-5449 or email helpast@equiniti.com.
WHAT VOTES NEED TO BE PRESENT TO HOLD THE 2024 ANNUAL MEETING?
To have a quorum for our 2024 Annual Meeting, the holders of a majority of our shares of common stock outstanding as of March 12, 2024 must be present in person or represented by proxy at the 2024 Annual Meeting.
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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
The electronic presence of a shareholder at the virtual 2024 Annual Meeting is considered a shareholder present “in person” for purposes of determining a quorum. Abstentions, votes withheld for director nominees and broker non-votes (when accompanied by broker votes with respect to at least one matter at the meeting) will be counted as present for the purpose of determining whether a quorum is present at the 2024 Annual Meeting.
WILL ENVESTNET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ATTEND THE 2024 ANNUAL MEETING?
Representatives of KPMG LLP will attend the virtual 2024 Annual Meeting and will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.
DO DIRECTORS ATTEND THE ANNUAL MEETING?
Directors are encouraged to attend all meetings of shareholders called by Envestnet. All of our directors who were members of our Board at the time of the 2024 Annual Meeting attended the 2023 Annual Meeting.
OTHER QUESTIONS
ARE PROXY MATERIALS AVAILABLE ON THE INTERNET?
Yes. Our proxy statement for the 2024 Annual Meeting, form of proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) are available at www.envestnet.com.
WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?
If you have any questions about how to attend the virtual 2024 Annual Meeting, please contact Shelly O’Brien, our Corporate Secretary, at (312) 827-2800 or at corpsecy@envestnet.com. If you have any questions about your ownership of Envestnet common stock, please contact Investor Relations at (312) 827-3940 or by email at investor.relations@envestnet.com.
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SECURITY OWNERSHIP
SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth, as of March 15, 2024, the beneficial ownership of our common stock by our current directors, our NEOs (as defined in “Executive Compensation—Compensation Discussion and Analysis”) and our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the common stock under the column “Shares Held.”
Name	Shares Held	Options Exercisable within 60 Days(1)	Total Beneficial Ownership	Beneficial Ownership Percentages
William Crager(2)(3)	323,140	22,985	346,125	*
Joshua Warren	13,731	—	13,731	*
Shelly O’Brien	47,804	8,931	56,735	*
Peter D’Arrigo	119,040	16,335	135,375	*
Luis Aguilar	23,161	1,745	24,906	*
Gayle Crowell(4)	20,927	1,745	22,672	*
James L. Fox	37,476	8,082	45,558	*
Wendy Lane	4,991	—	4,991	*
Valerie Mosley	15,533	—	15,533	*
Gregory Smith	31,166	8,038	39,204	*
Lauren Taylor Wolfe(5)	4,187,201	—	4,187,201	7.6%
Barbara Turner	7,168	—	7,168	*
All Directors and Executive Officers as a Group	4,831,338	67,861	4,899,199	8.9%

*
Denotes beneficial ownership of less than one percent. Beneficial ownership percentages are based on 55,073,878 shares of our common stock outstanding as of March 15, 2024.

(1)
Includes options vested and exercisable within 60 days of March 15, 2024.

(2)
Includes 100 shares indirectly held by Mr. Crager’s wife.

(3)
Includes 100,000 shares held as security in a margin account.

(4)
Includes 3,852 shares held by a trust in which Ms. Crowell is a trustee and beneficial owner.

(5)
Includes shares Ms. Taylor Wolfe may be deemed to exercise voting and investment power over in her capacity as Managing Member of Impactive Capital LLC, the general partner of Impactive Capital LP, a 7.6% shareholder of Envestnet. For the ownership information of Impactive Capital LP, please see the section herein entitled “—Security Ownership of Certain Beneficial Owners.”

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SECURITY OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of March 15, 2024, all persons we know to be direct or indirect owners of more than 5% of our common stock based on reports filed with the SEC by each of the firms listed in the table below.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class*
BlackRock Inc.(1) 55 East 52nd Street New York, NY 10055	7,750,163	14.1%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	6,015,454	10.9%
Impactive Capital LP(3) 152 West 57th Street, 17th Floor New York, NY 10019	4,187,201	7.6%

*
Beneficial ownership percentages are based on 55,073,878 shares of our common stock outstanding as of March 15, 2024.

(1)
Based on Schedule 13F-HR filed by BlackRock on February 13, 2024. BlackRock reported sole voting power with respect to 7,700,353 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 7,750,163 shares and shared dispositive power with respect to 0 shares.

(2)
Based on Amendment No. 10 to Schedule 13G filed by Vanguard on February 13, 2024. Vanguard reported sole voting power with respect to 0 shares, shared voting power with respect to 89,890 shares, sole dispositive power with respect to 5,875,949 shares and shared dispositive power with respect to 139,505 shares.

(3)
Based on a Form 4/A filed by Impactive Capital LP on March 15, 2024. Impactive Capital LP reported sole voting power with respect to 0 shares, shared voting power with respect to 4,187,201 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 4,187,201 shares. Lauren Taylor Wolfe, a Managing Member of Impactive Capital LLC, the general partner of Impactive Capital LP, currently serves as a director of Envestnet.

DELINQUENT SECTION 16(A) REPORTS
Our officers (as that term is defined under Section 16 of the Exchange Act), directors and 10% beneficial owners are subject to the reporting requirements of Section 16 of the Exchange Act. We believe that all such officers, directors and 10% beneficial owners complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2023.
84   ENVESTNET | PROXY STATEMENT

OTHER MATTERS FOR THE 2024 ANNUAL MEETING
We do not know of any matters which may be presented at the 2024 Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.
The Company has made available to you its 2023 Annual Report which you may access at www.envestnet.com. We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our 2023 Annual Report, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such report should be directed to Envestnet’s Corporate Secretary at 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania 19312.
By Order of the Board of Directors,
Shelly O’Brien
Corporate Secretary
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SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
SHAREHOLDER PROPOSALS FOR INCLUSION IN PROXY STATEMENT
Any proposal that a shareholder wishes to include in our proxy materials for the next annual meeting must be received at the following address no later than December 6, 2024 and otherwise comply with the requirements of the SEC to be eligible for inclusion in Envestnet’s 2024 annual meeting proxy statement and form of proxy: Corporate Secretary, Envestnet, Inc., 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania 19312.
OTHER PROPOSALS AND NOMINEES
To submit a shareholder proposal that is not eligible for inclusion in the proxy materials for our next annual meeting, or to make a nomination for one or more directors at the annual meeting, a shareholder must give timely notice of the proposal or nomination in writing to our Corporate Secretary at our principal executive offices and comply with the other requirements set forth in our by-laws. To be timely, notice must be delivered to the Corporate Secretary at the address noted above between December 6, 2024 and January 5, 2025; provided, however, that if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the shareholder’s notice by the close of business on the later of 90 days prior to the annual meeting and 10 days after the day we provide public disclosure of the meeting date.
The notice must set forth, as to each proposed matter, the information required by Section 4.1 (for shareholder proposals) or Section 5.2 (for director nominations) of our by-laws which includes the following: (a) for shareholder proposals, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our by-laws, the language of the proposed amendment), and reasons for conducting such business at the meeting or, for director nominations, certain biographical and background information about each nominee; (b) the name and record address of the shareholder proposing such business or director nominee and the beneficial owner, if any, on whose behalf the proposal or nomination is made; (c) the number of shares of our common stock that are owned beneficially and of record by the shareholder and beneficial owner; (d) for shareholder proposals, any material interest of the shareholder in such business or, for director nominations, a description of all arrangements or understandings between such shareholder and each person the shareholder proposes for election or re-election as a director; and (e) any other information that is required to be provided by such shareholder pursuant to the Exchange Act or applicable SEC rules.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders that intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2025. If the date of the annual meeting of shareholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after we first publicly announce the date of the meeting.
The presiding officer of the meeting will not acknowledge any proposal or nomination not made in compliance with the foregoing procedures.
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APPENDIX A
DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
In addition to reporting results in conformity with accounting principles generally accepted in the United States (“GAAP”), we also disclose certain non-GAAP financial measures to enhance the understanding of our operating performance. We believe these non-GAAP financial measures are useful supplemental metrics that provide greater transparency into our results of operations and can assist both management and investors in understanding and assessing the operational performance of our business on a consistent basis, as it removes the impact of non-cash or non-recurring items from operating results and provides an additional tool to compare our results with other companies in the industry, many of which present similar non-GAAP financial measures. Those measures include “adjusted revenue,” “adjusted EBITDA,” “adjusted net income” and “Adjusted EPS.”
“Adjusted revenue” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 “Business Combinations” whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenue has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.
“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, goodwill impairment, non-cash compensation expense, restructuring charges and transaction costs, severance expense, accretion on contingent consideration and purchase liability, fair market value adjustment to contingent consideration liability, fair market value adjustment on investment in private company, litigation, regulatory and other governance related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest.
“Adjusted net income” represents net income (loss) before income tax provision (benefit), deferred revenue fair value adjustment, non-cash interest expense, cash interest on our Convertible Notes, goodwill impairment, non-cash compensation expense, restructuring charges and transaction costs, severance expense, amortization of acquired intangibles, accretion on contingent consideration and purchase liability, fair market value adjustment to contingent consideration liability, fair market value adjustment to investment in private company, litigation, regulatory and other governance related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments, and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.
“Adjusted EPS” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. For purposes of the Adjusted EPS calculation, we assume all potential shares to be issued in connection with our Convertible Notes are dilutive.
Our Board and management use these non-GAAP financial measures:
■
As measures of operating performance;

■
For planning purposes, including the preparation of annual budgets;

■
To allocate resources to enhance the financial performance of our business;

■
To evaluate the effectiveness of our business strategies; and

■
In communications with our Board concerning our financial performance.

ENVESTNET | PROXY STATEMENT   87

Our Compensation Committee, Board and our management may also consider adjusted EBITDA, among other factors, when determining management’s incentive compensation.
We also present adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS as supplemental performance measures because we believe that they provide our Board, management and investors with additional information to assess our performance. Adjusted revenue provide comparisons from period to period by excluding the effect of purchase accounting on the fair value of acquired deferred revenue. Adjusted EBITDA provides comparisons from period to period by excluding potential differences caused by changes in interest expense and interest income that are influenced by capital structure decisions and capital market conditions, income tax provision (benefit), variations in the age and book depreciation of fixed assets affecting relative depreciation expense and amortization of internally developed software, amortization of acquired intangible assets, restructuring charges and transaction costs, severance expense, accretion on contingent consideration and purchase liability, fair market value adjustment to contingent consideration liability, fair market value adjustment to investment in private company, litigation, regulatory and other governance related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments, and (income) loss attributable to non-controlling interest. Our management also believes it is useful to exclude non-cash compensation expense from adjusted EBITDA and adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time.
We believe adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS are useful to investors in evaluating our operating performance because securities analysts use adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS as supplemental measures to evaluate the overall performance of companies, and we anticipate that our investors and analyst presentations will include adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS.
Adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our profitability or liquidity.
We understand that, although adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS are frequently used by securities analysts and others in their evaluation of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for an analysis of our results as reported under GAAP. In particular you should consider:
■
Adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

■
Adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS do not reflect changes in, or cash requirements for, our working capital needs;

■
Adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS do not reflect non-cash components of employee compensation;

■
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA, adjusted net income and adjusted EPS do not reflect any cash requirements for such replacements;

■
Due to either net losses before income tax expense or the use of federal and state net operating loss carryforwards, we paid net cash of $15.9, $12.1 million and $7.9 million for the years ended December 31, 2023, 2022 and 2021, respectively. In the event that we generate taxable income and our existing net operating loss carryforwards for federal and state income taxes have been fully utilized or have expired, income tax payments will be higher; and

■
Other companies in our industry may calculate adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS differently than we do, limiting their usefulness as a comparative measure.

Management compensates for the inherent limitations associated with using adjusted revenue, adjusted EBITDA, adjusted net income and adjusted EPS through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of adjusted revenue to revenue, the most directly
88   ENVESTNET | PROXY STATEMENT

comparable GAAP measure, and adjusted EBITDA, adjusted net income and adjusted EPS to net income (loss) and net income (loss) per share, the most directly comparable GAAP measures. Further, our management also reviews GAAP measures and evaluates individual measures that are not included in some or all of our non-GAAP financial measures, such as our level of capital expenditures and interest income, among other measures.
The following table sets forth a reconciliation of total revenue to adjusted revenue:
	Year ended December 31,
(in millions)	2023	2022	2021
Total revenue	$1,245.6	$1,239.8	$1,186.5
Deferred revenue fair value adjustment	0.1	0.2	0.3
Adjusted revenue	$1,245.7	$1,240.0	$1,186.8
Note: Numbers may not sum due to rounding.
The following table sets forth a reconciliation of net income (loss) to adjusted EBITDA:
	Year ended December 31,
(in millions)	2023	2022	2021
Net income (loss)	$(245.8)	$(85.5)	$12.7
Add (deduct):
Deferred revenue fair value adjustment	0.1	0.2	0.3
Interest income	(6.3)	(4.2)	(0.8)
Interest expense	25.1	16.8	16.9
Income tax provision	12.8	7.1	7.7
Depreciation and amortization	130.3	125.8	117.8
Goodwill impairment	191.8	—	—
Non-cash compensation expense	71.0	80.3	68.0
Restructuring charges and transaction costs	16.3	35.1	18.5
Severance expense	35.4	30.1	11.3
Litigation, regulatory and other governance related expenses	7.0	6.1	7.6
Foreign currency	0.4	1.4	—
Non-income tax expense adjustment	(0.4)	0.8	(1.3)
Accretion on contingent consideration and purchase liability	—	—	0.7
Fair market value adjustment to contingent consideration liability	—	—	(1.1)
Fair market value adjustment on investment in private company	(0.8)	(0.4)	(0.8)
Gain on settlement of liability	—	—	(1.2)
Gain on insurance reimbursement	—	—	(1.0)
Dilution gain on equity method investee share issuance	(0.5)	(9.5)	—
Loss allocations from equity method investments	10.6	8.9	7.1
(Income) loss attributable to non-controlling interest	3.9	2.3	(0.7)
Adjusted EBITDA	$250.9	$215.4	$261.7
Note: Numbers may not sum due to rounding.
ENVESTNET | PROXY STATEMENT   89

The following table sets forth a reconciliation of net income (loss) to adjusted net income and adjusted EPS:
	Year ended December 31,
(in millions, except share and per share amounts)	2023	2022	2021
Net income (loss)	$(245.8)	$(85.5)	$12.7
Income tax provision	12.8	7.1	7.7
Income (loss) before income tax provision (benefit)	(233.0)	(78.4)	20.4
Add (deduct):
Deferred revenue fair value adjustment	0.1	0.2	0.3
Non-cash interest expense	5.7	4.7	5.7
Cash interest – convertible notes	17.8	10.9	9.9
Amortization of acquired intangibles	62.9	71.9	68.6
Goodwill impairment	191.8	—	—
Non-cash compensation expense	71.0	80.3	68.0
Restructuring changes and transaction costs	16.3	35.1	18.5
Severance expense	35.4	30.1	11.3
Litigation, regulatory and other governance related expenses	7.0	6.1	7.6
Foreign currency	0.4	1.4	—
Non-income tax expense adjustment	(0.4)	0.8	(1.3)
Accretion on contingent consideration and purchase liability	—	—	0.7
Fair market value adjustment to contingent consideration liability	—	—	(1.1)
Fair market value adjustment to investment in private company	(0.8)	(0.4)	(0.8)
Gain on settlement of liability	—	—	(1.2)
Gain on insurance reimbursement	—	—	(1.0)
Dilution gain on equity method investee share issuance	(0.5)	(9.5)	—
Loss allocations from equity method investments	10.6	8.9	7.1
(Income) loss attributable to non-controlling interest	3.9	2.3	(0.7)
Adjusted net income before income tax effect	188.2	164.4	212.1
Income tax effect	(48.0)	(41.9)	(54.1)
Adjusted net income	$140.2	$122.5	$158.0
Diluted number of weighted-average shares outstanding	66,002,900	65,793,448	65,282,645
Adjusted EPS	$2.12	$1.86	$2.42
Note: Numbers may not sum due to rounding.
90   ENVESTNET | PROXY STATEMENT

EXHIBIT A
ENVESTNET, INC.
2024 LONG-TERM INCENTIVE PLAN
GENERAL
1.1   Purpose.   Envestnet, Inc., a Delaware corporation (the “Company”), has established the Plan to:
(a)
attract and retain key employees and other persons providing services to the Company and the Related Companies;

(b)
motivate Participants by means of appropriate incentives to achieve long-range goals;

(c)
provide incentive compensation opportunities that are competitive with those of other similar corporations; and

(d)
further align Participants’ interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock,

and thereby to promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.
1.2   Defined Terms.   The meaning of capitalized terms used in the Plan are set forth in Section 7.
1.3   Participation.   For purposes of the Plan, a “Participant” is any Eligible Individual to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.
SECTION 2
OPTIONS
2.1   Definitions.
(a)
The grant of an “Option” under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price fixed by the Committee at the time the Option is granted. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. Options granted to Participants who are not employees of the Company and its Subsidiaries shall be Non-Qualified Stock Options. To the extent that an Option that is intended to constitute an Incentive Stock Option does not satisfy the requirements of section 422 of the Code, such Option shall be treated as a Non-Qualified Stock Option.

(b)
A grant of a “stock appreciation right” or “SAR” entitles the Participant to receive, in cash or shares of Stock (as determined in accordance with the terms of the Plan) value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) the Exercise Price established by the Committee at the time of grant.

(c)
An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement.) If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such grant.

ENVESTNET | PROXY STATEMENT   91

2.2   Eligibility.   The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. No right to receive dividends or dividend equivalents (current or deferred) with respect to any Option or SAR shall be granted under the Plan.
2.3   Exercise Price.   The “Exercise Price” of an Option or SAR shall be established by the Committee at the time the Option or SAR is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock on such date (or, if greater, the par value of a share of Stock on such date).
2.4   Exercise/Vesting.   Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:
(a)
The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Stock ownership objectives by the Participant.

(b)
No Option or SAR may be exercised by a Participant after the Expiration Date applicable to that Option or SAR.

2.5   Payment of Exercise Price.   The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:
(a)
Subject to the following provisions of this subsection 2.5, the full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise through the use of cash equivalents, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares of Stock so purchased shall be delivered to the person entitled thereto.

(b)
Subject to applicable law, the Exercise Price shall be payable in cash or cash equivalents, by tendering, by actual delivery or by attestation, shares of Stock (including shares of Stock that would otherwise be distributable upon the exercise of the Option) valued at Fair Market Value as of the day of exercise or by a combination thereof, as approved by the Committee.

(c)
Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.6   Post-Exercise Limitations.   The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.
2.7   No Repricing.   Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current Fair Market Value of a share. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.
2.8   Tandem Grants of Options and SARs.   An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option right with respect to such share.
92   ENVESTNET | PROXY STATEMENT

2.9   Expiration Date.   The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless determined otherwise by the Committee at the time of grant, the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of:
(a)
the ten-year anniversary of the date on which the Option or SAR is granted;

(b)
if the Participant’s Termination Date occurs by reason of death or Disability, the six-month year anniversary of such Termination Date;

(c)
if the Participant’s Termination Date occurs for reasons of Cause, such Termination Date; and

(d)
if the Participant’s Termination Date occurs for reasons other than death, Disability or Cause, the three-month anniversary of such Termination Date.

In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted. Any Option or SAR that is not vested on the Participant’s Termination Date shall be forfeited and shall not thereafter be exercisable.
SECTION 3
FULL VALUE AWARDS AND CASH INCENTIVE AWARDS
3.1   Definitions.
(a)
A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(i)
The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(ii)
The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(iii)
The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

(iv)
The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled.

(b)
A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

SECTION 4
OPERATION AND ADMINISTRATION
4.1   Effective Date.   The Plan was adopted by the Board on March 14, 2024 to be effective with respect to Awards granted after such approval, contingent on shareholder approval of the Plan by the Company’s shareholders at the 2024 annual meeting. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, Awards which are to use shares of Stock reserved under the Plan that are contingent on the approval by the Company’s shareholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year
ENVESTNET | PROXY STATEMENT   93

anniversary of May 8, 2024 (the “Effective Date”), which is the date on which the shareholders approved the Plan. The Plan is intended to replace the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended, (the “Prior Plan”). The Prior Plan was originally adopted and approved by shareholders effective as of the initial public offering of Stock of the Company on July 28, 2010 and was subsequently amended and approved by the shareholders. On and after the approval of the Plan by shareholders, no additional grants will be made pursuant to the Prior Plan.
4.2   Stock and Other Amounts Subject to the Plan.   The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:
(a)
The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)
Subject to the provisions of subsection 4.3, the number of shares of Stock which may be issued with respect to Awards under the Plan shall be equal to (i) [5,100,000] shares of Stock; and (ii) any shares of Stock that are represented by awards granted under the Prior Plan that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan. Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a merger, acquisition or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.

(c)
Shares of Stock with respect to an Award will be treated as delivered for purposes of the determination under paragraph (b) above subject to the following:

(i)
To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)
Subject to the provisions of paragraph (i) above, the total number of shares covered by an Award will be treated as delivered for purposes of paragraph (b) above to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if shares covered by an Award are withheld or tendered to satisfy the applicable tax withholding obligation, the number of shares held back by the Company or tendered by the Participant to satisfy such withholding obligation shall be considered to have been delivered; (B) if the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation (including shares of Stock that would otherwise be distributable upon the exercise of the Option)), the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (C) if shares of Stock are withheld in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered.

(d)
Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e)
To the extent provided by the Committee, any Award may be settled in cash rather than in shares.

(f)
Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan shall be [5,100,000]; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

(g)
The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares. For purposes of this subsection 4.2(g), if an Option is in tandem with an SAR, such that the exercise

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of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this subsection 4.2(g).
(h)
The maximum number of shares that may be covered by Awards granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 25,000 shares. The maximum number of shares that may be covered by Full Value Awards granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one calendar-year period shall be 25,000 shares.

(i)
For Full Value Awards, no more than 500,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting).

(j)
Notwithstanding any other provision of the Plan to the contrary, Options, SARs and Full Value Awards granted under the Plan shall become fully vested no earlier than the third anniversary of the date the Award is granted (excluding, for this purpose, (i) any Shares delivered in lieu of fully-vested Cash Incentive Awards and (ii) Awards to non-employee members of the Board that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant Options, SARs and Full Value Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to subsection 4.2(b) (subject to adjustment under Section 4.3); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for pro-rated vesting over the course of such three-year period (provided that no portion of such pro-rated Option, SAR or Full Value Award shall become vested prior to the first anniversary of the date on which it is granted) and to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

4.3   Adjustments to Shares.   In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.2); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Stock subject to the Option or SAR at the time of the transaction over the exercise price).
4.4   Change in Control.
(a)
In the event that (a) a Participant’s employment or service, as applicable, is terminated by the Company or the successor to the Company (or a Related Company which is his or her employer) for reasons other than Cause within 24 months following a Change in Control, or (b) the Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options, SARs and related Awards which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested. If a Participant’s right to become vested in an Award following a Change in Control as described in the prior sentence is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures), the Committee may make such determination either based on the

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determination of the satisfaction of the applicable performance goal based on actual performance through the date of such Change in Control or based on assumed performance at the target level through the date of such Change in Control.
(b)
If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 4.3, and immediately following the Change in Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change in Control) or a board member (if the Participant was an Outside Director immediately prior to the Change in Control) of the entity into which the Company merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this subsection 4.4(b) until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

4.5   Limit on Distribution.   Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)
In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)
To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares of Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

4.6   Liability for Cash Payments.   Subject to the provisions of this Section 4, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.
4.7   Withholding.   All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, that the amount withheld in the form of previously-owned shares of Stock that have been held by the Participant or shares of Stock to which the Participant is entitled under the Plan may not exceed the maximum individual tax rate for the Participant in applicable jurisdictions for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant.
4.8   Transferability.   Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 4.8, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.
4.9   Notices.   Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the
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Related Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
4.10   Form and Time of Elections.   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
4.11   Agreement With the Company or Related Company.   At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or the Related Company, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.
4.12   Limitation of Implied Rights.
(a)
Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)
The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

4.13   Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
4.14   Action by the Company or Related Company.   Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, as applicable, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.
4.15   Gender and Number.   Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
4.16   Applicable Law.   The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.
4.17   Foreign Employees.   Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees.
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SECTION 5
COMMITTEE
5.1   Administration.   The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the “Committee”) unless otherwise provided by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
5.2   Selection of Committee.   So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Directors, the Committee shall be the Board.
5.3   Powers of Committee.   The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:
(a)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)
Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d)
Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.
5.4   Delegation by Committee.   Except to the extent prohibited by applicable law or the rules of any stock exchange or NASDAQ (if appropriate), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
5.5   Information to be Furnished to Committee.   The Company and the Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and the Related Companies as to an employee’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons
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entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.
5.6   Liability and Indemnification of Committee.   No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.
SECTION 6
AMENDMENT AND TERMINATION
The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 4.3 shall not be subject to the foregoing limitations of this Section 6; and further provided that the provisions of subsection 2.7 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company’s stockholders. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A.
SECTION 7
DEFINED TERMS
(a)
“Agreement” has the meaning set forth in subsection 4.11.

(b)
“Approval Date” means the date on which the Plan is approved by the Company’s stockholders.

(c)
“Award” means any award described in Section 2 or 3 of the Plan.

(d)
“Beneficiary” means the person or persons the Participant designates to receive the balance of his or her benefits under the Plan in the event the Participant’s Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Participant and filed with the Committee prior to the Participant’s death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance of the Participant’s benefits under the Plan shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant’s estate.

(e)
“Board” means the Board of Directors of the Company.

(f)
“Cause” shall mean, in the reasonable judgment of the Committee (i) the willful and continued failure by the Participant to substantially perform his duties with the Company or any Related Company (other than any such failure resulting from the Participant’s Disability), (ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Company or any Related Company, monetarily or otherwise, (iii) the engaging by the Participant in egregious misconduct involving moral turpitude to the extent that the Participant’s credibility and reputation no longer conform to the standard for employees, directors or service providers, as applicable, of the Company and Related Companies, or (iv) the

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Participant is convicted of a felony. For purposes hereof, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of the Company or Related Company.
(g)
“Change in Control” means the first to occur of any of the following:

(i)
the purchase or other acquisition by any person, entity or group of persons (within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(ii)
the consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(iii)
a liquidation or dissolution of the Company or the sale of substantially all of the Company’s assets; or

(iv)
at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

(h)
“Code” means the Internal Revenue Code of 1986, as amended.

(i)
“Committee” has the meaning set forth in subsection 5.1

(j)
“Disability” means, except as otherwise provided by the Committee, the Participant’s inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(k)
“Eligible Individual” means any employee or director of, or other service provider to, the Company or a Related Company, including any member of the Board who is not an employee of the Company or a Related Company.

(l)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)
“Expiration Date” has the meaning set forth in subsection 2.10.

(n)
“Fair Market Value” of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(i)
If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)
If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing price of a share on such date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.

(iii)
If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith by reasonable application of a reasonable valuation method.

100   ENVESTNET | PROXY STATEMENT

(iv)
For purposes of determining the Fair Market Value of Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Stock is sold.

(o)
“Full Value Award” has the meaning set forth in Section 3.1

(p)
“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422 of the Code.

(q)
“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(r)
“Option” has the meaning set forth in subsection 2.1(a).

(s)
“Outside Director” means a director of the Company who is not an officer or employee of the Company or the Related Companies.

(t)
“Participant” shall have the meaning set forth in subsection 1.3.

(u)
“Related Company” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

(v)
“SAR” or “Stock Appreciation Right” has the meaning set forth in subsection 2.1(b).

(w)
“Stock” means share of common stock, $0.005 par value, of the Company.

(x)
“Subsidiary” means a subsidiary corporation within the meaning of section 424(f) of the Code.

(y)
“Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date.

SECTION 8
Notwithstanding any other provision of the Plan to the contrary, to the extent that any Award under the Plan (or any payment or benefit under any Award) is subject to section 409A of the Code, the following shall apply unless otherwise provided in an Award Agreement:
(a)
if any payment or benefit under such Award is to be paid on account of the Participant’s Termination Date (or other separation from service or termination of employment) and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s separation from service; and

(b)
the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

All Awards under the Plan which are subject to section 409A of the Code are intended to comply with section 409A of the Code and will be interpreted and administered accordingly.
ENVESTNET | PROXY STATEMENT   101

ANNUAL MEETING OF SHAREHOLDERS OFENVESTNET, INC.May 8, 2024INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in theUnited States or 1-718-921-8500 from foreign countries from any touch- tone telephone and follow the instructions. Have your proxy card avail- able when you call.Vote online or by phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.IN PERSON - The Annual Meeting will be a virtual-only meeting. You may vote your shares at https://web.lumiagm.com/241143720 during the Annual Meeting using the control number and password. The password for this meeting is envestnet2023 (case sensitive).GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.20330403000000000000 5061523 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE IN PROPOSAL 1,“FOR” EACH OF PROPOSALS 2 AND 4, AND “1 YEAR” ON PROPOSAL 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. The election as director of the nominees listed below (except as markedto the contrary below):NOMINEES: O Luis AguilarO Gayle CrowellO James FoxFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: 2. The approval, on an advisory basis, of 2022 executive compensation. FOR AGAINST ABSTAIN3. The approval, on an advisory basis, on the frequency ofthe advisory vote on executive compensation.1 YEAR YEARS 3 YEARS ABSTAIN4. The ratification of KPMG LLP as the independent registeredpublic accounting firm for the fiscal year ending December 31,2023.FOR AGAINST ABSTAIN To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. Signature of Shareholder Date: Signature of Shareholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OFENVESTNET, INC.May 8, 2024 GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:The Notice of Meeting, proxy statement and proxy card are available at www.envestnet.comPlease sign, date and mail your proxy card in the envelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided.20330403000000000000 5061523 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE IN PROPOSAL 1,“FOR” EACH OF PROPOSALS 2 AND 4, AND “1 YEAR” ON PROPOSAL 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE1. The election as director of the nominees listed below (except as markedto the contrary below):NOMINEES: O Luis AguilarO Gayle CrowellO James Fox2. The approval, on an advisory basis, of 2022 executive compensation.3. The approval, on an advisory basis, on the frequency ofthe advisory vote on executive compensation.4. The ratification of KPMG LLP as the independent registeredpublic accounting firm for the fiscal year ending December 31,2023.FOR AGAINST ABSTAIN1 YEAR 2 YEARS 3 YEARS ABSTAIN FOR AGAINST ABSTAIN FOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: Signature of Shareholder Date: Signature of Shareholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENVESTNET, INC.2024 Annual Meeting of ShareholdersThe Annual Meeting of Shareholders of Envestnet, Inc. will be held on Thursday, June 15, 2023 at 9:00 a.m. Eastern Time virtually via the internet at https://web.lumiagm.com/241143720. The password for this meeting is envestnet2023 (case sensitive).You may log in beginning at 8:45 a.m. Eastern Time and the meeting will start promptly at 9:00 a.m. Eastern Time. The meeting is expected to last about 30 minutes.0ENVESTNET, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (the “Board”) OF ENVESTNET, INC.The undersigned shareholder(s) of Envestnet, Inc. (the "Company") hereby appoints William Crager or Peter D'Arrigo, or either of them (the “Proxies”), with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, to vote all shares of common stock of the Company that the undersigned has the power to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 15, 2023 at 9:00 a.m., Eastern Time, virtually via the internet at https://web.lumiagm.com/241143720, (case sensitive password is envestnet2023), and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.This proxy, when properly executed and delivered, will be voted in the manner directed on the reverse side. If no direction is made, the shares will be voted in accordance with the recommendation of the Board of Directors, as indicated on the reverse side, and in the judgment and discretion of the Proxies with respect to any other matters that may properly come before the Annual Meeting.I hereby vote my shares of Envestnet, Inc. common stock as specified on the reverse side of this card. 1.1 (Continued and to be signed on the reverse side) 14475